Exhibit 10.50

LIMITED LIABILITY COMPANY AGREEMENT

OF

MOBILE INFRA OPERATING COMPANY, LLC

a Delaware limited liability company

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

Dated as of August 25, 2023

i

LIMITED LIABILITY COMPANY AGREEMENT

OF MOBILE INFRA OPERATING COMPANY, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT OF MOBILE INFRA OPERATING COMPANY, LLC, dated as of August 25, 2023, is made and entered into by and among the undersigned.

WHEREAS, Mobile Infra Operating Partnership, L.P., a Maryland limited partnership (the “Partnership”), initially was formed pursuant to and in accordance with the Delaware Revised Uniform Limited Partnership Act by the filing of a Certificate of Limited Partnership with the SOS (as defined herein) on June 8, 2015 (the “Formation Date”);

WHEREAS, the Partnership was converted from a Delaware limited partnership to a Maryland limited partnership by the filing of a Certificate of Limited Partnership of the Partnership and Articles of Conversion with the Maryland State Department of Assessments and Taxation (the “SDAT”) on August 26, 2021 (the “Maryland Conversion”);

WHEREAS, the Partnership was converted from a Maryland limited partnership to a Delaware limited liability company by the filing of Articles of Conversion with the SDAT and a Certificate of Formation of the Company and a Certificate of Conversion with the SOS (as defined below) on August 25, 2023 (the “Delaware Conversion”);

WHEREAS, the Parties intend that each of the Maryland Conversion and the Delaware Conversion be treated as a partnership-to-partnership conversion under Revenue Ruling 95-37, 1995-1 C.B. 130, subject to the principles of Revenue Ruling 84-52, 1984-1 C.B. 157; and

WHEREAS, the undersigned Persons desire to enter into this Agreement to provide for the operation of the Company and the relations of its Members.

NOW, THEREFORE, BE IT RESOLVED, that, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article 1

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Act” means the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.), as it may be amended from time to time, and any successor to such statute.

“Actions” has the meaning set forth in Section 7.7 hereof.

“Additional Funds” has the meaning set forth in Section 4.3.A hereof.

“Additional Member” means a Person who is admitted to the Company as a member pursuant to the Act and Section 4.2 and Section 12.2 hereof and who is shown as such on the books and records of the Company.

“Adjusted Capital Account” means, with respect to any Member, the balance in such Member’s Capital Account as of the end of the relevant Fiscal Year or other applicable period, after giving effect to the following adjustments:

(i) increase such Capital Account by any amounts that such Member is obligated to restore pursuant to this Agreement upon liquidation of such Member’s Interest or that such Person is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) decrease such Capital Account by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account as of the end of the relevant Fiscal Year or other applicable period.

“Adjusted Net Income” means for each Fiscal Year or other applicable period, an amount equal to the Company’s Net Income or Net Loss for such year or other period (other than any Net Income or Net Loss or items thereof allocated with respect to such year or other period prior to the allocation of Adjusted Net Income), computed without regard to the items set forth below; provided, that if the Adjusted Net Income for such year or other period is a negative number (i.e., a net loss), then the Adjusted Net Income for that year or other period shall be treated as if it were zero:

(i) Depreciation; and

(ii) Net gain or loss realized in connection with the actual or hypothetical sale of any or all of the assets of the Company, including but not limited to net gain or loss treated as realized in connection with an adjustment to the Gross Asset Value of the Company’s assets as set forth in the definition of “Gross Asset Value.”

“Adjustment Event” has the meaning set forth in Section 19.3 hereof.

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(i) MIC (a) declares or pays a dividend on its outstanding Shares wholly or partly in Shares or makes a distribution to all holders of its outstanding Shares wholly or partly in Shares, (b) splits or subdivides its outstanding Shares or (c) effects a reverse stock split or otherwise combines its outstanding Shares into a smaller number of Shares, the

Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (1) the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (2) the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii) MIC distributes any rights, options or warrants to all holders of its Shares to subscribe for or to purchase or to otherwise acquire Shares, or other securities or rights convertible into, exchangeable for or exercisable for Shares (other than Shares issuable pursuant to a Qualified DRIP / COPP), at a price per share less than the Value of a Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction (1) the numerator of which is the maximum number of Shares purchasable under such Distributed Rights times the minimum purchase price per Share under such Distributed Rights and (2) the denominator of which is the Value of a Share as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights (or, if applicable, the later time that the Distributed Rights become exercisable), to reflect a reduced maximum number of Shares or any change in the minimum purchase price for the purposes of the above fraction; and

(iii) MIC shall, by dividend or otherwise, distribute to all holders of its Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) or (ii) above), which evidences of indebtedness or assets relate to assets not received by MIC pursuant to a pro rata distribution by the Company, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business as of the applicable record date by a fraction (a) the numerator of which shall be such Value of a Share as of the record date and (b) the denominator of which shall be the Value of a Share as of the record date less the then fair market value (as determined by MIC, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one Share.

Notwithstanding the foregoing, no adjustments to the Adjustment Factor will be made for any class or series of Interests to the extent that the Company makes or effects any correlative distribution or payment to all of the Members holding Interests of such class or series, or effects any correlative split or reverse split in respect of the Interests of such class or series. Any adjustments to the Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event. For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit A attached hereto.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Limited Liability Company Agreement of Mobile Infra Operating Company, LLC, as now or hereafter amended, restated, modified, supplemented or replaced.

“Applicable Percentage” means the proportion of a Tendering Party’s Tendered Common Units that will be acquired by MIC for Shares in accordance with Section 15.1 to the Tendering Party’s Tendered Common Units.

“Approval Right Termination Date” means the first date on which the Specified Members and any of their Affiliates (whether or not such Affiliates are or become Members pursuant to this Agreement) own less than 9.8% of the aggregate number of Shares and Common Units acquired by the initial Specified Member and its Affiliates on August 26, 2021, pursuant to that certain Equity Purchase and Contribution Agreement, dated as of January 8, 2021, by and among Mobile Infrastructure Corporation, the Company, the initial Specified Member, and certain other persons.

“Assignee” means a Person to whom an Interest has been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Member, and who has the rights set forth in Section 11.5 hereof.

“Assumed Tax Rate” has the meaning set forth in Section 5.3 hereof.

“Available Cash” means, with respect to any period for which such calculation is being made,

(i) the sum, without duplication, of:

(1) the Company’s Net Income or Net Loss (as the case may be) for such period,

(2) Depreciation and all other noncash charges to the extent deducted in determining Net Income or Net Loss for such period,

(3) the amount of any reduction in reserves of the Company referred to in clause (ii)(6) below (including, without limitation, reductions resulting because the Board determines such amounts are no longer necessary),

(4) the excess, if any, of the net cash proceeds from the sale, exchange, disposition, financing or refinancing of Company property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition, financing or refinancing during such period (excluding Terminating Capital Transactions), and

(5) all other cash received (including amounts previously accrued as Net Income and amounts of deferred income) or any net amounts borrowed by the Company for such period that was not included in determining Net Income or Net Loss for such period.

(ii) less the sum, without duplication, of:

(1) all principal debt payments made during such period by the Company,

(2) capital expenditures made by the Company during such period,

(3) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(1) or clause (ii)(2) above,

(4) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period (including amounts paid in respect of expenses previously accrued),

(5) any amount included in determining Net Income or Net Loss for such period that was not received by the Company during such period,

(6) the amount of any increase in reserves (including, without limitation, working capital reserves) established during such period that the Board determines are necessary or appropriate in its sole and absolute discretion,

(7) any amount distributed or paid in redemption of any Interest or Units, including, without limitation, any Cash Amount paid, and

(8) the amount of any working capital accounts and other cash or similar balances that the Board determines to be necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include (a) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Company or (b) any Capital Contributions, whenever received or any payments, expenditures or investments made with such Capital Contributions.

“Bipartisan Budget Act” means the Bipartisan Budget Act of 2015 (P.L. 114-74).

“Board” has the meaning set forth in Section 7.1 hereof.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, New York or Cincinnati, Ohio are authorized by law to close.

“Capital Account” means, with respect to any Member, the capital account maintained by or at the direction of the Board for such Member on the Company’s books and records in accordance with the following provisions:

(i) To each Member’s Capital Account, there shall be added such Member’s Capital Contributions, such Member’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.2.E, 6.2.F, 6.2.G, 6.2.H and 6.2.I or Section 6.3 hereof, and the amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.

(ii) From each Member’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any Company property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant Section 6.2.E, 6.2.F, 6.2.G, 6.2.H and 6.2.I or Section 6.3 hereof, and the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company (except to the extent already reflected in the amount of such Member’s Capital Contribution).

(iii) In the event any interest in the Company is Transferred in accordance with the terms of this Agreement (which Transfer does not result in the termination of the Company for U.S. federal income tax purposes), the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

(iv) In determining the amount of any liability for purposes of subsections (i) and (ii) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(v) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations promulgated under Code Section 704, and shall be interpreted and applied in a manner consistent with such Regulations. If the Board shall determine that it is necessary or appropriate to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the Board may make such modification, provided that such modification is not likely to have any material effect on the amounts distributable to any Member pursuant to Article 13 hereof upon the dissolution of the Company. The Board may, in its sole discretion, (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (b) make any modifications that are necessary or appropriate in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

“Capital Account Limitation” means (x) the Economic Capital Account Balance of such Member, to the extent attributable to his or her ownership of LTIP Units or Performance Units, as applicable, divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Contributed Property that such Member contributes or is deemed to contribute to the Company pursuant to Article 4 hereof.

“Capital Share” means a share of any class or series of stock of MIC now or hereafter authorized other than a Share.

“Cash Amount” means an amount of cash equal to the product of (i) the Value of a Share and (ii) the Shares Amount determined as of the applicable Valuation Date.

“Certificate” means the Certificate of Formation of the Company filed with the SOS, as amended from time to time in accordance with the terms hereof and the Act.

“Charity” means an entity described in Code Section 501(c)(3) or any trust all the beneficiaries of which are such entities.

“Charter” means the charter of MIC, within the meaning of Section 1-101(f) of the Maryland General Corporation Law.

“Class A Unit” has the meaning set forth in Section 21.1 hereof.

“Class A Unit Agreement” means the written agreement between the Company and a recipient of Class A Units evidencing the terms and conditions of such Class A Units.

“Closing Price” has the meaning set forth in the definition of “Value.”

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Equivalent Unit” means a Common Unit, an LTIP Unit, a Performance Unit or any other unit or fractional, undivided share of the Interests that the Board has authorized pursuant to Section 4.1, Section 4.2 or Section 4.3 hereof that is neither a Preferred Unit nor any other Unit that is specified in a Unit Designation as being other than a Common Equivalent Unit.

“Common Member” means any Member that is a Holder of Common Units, including any Substituted Common Member, in its capacity as such.

“Common Stock” means the Shares classified as common stock, $0.0001 par value per share, in the Charter.

“Common Unit” means a fractional, undivided share of the Interests of all Members issued pursuant to Sections 4.1 and 4.2 hereof, but does not include any Preferred Unit, LTIP Unit, Performance Unit, Class A Unit or any other Unit specified in a Unit Designation as being other than a Common Unit.

“Common Unit Economic Balance” means (i) the Capital Account balance of MIC, plus the amount of MIC’s share of any Member Minimum Gain or Company Minimum Gain, in either case to the extent attributable to MIC’s ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.2.F hereof, divided by (ii) the number of MIC’s Common Units.

“Common Unit Notice of Redemption” means the Common Unit Notice of Redemption substantially in the form of Exhibit B attached to this Agreement.

“Company” means the limited liability company formed and continued under the Act and pursuant to this Agreement, and any successor thereto.

“Company Employee” means an employee or other service provider of the Company or an employee of a Subsidiary of the Company, if any, acting in such capacity.

“Company Equivalent Units” shall have the meaning set forth in Section 4.7.A hereof.

“Company Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Company Vote” has the meaning set forth in Section 11.2.E hereof.

“Compensatory Units” has the meaning set forth in Section 4.2.B.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Member given in accordance with Article 14 hereof. The terms “Consented” and “Consenting” have correlative meanings.

“Consent of the Common Members” means the Consent of a Majority in Interest of the Common Members, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by each Common Member in its sole and absolute discretion.

“Consent of MIC” means the Consent of MIC, which Consent, except as otherwise specifically required by this Agreement, may be obtained prior to or after the taking of any action for which it is required by this Agreement and may be given or withheld by MIC in its sole and absolute discretion.

“Consent of the Non-MIC Members” means the Consent of a Majority in Interest of the Members other than (i) MIC and/or (ii) any Member fifty percent (50%) or more of whose equity is owned, directly or indirectly, by MIC, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by each Member in its sole and absolute discretion.

“Consent of the Members” means the Consent of a Majority in Interest of the Members, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by the Members in their sole and absolute discretion; provided, however that if any such action affects only certain classes or series of Interests, “Consent of the Members” means the Consent of a Majority in Interest of Members of the affected classes or series of Interests.

“Constituent Person” has the meaning set forth in Section 19.9.F hereof.

“Contributed Property” means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Company.

“Controlled Entity” means, as to any Member, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Member or such Member’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Member or such Member’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Member or its Affiliates are the managing partners and in which such Member, such Member’s Family Members or Affiliates hold partnership interests representing at least twenty-five percent (25%) of such partnership’s capital and profits and (d) any limited liability company of which such Partner or its Affiliates are the managers and in which such Member, such Member’s Family Members or Affiliates hold membership interests representing at least twenty-five percent (25%) of such limited liability company’s capital and profits.

“Conversion Date” has the meaning set forth in Section 19.9.B hereof.

“Conversion Notice” has the meaning set forth in Section 19.9.B hereof.

“Conversion Right” has the meaning set forth in Section 19.9.A hereof.

“Cut-Off Date” means the fifth (5th) Business Day after MIC’s receipt of a Common Unit Notice of Redemption.

“Debt” means, as to any Person, as of any date of determination: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Delaware Conversion” has the meaning set forth in the Recitals hereof.

“Delaware Courts” has the meaning set forth in Section 15.9.B hereof.

“Depreciation” means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.

“Designated Individual” has the meaning set forth in Section 10.3.A hereof.

“Disregarded Entity” means, with respect to any Person, (i) any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of such Person, (ii) any entity treated as a disregarded entity for federal income tax purposes with respect to such Person, or (iii) any grantor trust if the sole owner of the assets of such trust for federal income tax purposes is such Person.

“Distributed Right” has the meaning set forth in the definition of “Adjustment Factor.”

“Economic Capital Account Balance” means, with respect to a Holder of LTIP Units or a Holder of Performance Units, as applicable, its Capital Account balance, plus the amount of its share of any Member Minimum Gain or Company Minimum Gain, in either case to the extent attributable to its ownership of LTIP Units or Performance Units, as applicable.

“Eligible Unit” means, as of the time any Liquidating Gain is available to be allocated to an LTIP Unit or a Performance Unit, an LTIP Unit or Performance Unit to the extent, since the date of issuance of such LTIP Unit or Performance Unit, such Liquidating Gain when aggregated with other Liquidating Gains realized since the date of issuance of such LTIP Unit or Performance Unit exceeds Liquidating Losses realized since the date of issuance of such LTIP Unit or Performance Unit, as applicable.

“Equity Plan” means the Plans and any other option, stock, unit, appreciation right, phantom equity or other incentive equity or equity-based compensation plan or program, including any Stock Option Plan, in each case, now or hereafter adopted by the Company or MIC, including the Plans.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Estimated Tax Periods” means the periods from January 1 to March 31, from April 1 to May 31, from June 1 to August 31, and from September 1 to December 31, which may be adjusted by the Board to the extent necessary to take into account changes in estimated tax payment due dates for U.S. federal income taxes under applicable law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder and any successor statute thereto.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, nieces and nephews and inter vivos or testamentary trusts (whether revocable or irrevocable) of which only such Person and his or her spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters and nieces and nephews are beneficiaries.

“Fiscal Year” has the meaning set forth in Section 9.2 hereof.

“Flow-Through Entity” has the meaning set forth in Section 3.4.C hereof.

“Flow-Through Members” has the meaning set forth in Section 3.4.C hereof.

“Forced Conversion” has the meaning set forth in Section 19.9.C hereof.

“Forced Conversion Notice” has the meaning set forth in Section 19.9.C hereof.

“Formation Date” has the meaning set forth in the Recitals hereof.

“Funding Debt” means any Debt incurred by or on behalf of MIC for the purpose of providing funds to the Company.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset on the date of contribution, as determined by the Board and agreed to by the contributing Person.

(ii) The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described in clauses (1) through (5) below shall be adjusted to equal their respective gross fair market values, as determined by the Board using such reasonable method of valuation as it may adopt, as of the following times:

(1) the acquisition of an additional interest in the Company (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by MIC pursuant to Section 4.2 hereof) by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Board reasonably determines that such adjustment is necessary or appropriate to reflect the relative interests of the Members in the Company;

(2) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Board reasonably determines that such adjustment is necessary or appropriate to reflect the relative interests of the Members in the Company;

(3) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(4) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity or in anticipation of becoming a Member of the Company (including the grant of an LTIP Unit or a Performance Unit), if the Board reasonably determines that such adjustment is necessary or appropriate to reflect the relative interests of the Members in the Company; and

(5) at such other times as the Board shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(iii) The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution, as determined by the Board.

(iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (iv) to the extent that Board reasonably determines that an adjustment pursuant to subsection (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv).

(v) If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsection (i), subsection (ii) or subsection (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

(vi) The Gross Asset Values of Company assets shall be adjusted at the times and in the manner provided in Regulations Section 1.704-1(b)(2)(iv)(s).

“Hart-Scott-Rodino Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Holder” means either (a) a Member or (b) an Assignee owning an Interest.

“Incapacity” or “Incapacitated” means: (i) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her person or his or her estate; (ii) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Member that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; (v) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (a) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Member is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (c) the Member executes and delivers a general assignment for the benefit of the Member’s creditors, (d) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (b) above, (e) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Member’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person subject to a claim or demand, or made a party or threatened to be made a party to a proceeding, by reason of its status as (a) a Director or (b) an officer or employee of the Company and (ii) such other Persons (including Affiliates of the Company) as the Board may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Initial Holding Period” means as to any Qualifying Party or any of their successors-in-interest, a period ending on the day before the first six-month anniversary of such Qualifying Party’s first becoming a Holder of Interests; provided however, that the Board may, in its sole and absolute discretion, by written agreement with a Qualifying Party, shorten or lengthen the Initial Holding Period applicable to such Qualifying Party and its successors-in-interest to a period of shorter or longer than six (6) months. For sake of clarity, (i) as applied to a Common Unit that is issued upon conversion of an LTIP Unit or a Performance Unit, pursuant to Section 19.9 or Section 20.9, respectively (and subject to the proviso in the immediately preceding sentence, if applicable), the Initial Holding Period of such Common Unit shall end on the day before the first six-month anniversary of the date that the underlying LTIP Unit or Performance Unit was first issued, (ii) as applied to a Common Unit that is issued upon the exercise of a Class A Unit pursuant to Section 21.9 (and subject to the proviso in the first sentence of this paragraph, if applicable), the Initial Holding Period of such Common Unit shall end on the day before the first six-month anniversary of the date that such Common Unit was issued and (iii) as applied to a Common Unit issued pursuant to the conversion of the Partnership into the Company, the Initial Holding Period of such Common Unit shall include the period such Qualifying Party first became a Holder of such interest in the Partnership.

“Interest” means an ownership interest in the Company held by a Member and includes any and all benefits to which the holder of such an Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Interests. An Interest may be expressed as a number of Common Units, Preferred Units or other Units. The Interests represented by the Common Units, the Series A Preferred Units, the Series 1 Preferred Units, the Series 2 Preferred Units and each such type of Unit is a separate class of Interest for purposes of this Agreement.

“IRS” means the United States Internal Revenue Service.

“Liquidating Event” has the meaning set forth in Section 13.1 hereof

“Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Company (including upon the occurrence of any Liquidating Event or Terminating Capital Transaction), including but not limited to net gain realized in connection with an adjustment to the Gross Asset Value of Company assets under the definition of Gross Asset Value in Article 1 of this Agreement.

“Liquidating Losses” means any net loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Company (including upon the occurrence of any Liquidating Event or Terminating Capital Transaction), including but not limited to net loss realized in connection with an adjustment to the Gross Asset Value of Company assets under the definition of Gross Asset Value in Article 1 of this Agreement.

“Liquidator” has the meaning set forth in Section 13.2.A hereof.

“LTIP Unit Agreement” means any written agreement(s) between the Company and any recipient of LTIP Units evidencing the terms and conditions of any LTIP Units, including any vesting, forfeiture and other terms and conditions as may apply to such LTIP Units, consistent with the terms hereof and of the Plans (or other applicable Equity Plan governing such LTIP Units).

“LTIP Unit Distribution Payment Date” has the meaning set forth in Section 19.4.C hereof.

“LTIP Units” means the Units designated as such having the rights, powers, privileges, restrictions, qualifications and limitations set forth herein, in the Plans and under the applicable LTIP Unit Agreement. LTIP Units can be issued in one or more classes, or one or more series of any such classes bearing such relationship to one another as to allocations, distributions, and other rights as the Board shall determine in its sole and absolute discretion subject to Delaware law and this Agreement.

“Majority in Interest of the Common Members” means Common Members (other than (i) MIC, if MIC is a Common Member and (ii) any Common Member fifty percent (50%) or more of whose equity is owned, directly or indirectly, by MIC) holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all such Common Members entitled to Consent to or withhold Consent from a proposed action.

“Majority in Interest of the Non-MIC Members” means Members (other than (i) MIC and/or (ii) any Member fifty percent (50%) or more of whose equity is owned, directly or indirectly, by MIC) holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all such Members entitled to Consent to or withhold Consent from a proposed action.

“Majority in Interest of the Members” means Members holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Members entitled to Consent to or withhold Consent from a proposed action.

“Management Director” has the meaning set forth in Section 7.1.G hereof.

“Market Price” has the meaning set forth in the definition of “Value.”

“Maryland Conversion” has the meaning set forth in the Recitals hereof.

“Member” means any Person that is admitted from time to time to the Company as a member pursuant to the Act and this Agreement and has not ceased to be a member, including any Substituted Member or Additional Member, in such Person’s capacity as a member of the Company.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“MIC” means Mobile Infrastructure Corporation, a Maryland corporation.

“MIC Affiliate” means any Affiliates of MIC, each of which shall be designated as a “MIC Affiliate” and shown as such in the books and records of the Company.

“Net Income” or “Net Loss” means, for each Fiscal Year or other applicable period, an amount equal to the Company’s taxable income or loss for such year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(ii) Any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (ii) or subsection (iii) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other applicable period;

(vi) To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss;

(vii) Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Article 6 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 6.2.G, 6.2.H and 6.2.I or Section 6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss;” and

(viii) To the extent any Adjusted Net Income has been allocated for a Fiscal Year or other applicable period, the terms Net Income and Net Loss for that year or other period shall thereafter refer to the remaining items of Net Income or Net Loss, as applicable.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase Shares or Preferred Shares, excluding grants under the Stock Option Plans, or (ii) any Debt issued by MIC that provides any of the rights described in clause (i).

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

“Optionee” means a Person to whom a stock option is granted under any Stock Option Plan.

“Ownership Limit” means, with respect to any Person, the applicable restriction or restrictions on the ownership and transfer of shares of MIC imposed under the Charter, as such restrictions may be modified for any Excepted Holder (as such term is defined in the Charter) pursuant to an Excepted Holder Limit (as such term is defined in the Charter).

“Parity Preferred Unit” means any class or series of Interests of the Company now or hereafter issued and outstanding, which, by its terms ranks on a parity with the Series A Preferred Units or Series 1 Preferred Units, as applicable, with respect to distributions or rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, or both, as the context may require.

“Partnership Representative” shall have the meaning set forth in Section 10.3.A hereof.

“Percentage Interest” means, with respect to each Member, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Units of all classes and series held by such Member and the denominator of which is the total number of Units of all classes and series held by all Members; provided, however, that, to the extent applicable in context, the term “Percentage Interest” means, with respect to a Member, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Units of a specified class or series (or specified group of classes and/or series) held by such Member and the denominator of which is the total number of Units of such specified class or series (or specified group of classes and/or series) held by all Members.

“Performance Unit Agreement” means any written agreement(s) between the Company and any recipient of Performance Units evidencing the terms and conditions of any Performance Units, including any vesting, forfeiture and other terms and conditions as may apply to such Performance Units, consistent with the terms hereof and of the Plans (or other applicable Equity Plan governing such Performance Units).

“Performance Unit Distribution Payment Date” has the meaning set forth in Section 20.4.C hereof.

“Performance Unit Sharing Percentage” means ten percent (10%).

“Performance Units” means the Units designated as such having the rights, powers, privileges, restrictions, qualifications and limitations set forth herein, in the Plans and under the applicable Performance Unit Agreement. Performance Units can be issued in one or more classes, or one or more series of any such classes bearing such relationship to one another as to allocations, distributions, and other rights as the Board shall determine in its sole and absolute discretion subject to Delaware law and this Agreement. For the avoidance of doubt, Performance Units do not include Class A Units.

“Permitted Transfer” has the meaning set forth in Section 11.3.A hereof.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Plans” means Mobile Infrastructure Corporation and Mobile Infra Operating Company, LLC 2023 Incentive Plan and any other equity incentive plan of MIC.

“Pledge” has the meaning set forth in Section 11.3.A hereof.

“Preferred Share” means a share of stock of MIC of any class or series now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Shares.

“Preferred Unit” means a fractional, undivided share of the Interests that MIC has authorized pursuant to Section 4.1, Section 4.2 or Section 4.3 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Units. Preferred Units shall include, but not be limited to, Series A Preferred Units, Series 1 Preferred Units and Series 2 Preferred Units. For the avoidance of doubt, Preferred Units do not include Class A Units.

“Properties” means any assets and property of the Company such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, easements and rights of way, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Company may hold from time to time and “Property” means any one such asset or property.

“Proposed Section 83 Safe Harbor Regulation” has the meaning set forth in Section 19.11 hereof.

“Qualified DRIP / COPP” means a dividend reinvestment plan or a cash option purchase plan of MIC that permits participants to acquire Shares using the proceeds of dividends paid by MIC or cash of the participant, respectively; provided, however, that if such shares are offered at a discount, such discount must (i) be designed to pass along to the stockholders of MIC the savings enjoyed by MIC in connection with the avoidance of stock issuance costs, and (ii) not exceed 5% of the value of a Share as computed under the terms of such plan.

“Qualified Transferee” means an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means (a) a Member, (b) an Assignee of a Member, or (c) a Person, including a lending institution as the pledgee of a Pledge, who is the transferee of an Interest in a Permitted Transfer; provided, however that a Qualifying Party shall not include MIC.

“Record Date” means the record date established by the Board for the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Members for any other proper purpose, which, in the case of a distribution of Available Cash pursuant to Section 5.1 hereof, shall generally be the same as the record date established by MIC for a distribution to its stockholders of some or all of its portion of such distribution or, as applicable, any Series A Distribution Record Date or Series 1 Distribution Record Date.

“Redemption” has the meaning set forth in Section 15.1.A hereof.

“Redemption Right” has the meaning set forth in Section 15.1.A hereto.

“Register” has the meaning set forth in Section 4.1 hereof.

“Registered Share” means any Share issued by MIC pursuant to an effective registration statement under the Securities Act.

“Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.3.A(8) hereof.

“REIT” means a real estate investment trust qualifying under Code Section 856.

“REIT Member” means (a) MIC or any Affiliate of MIC to the extent such Person has in place an election to qualify as a REIT and, (b) any Disregarded Entity with respect to any such Person.

“REIT Payment” has the meaning set forth in Section 15.12 hereof.

“REIT Requirements” means the requirements that MIC reasonably determines it must meet in order to qualify as a REIT within the meaning of Section 856 of the Code and to avoid the imposition of any income taxes on MIC during the period of time in which it qualifies as a REIT within the meaning of Section 856 of the Code.

“Related Party” means, with respect to any Person, any other Person to whom ownership of shares of MIC’s stock by the first such Person would be attributed under Code Section 544 (as modified by Code Section 856(h)(1)(B)) or Code Section 318(a) (as modified by Code Section 856(d)(5)).

“Restricted Taxable Year” shall mean any Fiscal Year during which the Board determines the Company may not satisfy the private placement safe harbor of Regulations Section 1.7704-1(h). Unless the Board otherwise notifies the Members prior to the commencement of a Fiscal Year, each Fiscal Year of the Company shall be a Restricted Taxable Year.

“Rights” has the meaning set forth in the definition of “Shares Amount.”

“Safe Harbors” has the meaning set forth in Section 11.3.C hereof.

“SDAT” has the meaning set forth in the Recitals hereof.

“SEC” means the Securities and Exchange Commission.

“Section 83 Safe Harbor” has the meaning set forth in Section 19.11 hereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Preferred Unit” shall mean the Series A Preferred Units, the Series 1 Preferred Units, the Series 2 Preferred Units and any class or series of Interests of the Company now or hereafter authorized, issued or outstanding expressly designated by the Company to rank on parity with the Series 2 Preferred Units or the Series A Preferred Units and the Series 1 Preferred Units, as applicable, with respect to distributions and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Company, as the context may require.

“Series 1 Distribution Record Date” with respect to any distribution payable on Series 1 Preferred Units, means the close of business on the record date fixed for the determination of holders of record of Series 1 Preferred Shares entitled to receive a distribution on such Series 1 Preferred Shares.

“Series 1 Preferred Share” means a share of the Series 1 Convertible Redeemable Preferred Stock, $0.0001 par value per share, of MIC.

“Series 1 Preferred Shares Terms” means the terms of the Series 1 Preferred Shares, as set forth in the Charter of MIC for the Series 1 Preferred Shares, as such terms may be amended or restated or incorporated into the Charter from time to time.

“Series 1 Preferred Unit Distribution Payment Date” shall have the meaning set forth in Section 17.2.A hereof.

“Series 1 Preferred Unit Initial Accrual Date” shall have the meaning set forth in Section 17.2.A hereof.

“Series 1 Preferred Units” means the Company’s Series 1 Convertible Redeemable Preferred Units, with the rights, priorities and preferences set forth herein.

“Series 1 Priority Return” shall mean, with respect to any Series 1 Preferred Unit, an amount equal to 5.50% per annum on the stated value of $1,000.00 of the Series 1 Preferred Unit (equivalent to the fixed annual amount of $55.00 per Series 1 Preferred Unit), commencing on the Series 1 Preferred Unit Initial Accrual Date, subject to adjustment as specified in Section 17.2.E. For any distribution period greater than or less than a full distribution period, the amount of the Series 1 Priority Return shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.

“Series 2 Distribution Record Date” with respect to any distribution payable on Series 2 Preferred Units, means the close of business on the record date fixed for the determination of holders of record of Series 2 Preferred Shares entitled to receive a distribution on such Series 2 Preferred Shares.

“Series 2 Preferred Share” means a share of the Series 2 Convertible Preferred Stock, $0.0001 par value per share, of MIC.

“Series 2 Preferred Shares Terms” means the terms of the Series 2 Preferred Shares, as set forth in the Charter of MIC for the Series 2 Preferred Shares, as such terms may be amended or restated or incorporated into the Charter from time to time.

“Series 2 Preferred Unit Distribution Payment Date” shall have the meaning set forth in Section 18.2.A hereof.

“Series 2 Preferred Units” means the Company’s Series 2 Convertible Preferred Units, with the rights, priorities and preferences set forth herein.

“Series 2 Priority Return” shall mean, with respect to any Series 2 Preferred Unit, an amount equal to a cumulative annual rate of 10.0% on the stated value of $1,000.00 of the Series 2 Preferred Unit (equivalent to the fixed amount of $100.00 payable in kind per Series 2 Preferred Unit) for the period beginning from, and including, the original date of issuance of such Series 2 Preferred Unit and ending on the Series 2 Preferred Unit Distribution Payment Date; provided that if the Series 2 Preferred Unit Distribution Payment Date occurs prior to the first anniversary of the original date of issuance of such Series 2 Preferred Unit, such Series 2 Preferred Unit shall receive distributions at a cumulative annual rate of 10.0% of the $1,000.00 per unit liquidation preference for a period of one year, which shall be paid in full on the Series 2 Preferred Unit Distribution Payment Date.

“Series A Distribution Record Date” with respect to any distribution payable on Series A Preferred Units, means the close of business on the record date fixed for the determination of holders of record of Series A Preferred Shares entitled to receive a distribution on such Series A Preferred Shares.

“Series A Preferred Share” means a share of the Series A Cumulative Redeemable Preferred Stock, $0.0001 par value per share, of MIC.

“Series A Preferred Shares Terms” means the terms of the Series A Preferred Shares, as set forth in the Charter of MIC for the Series A Preferred Shares, as such terms may be amended or restated or incorporated into the Charter from time to time.

“Series A Preferred Unit Distribution Payment Date” shall have the meaning set forth in Section 16.2.A hereof.

“Series A Preferred Unit Initial Accrual Date” shall have the meaning set forth in Section 16.2.A hereof.

“Series A Preferred Units” means the Company’s Series A Convertible Redeemable Preferred Units, with the rights, priorities and preferences set forth herein.

“Series A Priority Return” shall mean, with respect to any Series A Preferred Unit, an amount equal to 5.75% per annum on the stated value of $1,000.00 of the Series A Preferred Unit (equivalent to the fixed annual amount of $57.50 per Series A Preferred Unit), commencing on the Series A Preferred Unit Initial Accrual Date, subject to adjustment as specified in Section 16.2.E. For any distribution period greater than or less than a full distribution period, the amount of the Series A Priority Return shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.

“Share” means a share of common stock, $0.0001 par value per share, of MIC (but shall not include any series or class of MIC’s common stock classified after the date of this Agreement).

“Shares Amount” means a number of Shares equal to the product of (a) the number of Tendered Common Units and (b) the Adjustment Factor; provided, however, that, in the event that MIC issues to all holders of Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling MIC’s stockholders to subscribe for or purchase Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Common Unit Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the Shares Amount shall also include such Rights that a holder of that number of Shares would be entitled to receive, expressed, where relevant hereunder, in a number of Shares determined by MIC in good faith.

“SOS” means the Secretary of State of the State of Delaware.

“Specified Member” means Bombe, Ltd. and any of its Affiliates who are or become a Member pursuant to this Agreement.

“Special Redemption” has the meaning set forth in Section 15.1.A hereof.

“Specified Redemption Date” means (i) in the case of a year that is not a Restricted Taxable Year, the tenth (10th) Business Day after the receipt by MIC of a Common Unit Notice of Redemption or (ii) in the case of a Restricted Taxable Year, the sixty-first (61st) calendar day after the receipt by MIC of a Common Unit Notice of Redemption; provided, however, that no Specified Redemption Date shall occur during the Initial Holding Period (except pursuant to a Special Redemption).

“Stock Option Plans” means any stock option plan now or hereafter adopted by the Company or MIC.

“Stockholder Meeting” means a meeting of the holders of Shares convened for the purposes of conducting a Stockholder Vote as contemplated in Section 11.2.E hereof.

“Stockholder Vote” has the meaning set forth in Section 11.2.E hereof.

“Stockholder Vote Transaction” has the meaning set forth in Section 11.2.E hereof.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the Company, “Subsidiary” means solely a partnership or limited liability company (taxed, for federal income tax purposes, as a partnership or as a Disregarded Entity and not as an association or publicly traded partnership taxable as a corporation) of which the Company is a member or any “taxable REIT subsidiary” of MIC in which the Company owns shares of stock, unless MIC determines that ownership of shares of stock of a corporation or other entity (other than a “taxable REIT subsidiary”) will not jeopardize MIC’s status as a REIT or any MIC Affiliate’s status as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), in which event the term “Subsidiary” shall include such corporation or other entity.

“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to the Act and (i) Section 11.4 hereof or (ii) pursuant to any Unit Designation.

“Surviving Company” has the meaning set forth in Section 11.2.B(2) hereof.

“Tax Distributions” has the meaning set forth in Section 5.3 hereof.

“Tax Distribution Amount” has the meaning set forth in Section 5.3 hereof.

“Tax Distribution Per Common Equivalent Unit” means, with respect to any Member that owns one or more Common Equivalent Units, such Member’s Tax Distribution Amount divided by the total number of Common Equivalent Units owned by such Member.

“Tax Items” has the meaning set forth in Section 6.4.A hereof.

“Tendered Common Units” has the meaning set forth in Section 15.1.A hereof.

“Tendering Party” has the meaning set forth in Section 15.1.A hereof.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company, in any case, not in the ordinary course of the Company’s business.

“Termination Transaction” has the meaning set forth in Section 11.2.B hereof.

“Transaction” has the meaning set forth in Section 19.9.F hereof.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary, involuntary or by operation of law; provided, however, that when the term is used in Article 11 hereof, except as otherwise expressly provided, “Transfer” does not include (a) any Redemption or acquisition of Tendered Common Units by MIC, pursuant to Section 15.1, (b) any conversion of LTIP Units into Common Units pursuant to Section 19.9 hereof, (c) any conversion of Performance Units into Common Units pursuant to Section 20.9 hereof, (d) any exercise of Class A Units for Common Units pursuant to Section 21.9 hereof, or (e) any redemption of Units pursuant to any Unit Designation. The terms “Transferred” and “Transferring” have correlative meanings.

“Unit” means a Common Unit, an LTIP Unit, a Preferred Unit, a Performance Unit or any other unit or fractional, undivided share of the Interests that the Board has authorized pursuant to Section 4.1, Section 4.2 or Section 4.3 hereof. For avoidance of doubt, a Class A Unit does not, itself, constitute a Unit.

“Unit Designation” shall have the meaning set forth in Section 4.2.A hereof.

“Units Junior to the Series 1 Preferred Units” means any Unit representing any class or series of Interest ranking, as to distributions and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, junior to Series 1 Preferred Units.

“Units Junior to the Series A Preferred Units” means any Unit representing any class or series of Interest ranking, as to distributions and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, junior to Series A Preferred Units.

“Unvested LTIP Units” has the meaning set forth in Section 19.2.A hereof.

“Unvested Performance Units” has the meaning set forth in Section 20.2.A hereof.

“Valuation Date” means (a) in the case of a Fiscal Year that is not a Restricted Taxable Year, the date of receipt by MIC of (i) a Common Unit Notice of Redemption pursuant to Section 15.1 herein, or (ii) such other date as specified herein; provided, in each case, that if such date is not a Business Day, then the Valuation Date shall be the immediately preceding Business Day, and (b) in the case of a Fiscal Year that is a Restricted Taxable Year, the Specified Redemption Date.

“Value” means, on any Valuation Date with respect to a Share, the average of the daily Market Prices for ten (10) consecutive trading days immediately preceding the Valuation Date (except that the Market Price for the trading day immediately preceding the date of exercise of a stock option under any Stock Option Plans shall be substituted for such average of daily market prices for purposes of Section 4.4 hereof). The term “Market Price” on any date means, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The “Closing Price” on any date means the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the board of directors of MIC or, in the event that no trading price is available for such Shares, the fair market value of the Shares, as determined in good faith by the board of directors of MIC.

In the event that the Shares Amount includes Rights that a holder of Shares would be entitled to receive, then the Value of such Rights shall be determined by MIC acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Vested LTIP Units” has the meaning set forth in Section 19.2.A hereof.

“Vested Performance Units” has the meaning set forth in Section 20.2.A hereof.

“Vesting Date” has the meaning set forth in Section 4.4.C(2) hereof.

Article 2

ORGANIZATIONAL MATTERS

Section 2.1 Formation. The Company is a limited liability company heretofore formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act. The Interest of each Member shall be personal property for all purposes.

Section 2.2 Name. The name of the Company is “Mobile Infra Operating Company, LLC” The Company’s business may be conducted under any other name or names deemed advisable by the Board, including the name of any Member or any Affiliate thereof. The words “Limited Liability Company,” “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Board in its sole and absolute discretion may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.

Section 2.3 Registered Office and Registered Agent; Principal Executive Office. The address of the registered office of the Company in the State of Delaware as of the date hereof is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 , and the registered agent for service of process on the Company in the State of Delaware at such registered office as of the date hereof is The Corporation Trust Company. The Board may, from time to time, designate a new registered agent and/or registered office for the Company and, notwithstanding any provision in this Agreement, may amend this Agreement and the Certificate to reflect such designation without the Consent of the Members or any other Person. The principal executive office of the Company is located at 250 East Fifth Street, Suite 2110, Cincinnati, Ohio 45202 or such other place as the Board may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board may from time to time designate.

Section 2.4 Power of Attorney.

A. Each Member and Assignee hereby irrevocably constitutes and appoints the Company, each Director, any Liquidator, and authorized officers, designees and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices: (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the Board or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (b) all instruments that the Board or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the Board or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the Board or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Company pursuant to the terms of this Agreement; (e) all instruments relating to the admission, acceptance, withdrawal, removal or substitution of any Member pursuant to the terms of this Agreement or the Capital Contribution of any Member; and (f) all certificates, documents and other instruments relating to the determination, in accordance with the terms hereof, of the rights, preferences and privileges relating to Interests; and

(2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Board or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement.

Nothing contained herein shall be construed as authorizing the Board or any Director or Liquidator to amend this Agreement except in accordance with Section 14.2 hereof or as may be otherwise expressly provided for in this Agreement.

B. The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Members and Assignees will be relying upon the power of the Directors or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Company, and it shall survive and not be affected by the subsequent Incapacity of any Member or Assignee and the Transfer of all or any portion of such Person’s Interest and shall extend to such Person’s heirs, successors, assigns and personal representatives. Each such Member and Assignee hereby agrees to be bound by any representation made by the Directors or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Member and Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Directors or the Liquidator, taken in good faith under such power of attorney. Each Member and Assignee shall execute and deliver to the Board or the Liquidator, within fifteen (15) days after receipt of the Board’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the Board or the Liquidator (as the case may be) deems necessary to effectuate this Agreement and the purposes of the Company. Notwithstanding anything else set forth in this Section 2.4.B, no Member shall incur any personal liability for any action of any Director or the Liquidator taken under such power of attorney.

Section 2.5 Term. The term of the Company commenced on the Formation Date, and shall continue indefinitely unless the Company is dissolved sooner pursuant to the provisions of Article 13 hereof or as otherwise provided by law.

Section 2.6 Interests Are Securities. All Interests shall be securities within the meaning of, and governed by, (i) Article 8 of the Delaware Uniform Commercial Code and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.

Article 3

PURPOSE

Section 3.1 Purpose and Business.

A. The purpose and nature of the Company is to conduct any business, enterprise or activity permitted by or under the Act, including, without limitation, (i) to conduct the business of ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, conveyance and exchange of the Properties, (ii) to acquire and invest in any securities and/or loans relating to the Properties, (iii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Act, or to own interests in any entity engaged in any business permitted by or under the Act, (iv) to conduct the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, Subsidiaries, business trusts, limited liability companies or similar arrangements, and (v) to do anything necessary or incidental to the foregoing.

Section 3.2 Powers.

A. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property and lease, sell, transfer and dispose of real property.

B. Notwithstanding any other provision in this Agreement, the Company shall not take, or refrain from taking, any action that, in the judgment of Board, in its sole and absolute discretion, (i) could adversely affect the ability of MIC to continue to or once again qualify as a REIT (it being understood that such requirement shall not apply for the taxable year ending December 31, 2020 and for any subsequent taxable year unless and until MIC determines it is realistically able to re-qualify as a REIT), (ii) could subject MIC to any taxes under Code Section

857 or Code Section 4981 or any other related or successor provision under the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over MIC, its securities or the Company, unless, in any such case, such action (or inaction) under clause (i), clause (ii), or clause (iii) above shall have been specifically consented to by MIC which consent may be given or withheld in its sole and absolute discretion.

Section 3.3 Nature of Relationship of Members. The Company shall be a limited liability company formed pursuant to the Act, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Members or any other Persons with respect to any activities whatsoever other than the activities within the purposes of the Company as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Member shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Company, its properties or any other Member. No Member, in its capacity as a Member under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Member, nor shall the Company be responsible or liable for any indebtedness or obligation of any Member, incurred either before or after the execution and delivery of this Agreement by such Member, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4 Representations and Warranties by the Members.

A. Each Member that is an individual (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to, and covenants with, each other Member that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of, or a default under, any material agreement by which such Member or any of such Member’s property is bound, or any statute, regulation, order or other law to which such Member is subject, (ii) if five percent (5%) or more (by value) of the Company’s interests are or will be owned by such Member within the meaning of Code Section 7704(d)(3), such Member does not, and for so long as it is a Member will not, own, directly or indirectly, (a) stock of any corporation that is a tenant of (I) MIC or any Disregarded Entity with respect to MIC, (II) the Company or (III) any partnership, venture or limited liability company of which MIC, any Disregarded Entity with respect to MIC, or the Company is a direct or indirect member or (b) an interest in the assets or net profits of any non-corporate tenant of (I) MIC or any Disregarded Entity with respect to MIC, (II) the Company or (III) any partnership, venture, or limited liability company of which MIC, any Disregarded Entity with respect to MIC, or the Company is a direct or indirect member, (iii) such Member has the legal capacity to enter into this Agreement and perform such Member’s obligations hereunder, and (iv) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms. Notwithstanding the foregoing, a Member that is an individual shall not be subject to the ownership restrictions set forth in clause (ii) of the immediately preceding sentence to the extent such Member obtains the written Consent of MIC prior to violating any such restrictions, which consent MIC may give or withhold in its sole and absolute discretion. Each Member that is an individual shall also represent and warrant to the Company that such Member is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e).

B. Each Member that is not an individual (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to, and covenants with, each other Member that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be), any material agreement by which such Member or any of such Member’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Member or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, (iii) if five percent (5%) or more (by value) of the Company’s interests are or will be owned by such Member within the meaning of Code Section 7704(d)(3), such Member does not, and for so long as it is a Member will not, own, directly or indirectly, (a) stock of any corporation that is a tenant of (I) MIC or any Disregarded Entity with respect to MIC, (II) the Company or (III) any partnership, venture or limited liability company of which MIC, any Disregarded Entity with respect to MIC, or the Company is a direct or indirect member or (b) an interest in the assets or net profits of any non-corporate tenant of (I) MIC, or any Disregarded Entity with respect to MIC, (II) the Company or (III) any partnership, venture or limited liability company for which MIC, any Disregarded Entity with respect to MIC, or the Company is a direct or indirect member, and (iv) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms. Notwithstanding the foregoing, a Member that is not an individual shall not be subject to the ownership restrictions set forth in clause (iii) of the immediately preceding sentence to the extent such Member obtains the written Consent of MIC prior to violating any such restrictions, which consent MIC may give or withhold in its sole and absolute discretion. Each Member that is not an individual shall also represent and warrant to the Company that such Member is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e).

C. Each Member (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or Substituted Member) represents, warrants and agrees that (i) it has acquired and continues to hold its interest in the Company for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in violation of applicable laws, (ii) it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a highly speculative and illiquid investment, and (iii) without the consent of the Board, which consent may be given or withheld in the Board’s sole discretion, it shall not take any action that would cause (a) the Company at any time to have more than 100 members, including for these purposes as members those Persons (“Flow-Through Members”) indirectly owning an interest in the Company through an entity treated as a partnership, Disregarded Entity or S corporation (each such entity, a “Flow-Through Entity”), but only if substantially all of the value of such Person’s interest in the Flow-Through Entity is attributable to the Flow-Through Entity’s interest (direct or indirect) in the Company; or (b) the Interest initially issued by the Company to such Member or its predecessors to be held by more than three (3) Persons, including as equity holders of any Flow-Through Members.

D. The representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof shall survive the execution and delivery of this Agreement by each Member (and, in the case of an Additional Member or a Substituted Member, the admission of such Additional Member or Substituted Member as a Member in the Company) and the dissolution, liquidation and termination of the Company.

E. Each Member (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or Substituted Member) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Company or MIC have been made by any Member or any employee or representative or Affiliate of any Member, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Member shall not constitute any representation or warranty of any kind or nature, express or implied.

F. Notwithstanding the foregoing, the Board may, in its sole and absolute discretion, permit the modification of any of the representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C above as applicable to any Member (including, without limitation any Additional Member or Substituted Member or any transferee of either), provided that such representations and warranties, as modified, shall be set forth in either (i) a Unit Designation applicable to the Units held by such Member or (ii) a separate writing addressed to the Company.

Article 4

CAPITAL CONTRIBUTIONS

Section 4.1 Capital Contributions of the Members. The Members have heretofore made Capital Contributions to the Company. Except as provided by law or in Section 4.2, 4.3, or 10.4 hereof, the Members shall have no obligation or, except with the consent of the Board, right to make any additional Capital Contributions or loans to the Company. The Board shall cause to be maintained in the principal business office of the Company, or such other place as may be determined by the Board, the books and records of the Company, which shall include, among other things, a register containing the name, address, and number, class and series of Units of each Member, and such other information as the Board may deem necessary or desirable (the “Register”). The Register shall not be part of this Agreement. The Board shall from time to time update the Register as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving Units. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the Board may take any action authorized hereunder in respect of the Register without any need to obtain the consent or approval of any other Member. No action of any Member shall be required to amend or update the Register. Except as required by law, no Member shall be entitled to receive a copy of the information set forth in the Register relating to any Member other than itself.

Section 4.2 Issuances of Additional Interests. Subject to the rights of any Holder of any Interest set forth in a Unit Designation:

A. General. The Board is hereby authorized to cause the Company to issue additional Interests, in the form of Units, for any Company purpose, at any time or from time to time, to the Members (including Directors) or to other Persons, and to admit such Persons as Additional Members, for such consideration and on such terms and conditions as shall be established by the Board in its sole and absolute discretion, all without the approval of any Member or any other Person. Without limiting the foregoing, the Board is expressly authorized to cause the Company to issue Units: (i) upon the conversion, redemption or exchange of any Debt, Units, or other securities issued by the Company; (ii) for less than fair market value, (iii) for no consideration, (iv) in connection with any merger of any other Person into the Company or (v) upon contribution of property or assets to the Company. Any additional Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing Units) as shall be determined by the Board, in its sole and absolute discretion without the approval of any Member or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Unit Designation”), without the approval of any Member or any other Person. Without limiting the generality of the foregoing, the Board shall have authority to specify: (a) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Interests; (b) the right of each such class or series of Interests to share (on a pari passu, junior or preferred basis) in Company distributions; (c) the rights of each such class or series of Interests upon dissolution and liquidation of the Company; (d) the voting rights, if any, of each such class or series of Interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Interests. Except as expressly set forth in any Unit Designation or as may otherwise be required under the Act, an Interest of any class or series other than a Common Unit shall not entitle the holder thereof to vote on, or consent to, any matter. Upon the issuance of any additional Interest, the Board shall update (or direct the update of) the Register and the books and records of the Company as appropriate to reflect such issuance.

B. Issuances of Compensatory Units. Without limiting the generality of the foregoing, the Board is hereby authorized to create one or more classes or series of additional Interests, in the form of Units (each such class or series of Interests is referred to as “Compensatory Units”), including, without limitation, LTIP Units and Performance Units, for issuance at any time or from time to time to directors, officers or employees of MIC or any Affiliate of the foregoing, and to admit such Persons as Additional Members, for such consideration and on such terms and conditions as shall be established by the Board, all without approval of any Member or any other Person. The Board shall determine, in its sole and absolute discretion without the approval of any Member or any other Person, and set forth in a Unit Designation, the designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of

Compensatory Units (including, without limitation, the extent to which the value or number of each such class or series of Compensatory Units is subject to adjustment based on the financial performance of MIC). Upon the issuance of any class or series of Compensatory Units, the Board shall amend this Agreement, including the Register and the books and records of the Company as appropriate to reflect such issuance.

C. Issuances to MIC. No Units shall be issued to MIC unless (i) the additional Units are issued to all Members holding Common Units in proportion to their respective Percentage Interests in Common Units, (ii) (a) the additional Units are (x) Common Units issued in connection with an issuance of Shares, or (y) Company Equivalent Units (other than Common Units) issued in connection with an issuance of Preferred Shares, New Securities or other interests in MIC (other than Shares), and (b) MIC contributes to the Company the cash proceeds or other consideration received in connection with the issuance of such Shares, Preferred Shares, New Securities or other interests in MIC, (iii) the additional Units are issued upon the conversion, redemption or exchange of Debt, Units or other securities issued by the Company, or (iv) the additional Units are issued pursuant to Section 4.3.B, Section 4.3.E, Section 4.4 or Section 4.5.

D. No Preemptive Rights. Except as expressly specified in this Agreement or any Unit Designation, no Person, including, without limitation, any Member or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Interest.

Section 4.3 Additional Funds and Capital Contributions.

A. General. The Board may, at any time and from time to time, determine that the Company requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the redemption of Units or for such other purposes as the Board may determine, in its sole and absolute discretion. Additional Funds may be obtained by the Company, at the election of the Board, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Member or any other Person.

B. Additional Capital Contributions. The Board, on behalf of the Company, may obtain any Additional Funds by accepting Capital Contributions from any Members or other Persons. In connection with any such Capital Contribution (of cash or property), the Board is hereby authorized to cause the Company from time to time to issue additional Units (as set forth in Section 4.2 above) in consideration therefor and the Percentage Interests of the Members shall be adjusted to reflect the issuance of such additional Units.

C. Loans by Third Parties. The Board, on behalf of the Company, may obtain any Additional Funds by causing the Company to incur Debt to any Person (other than MIC (but, for this purpose, disregarding any Debt that may be deemed incurred to MIC by virtue of clause (iii) of the definition of Debt)) upon such terms as the Board determines appropriate, including making such Debt convertible, redeemable or exchangeable for Units or Shares; provided, however, that the Company shall not incur any such Debt if any Member would be personally liable for the repayment of such Debt (unless such Member otherwise agrees).

D. MIC Loans. The Board, on behalf of the Company, may obtain any Additional Funds by causing the Company to incur Debt to MIC if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by MIC, the net proceeds of which are loaned to the Company to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Company than would be available to the Company from any third party; provided, however, that the Company shall not incur any such Debt if (a) any Member (or any Affiliate, partner, member, stockholder, principal, director, officer, adviser, beneficiary or trustee of any Member) would be personally liable for the repayment of such Debt (unless such Member or other affected Person otherwise agrees in writing) or (b) a breach or violation of, or default under, the terms of such Debt would be deemed to occur by virtue of the Transfer of any Units or Interest held by any Person other than MIC.

E. Issuance of Securities by MIC. MIC shall not issue any additional Shares, Capital Shares or New Securities unless MIC contributes the cash proceeds or other consideration received from the issuance of such additional Shares, Capital Shares or New Securities (as the case may be) and from the exercise of the rights contained in any such additional Capital Shares or New Securities to the Company in exchange for (x) in the case of an issuance of Shares, Common Units, or (y) in the case of an issuance of Capital Shares or New Securities, Company Equivalent Units; provided, however, that notwithstanding the foregoing, MIC may issue Shares, Capital Shares or New Securities (a) pursuant to Section 4.4 or Section 15.1.B hereof, (b) pursuant to a dividend or distribution (including any stock split) of Shares, Capital Shares or New Securities to all of the holders of Shares, Capital Shares or New Securities (as the case may be), (c) upon a conversion, redemption or exchange of Capital Shares, (d) upon a conversion, redemption, exchange or exercise of New Securities, or (e) in connection with an acquisition of Units or a property or other asset to be owned, directly or indirectly, by MIC. In the event of any issuance of additional Shares, Capital Shares or New Securities by MIC, and the contribution to the Company, by MIC, of the cash proceeds or other consideration received from such issuance (or property acquired with such proceeds), if any, if the cash proceeds actually received by MIC are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then MIC shall be deemed to have made a Capital Contribution to the Company in the amount equal to the sum of the cash proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by MIC (which discount and expense shall be treated as an expense for the benefit of the Company for purposes of Section 7.4). In the event that MIC issues any additional Shares, Capital Shares or New Securities and contributes the cash proceeds or other consideration received from the issuance thereof to the Company, the Company is expressly authorized to issue a number of Common Units or Company Equivalent Units to MIC equal to the number of Shares, Capital Shares or New Securities so issued, divided by the Adjustment Factor then in effect, in accordance with this Section 4.3.E without any further act, approval or vote of any Member or any other Persons.

Section 4.4 Stock Option Plans and Equity Plans; Warrants

A. Options Granted to Persons other than Company Employees. If at any time or from time to time, in connection with any Stock Option Plan, a stock option granted for stock in MIC to a Person other than a Company Employee is duly exercised:

(1) MIC, shall, as soon as practicable after such exercise, make a Capital Contribution to the Company in an amount equal to the exercise price paid to MIC by such exercising party in connection with the exercise of such stock option.

(2) Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.4.A(1) hereof, MIC shall be deemed to have contributed to the Company as a Capital Contribution, in lieu of the Capital Contribution actually made and in consideration of an additional Interest (expressed in and as additional Common Units), an amount equal to the Value of a Share as of the date of exercise multiplied by the number of Shares then being issued in connection with the exercise of such stock option.

(3) An equitable Percentage Interest adjustment shall be made in which MIC shall be treated as having made a cash contribution equal to the amount described in Section 4.4.A(2) hereof.

B. Options Granted to Company Employees. If at any time or from time to time, in connection with any Stock Option Plan, a stock option granted for stock in MIC to a Company Employee is duly exercised:

(1) MIC shall sell to the Optionee, and the Optionee shall purchase from MIC, for a cash price per share equal to the Value of a Share at the time of the exercise, the number of Shares equal to (a) the exercise price payable by the Optionee in connection with the exercise of such stock option divided by (b) the Value of a Share at the time of such exercise.

(2) MIC shall sell to the Company (or if the Optionee is an employee or other service provider of a Company Subsidiary, MIC shall sell to such Company Subsidiary), and the Company (or such subsidiary, as applicable) shall purchase from MIC, a number of Shares equal to (a) the number of Shares as to which such stock option is being exercised less (b) the number of Shares sold pursuant to Section 4.4.B(1) hereof. The purchase price per Share for such sale of Shares to the Company (or such subsidiary) shall be the Value of a Share as of the date of exercise of such stock option.

(3) The Company shall transfer to the Optionee (or if the Optionee is an employee or other service provider of a Company Subsidiary, the Company Subsidiary shall transfer to the Optionee) at no additional cost, as additional compensation, the number of Shares described in Section 4.4.B(2) hereof.

(4) MIC shall, as soon as practicable after such exercise, make a Capital Contribution to the Company of an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by MIC in connection with the exercise of such stock option. An equitable Percentage Interest adjustment shall be made as a result of such contribution.

C. Restricted Stock Granted to Persons other than Company Employees. If at any time or from time to time, in connection with any Equity Plan (other than a Stock Option Plan), any Shares are issued to a Person other than a Company Employee in consideration for services performed for MIC:

(1) MIC shall issue such number of Shares as are to be issued to such Person in accordance with the Equity Plan; and

(2) On the date (such date, the “Vesting Date”) that the Value of such shares is includible in taxable income of such Person, the following events will be deemed to have occurred: (a) MIC shall be deemed to have contributed the Value of such Shares to the Company as a Capital Contribution, and (b) the Company shall issue to MIC on the Vesting Date a number of Common Units equal to the number of newly issued Shares divided by the Adjustment Factor then in effect.

D. Restricted Stock Granted to Company Employees. If at any time or from time to time, in connection with any Equity Plan (other than a Stock Option Plan), any Shares are issued to a Company Employee (including any Shares that are subject to forfeiture in the event such Company Employee terminates his employment by the Company or the Company Subsidiaries) in consideration for services performed for the Company or the Company Subsidiaries:

(1) MIC shall issue such number of Shares as are to be issued to the Company Employee in accordance with the Equity Plan;

(2) On the Vesting Date, the following events will be deemed to have occurred: (a) MIC shall be deemed to have sold such shares to the Company (or if the Company Employee is an employee or other service provider of a Company Subsidiary, to such Company Subsidiary) for a purchase price equal to the Value of such shares, (b) the Company (or such Company Subsidiary) shall be deemed to have delivered the shares to the Company Employee, (c) MIC shall be deemed to have contributed the purchase price to the Company as a Capital Contribution, and (d) in the case where the Company Employee is an employee of a Company Subsidiary, the Company shall be deemed to have contributed such amount to the capital of the Company Subsidiary; and

(3) The Company shall issue to MIC on the Vesting Date a number of Common Units equal to the number of newly issued Shares divided by the Adjustment Factor then in effect in consideration for the Capital Contribution described in Section 4.4.D(2)(c) above.

E. Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain MIC from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of MIC, the Company or any of their Affiliates or from issuing Shares, Capital Shares or New Securities pursuant to any such plans. MIC may implement such plans and any actions taken under such plans (such as the grant or exercise of options to acquire Shares, or the issuance of restricted Shares), whether taken with respect to or by an employee or other service provider of MIC, the Company or its Subsidiaries, in a manner determined by MIC, which may be set forth in plan implementation guidelines that MIC may establish or amend from time to time. The Members acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by MIC, or for any other reason as determined by MIC, amendments to this Agreement may become necessary or advisable, any approval or Consent to any such amendments requested by MIC shall be deemed granted by the Members. The Company is expressly authorized to issue Units (i) in accordance with the terms of any such stock incentive plans, or (ii) in an amount equal to the number of Shares, Capital Shares or New Securities issued pursuant to any such stock incentive plans, without any further act, approval or vote of any Member or any other Persons.

F. Warrants. If at any time or from time to time a warrant granted for stock in MIC is duly exercised:

(1) MIC, shall, as soon as practicable after such exercise, make a Capital Contribution to the Company in an amount equal to the exercise price paid to MIC by such exercising party in connection with the exercise of such warrant.

(2) Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.4.F(1) hereof, MIC shall be deemed to have contributed to the Company as a Capital Contribution, in lieu of the Capital Contribution actually made and in consideration of an additional Interest (expressed in and as additional Common Units), an amount equal to the Value of a Share as of the date of exercise multiplied by the number of Shares then being issued in connection with the exercise of such warrant.

(3) An equitable Percentage Interest adjustment shall be made in which MIC shall be treated as having made a cash contribution equal to the amount described in Section 4.4.F(2) hereof.

Section 4.5 Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article 4, all amounts received or deemed received by MIC in respect of any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by MIC to effect open market purchases of Shares, or (b) if MIC elects instead to issue new Shares with respect to such amounts, shall be contributed by MIC to the Company in exchange for additional Common Units. Upon such contribution, the Company will issue to MIC a number of Common Units equal to the quotient of (i) the number of new Shares so issued divided by (ii) Adjustment Factor then in effect.

Section 4.6 No Interest; No Return. No Member shall be entitled to interest on its Capital Contribution or on such Member’s Capital Account. Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.

Section 4.7 Conversion or Redemption of Capital Shares.

A. Conversion of Capital Shares. If, at any time, any of the Capital Shares are converted into Shares, in whole or in part, then a number of Units with preferences, conversion and other rights, restrictions (other than restrictions on transfer), rights and limitations as to dividends and other distributions and qualifications that are substantially the same as the preferences, conversion and other rights, restrictions (other than restrictions on transfer), rights and limitations as to distributions and qualifications as those of such Capital Shares (“Company Equivalent Units”) (for the avoidance of doubt, Company Equivalent Units need not have voting rights, redemption rights or restrictions on transfer that are substantially similar to the corresponding Capital Shares) equal to the number of Capital Shares so converted shall automatically be converted into a number of Common Units equal to the quotient of (i) the number of Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect, and the Percentage Interests of the Members shall be adjusted to reflect such conversion.

B. Redemption or Repurchase of Capital Shares or Shares. Except as otherwise provided in Section 7.4.C, if, at any time, any Capital Shares are redeemed or otherwise repurchased (whether by exercise of a put or call, automatically or by means of another arrangement) by MIC, the Company shall, immediately prior to such redemption or repurchase of Capital Shares, redeem an equal number of Company Equivalent Units held by MIC upon the same terms and for the same price per Company Equivalent Unit as such Capital Shares are redeemed or repurchased. If, at any time, any Shares are redeemed or otherwise repurchased by MIC, the Company shall, immediately prior to such redemption or repurchase of Shares, redeem or repurchase a number of Common Units held by MIC equal to the quotient of (i) the Shares so redeemed or repurchased, divided by (ii) the Adjustment Factor then in effect, such redemption or repurchase to be upon the same terms and for the same price per Common Unit (after giving effect to application of the Adjustment Factor) as such Shares are redeemed or repurchased. Notwithstanding the foregoing, the provisions of this Section 4.7.B shall not apply in the event that such repurchase of Shares is paired with a stock split or stock dividend such that after giving effect to such repurchase and subsequent stock split or stock dividend there shall be outstanding an equal number of Shares as were outstanding prior to such repurchase and subsequent stock split or stock dividend.

Section 4.8 Excess Cash Contributions. Notwithstanding anything to the contrary set forth herein, in the event that, following any cash distribution made by the Company to the Members pursuant to Section 5.3 of this Agreement, MIC determines in its sole discretion that it does not intend to use all the cash it receives in such distribution to pay its tax liabilities or any other liabilities and that it will contribute any such unused cash back to the Company (in each case, an “Excess Cash Contribution”), then, in order to maintain the Adjustment Factor at 1.0 and in lieu of issuing additional Common Units or other Units to MIC in consideration for such Excess Cash Contribution, the Company may elect, at the Board’s sole discretion, to effect a reverse unit split of the outstanding Units held by the Members (in each case, a “Reverse Unit Split”), provided, however, that in lieu of the Reverse Unit Split, the Board, in its sole discretion, may take other actions, including, without limitation, redemptions, reclassifications, combinations, subdivisions and other adjustments, in each case intended to achieve the same economic result as the Reverse Unit Split (in each case, an “Alternative Adjustment”). In the event that any Reverse Unit Split or Alternative Adjustment made in accordance with this Section 4.8 would result in a Member being entitled to receive a fraction of a Unit, then in lieu of holding such fractional Unit following the effectiveness of such Reverse Unit Split or Alternative Action the Company may pay such Member an amount in cash in respect of such fractional Unit. Each Member acknowledges and agrees that no consent or approval of any Member and no amendment to this Agreement shall be required in connection with any Excess Cash Contribution made or any Reverse Unit Split or Alternative Action effected in accordance with this Section 4.8, and the Board shall reflect the effects of each such Excess Cash Contribution and Reverse Unit Split or Alternative Action in the books and records of the Company and shall provide written notice to each Member holding Units of the amount of any such Excess Cash Contribution and the total number of Units held by such Member after giving effect to any such Reverse Unit Split or Alternative Action as well as the amount of cash, if any, to be paid to such Member in lieu of such Member holding a fractional interest in a

Unit after giving effect to such Reverse Unit Split or Alternative Action. The Company shall deliver to each Member holding Units the notice contemplated by the preceding sentence and any cash payment to which such Member is entitled in accordance with the second preceding sentence not later than 15 Business Days following the effectiveness of such Excess Cash Contribution.

Section 4.9 Other Contribution Provisions. In the event that any Member is admitted to the Company and is given a Capital Account in exchange for services rendered to the Company, such transaction shall be treated by the Company and the affected Member as if the Company had compensated such Member in cash and such Member had contributed the cash that the Member would have received to the capital of the Company. In addition, with the consent of the Board, one or more Members may enter into contribution agreements with the Company which have the effect of providing a guarantee of certain obligations of the Company (and/or a wholly owned Subsidiary of the Company).

Article 5

DISTRIBUTIONS

Section 5.1 Requirement and Characterization of Distributions. Subject to the terms of Sections 16.2 and 17.2 and/or the rights of any Holder of any Interest set forth in a Unit Designation, the Board may cause the Company to distribute such amounts, at such times, as the Board may, in its sole and absolute discretion, determine, to the Holders as of any Record Date:

A. First, with respect to any Units that are entitled to any preference in distribution, in accordance with the rights of such class(es) of Units (and, within such class(es), among the Holders pro rata in proportion to their respective Percentage Interests in each class of Units held on such Record Date); and

B. Second, with respect to any Units that are not entitled to any preference in distribution, in accordance with the rights of such class of Units, as applicable (and, within such class, among the Holders pro rata in proportion to their respective Percentage Interests in such class of Units held on such Record Date).

Distributions payable with respect to any Units that were not outstanding during the entire quarterly period in respect of which any distribution is made, other than any Units issued to MIC in connection with the issuance of Shares or Capital Shares by MIC, shall be prorated based on the portion of the period that such Units were outstanding. MIC shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with MIC’s intent to qualify as a REIT, to cause the Company to distribute sufficient amounts to enable MIC, for so long as MIC has determined to qualify as a REIT, to pay stockholder dividends that will (a) satisfy the REIT Requirements (it being understood that such requirement shall not apply for the taxable year ending December 31, 2020 and for any subsequent taxable year unless and until MIC determines it is realistically able to re-qualify as a REIT) and (b) except to the extent otherwise determined by the Board, eliminate any federal income or excise tax liability of MIC. Notwithstanding anything in the foregoing to the contrary, (i) a Holder of LTIP Units will only be entitled to distributions with respect to an LTIP Unit as set forth in Article 19 hereof and (ii) a Holder of Performance Units will be entitled to distributions with respect to a Performance Unit as set forth in Article 20 hereof, and, in each case, in making distributions pursuant to this Section 5.1, the Board shall take into account the provisions of Section 19.4 hereof and Section 20.4 hereof, as applicable.

Section 5.2 Distributions in Kind. Except as expressly provided herein, no right is given to any Holder to demand and receive property other than cash as provided in this Agreement. The Board may determine, in its sole and absolute discretion, to make a distribution in kind of Company assets to the Holders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 13 hereof; provided, however, that the Board shall not make a distribution in kind to any Holder unless the Holder has been given 90 days prior written notice of such distribution.

Section 5.3 Tax Distributions. The Board shall cause the Company to make distributions to each Member holding Common Equivalent Units (“Tax Distributions”), pro rata in proportion to the Members’ respective ownership of Common Equivalent Units, in an amount such that the Member with the highest Tax Distribution Per Common Equivalent Unit receives an amount equal to such Member’s Tax Distribution Amount, on a quarterly basis at least five (5) days prior to the date on which any estimated tax payments are due, in order to permit each Member to timely pay its estimated tax obligations for each such Estimated Tax Period (or portion thereof). The “Tax Distribution Amount” for a Member for an Estimated Tax Period (or portion thereof) shall be equal to the sum of (a) the product of (i) the highest marginal combined federal, state, and local income tax rate applicable to an individual or corporation resident in New York, New York, or San Francisco, California, whichever is higher, (after giving effect to income tax deductions (if allowable) for state and local income taxes and excluding, for this purpose, any reduction in rate attributable to Code Section 199A) for such Estimated Tax Period (or portion thereof) (the “Assumed Tax Rate”), and (ii) the aggregate amount of taxable income or gain of the Company that is allocated or is estimated to be allocated to such Member for U.S. federal income tax purposes (including, for the avoidance of doubt, any income allocation to a Member with respect to Preferred Units held by such Member) for such Estimated Tax Period (or portion thereof) and all prior Estimated Tax Periods (to the extent no Tax Distribution has previously been made with respect to any amounts of taxable income or gain including to the extent such amounts of taxable income or gain were not taken into account in calculating the Tax Distribution Amount for which a Tax Distribution was previously made (e.g., if upon filing the Company’s final tax return for the applicable taxable year taxable income or gain of the Company is higher than estimated)) reduced, but not below zero, by any tax deduction, loss, or credit previously allocated to such Member and not previously taken into account for purposes of the calculation of the amount of any Tax Distribution Amount, plus (b) solely with respect to MIC, to the extent the amounts described in clause (a) are not sufficient to permit MIC to timely pay the income and other tax liabilities for which it remains responsible under Section 7.4.B (final sentence), any incremental amount required to permit MIC to timely pay such actual tax liabilities (with all Tax Distribution Amounts updated to reflect the final Company tax returns and MIC tax returns for each applicable taxable year). The Board may adjust the Assumed Tax Rate as it reasonably determines is necessary to take into account the effect of any changes in applicable tax law. Tax Distribution Amounts pursuant to this Section 5.3 shall be computed without regard to the effect of any special basis adjustments or resulting adjustments to taxable income made pursuant to Code Sections 734(b), 743(b), and 754. Notwithstanding the foregoing, final Tax Distributions in respect of the applicable quarterly period (or portion thereof) shall be made immediately prior to and in connection with any distributions made pursuant to Section 5.5 below. The Assumed Tax Rate shall be the same for all Members, regardless of the actual combined income tax rate of the Member or its direct or indirect owners. The Board shall make, in its reasonable discretion, equitable adjustments (downward (but not below zero) or upward) to the Members’ Tax Distributions (but in any event pro rata in proportion to the Members’ respective number of Common Equivalent Units) to take into account increases or decreases in the number of Units held by each Member during the relevant period. All Tax Distributions shall be treated for all purposes under this Agreement as advances against, and shall offset and reduce dollar-for-dollar, current or subsequent distributions under Section 5.1 in respect of Common Equivalent Units.

Section 5.4 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state, local or non-United States tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.1 hereof for all purposes under this Agreement.

Section 5.5 Distributions Upon Liquidation. Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction, and any other amounts distributed after the occurrence of a Liquidating Event, shall be distributed to the Holders in accordance with Section 13.2 hereof.

Section 5.6 Distributions to Reflect Additional Units. In the event that the Company issues additional Units pursuant to the provisions of Article 4 hereof, subject to the rights of any Holder of any Interest set forth in a Unit Designation, the Board is hereby authorized to make such revisions to this Article 5 and to Articles 6, 11 and 12 hereof as it determines are necessary or desirable to reflect the issuance of such additional Units, including, without limitation, making preferential distributions to Holders of certain classes of Units.

Section 5.7 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Board, on behalf of the Company, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.

Article 6

ALLOCATIONS

Section 6.1 Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Company shall be determined and allocated with respect to each Fiscal Year as of the end of each such year, provided, that the Board may in its discretion allocate Net Income and Net Loss for a shorter period as of the end of such period (and, for purposes of this Article 6, references to the term “Fiscal Year” may include such shorter periods). Except to the extent otherwise provided in this Article 6, and subject to Section 11.6.C hereof, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2 Allocations of Net Income and Net Loss.

A. In General. Except as otherwise provided in this Article 6 and Section 11.6.C, Net Income and Net Loss allocable with respect to a class of Interests shall be allocated to each of the Holders holding such class of Interests in accordance with their respective Percentage Interest of such class.

B. Net Income. Except as provided in Sections 6.2.E, 6.2.F, 6.2.G, 6.2.H, 6.2.I and 6.3, Net Income (or, in the case of clauses (5) and (6) below, Adjusted Net Income) for any Fiscal Year shall be allocated in the following manner and order of priority:

(1) First, 100% to MIC in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to MIC pursuant to clause (5) in Section 6.2.C for all prior Fiscal Years minus the cumulative Net Income allocated to MIC pursuant to this clause (1) for all prior Fiscal Years;

(2) Second, 100% to each Holder in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to each such Holder pursuant to clause (4) in Section 6.2.C for all prior Fiscal Years minus the cumulative Net Income allocated to such Holder pursuant to this clause (2) for all prior Fiscal Years;

(3) Third, 100% to the Holders of Series 2 Preferred Units in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to each such Holder pursuant to clause (3) in Section 6.2.C for all prior Fiscal Years minus the cumulative Net Income allocated to such Holder pursuant to this clause (3) for all prior Fiscal Years;

(4) Fourth, 100% to the Holders of Senior Preferred Units (other than Series 2 Preferred Units) in an amount equal to (A) with respect to each Holder of Series A Preferred Units, the remainder, if any, of the cumulative Net Losses allocated to such Holder pursuant to clause (2)(A) in Section 6.2.C for all prior Fiscal Years minus the cumulative Net Income allocated to such Holder pursuant to this clause (4)(A) for all prior Fiscal Years, and (B) with respect to each Holder of Series 1 Preferred Units, the remainder, if any, of the cumulative Net Losses allocated to such Holder pursuant to clause (2)(B) in Section 6.2.C for all prior Fiscal Years minus the cumulative Net Income allocated to such Holder pursuant to this clause (4)(B) for all prior Fiscal Years;

(5) Fifth, any remaining Adjusted Net Income (or Net Income to the extent there is insufficient Adjusted Net Income) to the Holders of Series 2 Preferred Units in an amount equal to the excess of the cumulative Series 2 Priority Return to the last day of the current Fiscal Year, over the cumulative Adjusted Net Income (or Net Income) allocated to the Holders of such units pursuant to this clause (5) for all prior Fiscal Years;

(6) Sixth, any remaining Adjusted Net Income (or Net Income to the extent there is insufficient Adjusted Net Income) to the Holders of Senior Preferred Units (other than Series 2 Preferred Units) in an amount equal to (A) with respect to Holders of Series A Preferred Units the excess of the cumulative Series A Priority Return to the last day of the current Fiscal Year or to the date of redemption, to the extent Series A Preferred Units are redeemed during such year, over the cumulative Adjusted Net Income (or Net Income) allocated to the Holders of such units pursuant to this clause (6)(A) for all prior Fiscal Years, and (B) with respect to Holders of Series 1 Preferred Units the excess of the cumulative Series 1 Priority Return to the last day of the current Fiscal Year or to the date of redemption, to the extent Series 1 Preferred Units are redeemed during such year, over the cumulative Adjusted Net Income (or Net Income) allocated to the Holders of such units pursuant to this clause (6)(B) for all prior Fiscal Years; and

(7) Seventh, 100% to the Holders of Common Units in accordance with their respective Percentage Interests in the Common Units.

To the extent the allocations of Net Income set forth above in any paragraph of this Section 6.2.B are not sufficient to entirely satisfy the allocation set forth in such paragraph, such allocation shall be made in proportion to the total amount that would have been allocated pursuant to such paragraph without regard to such shortfall.

C. Net Loss. Except as provided in Sections 6.2.E, 6.2.F, 6.2.G, 6.2.H, 6.2.I and 6.3, Net Losses for any Fiscal Year shall be allocated in the following manner and order of priority:

(1) First, 100% to the Holders of Common Units in accordance with their respective Percentage Interests in the Common Units (to the extent consistent with this clause (1)) until the Adjusted Capital Account of all such Holders is zero (ignoring for this purpose any amounts a Holder is obligated to contribute to the capital of the Company or is deemed obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2) and ignoring the portion of any such Holder’s Capital Account attributable to Series A Preferred Units, Series 1 Preferred Units or Series 2 Preferred Units);

(2) Second, 100% to the Holders of Senior Preferred Units (other than Series 2 Preferred Units) (A) with respect to each Holder of Series A Preferred Units, pro rata to each such Holder’s Adjusted Capital Account (ignoring for this purpose any amounts a Holder is obligated to contribute to the capital of the Company or is deemed obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2) and ignoring the portion of any such Holder’s Capital Account attributable to the Series 2 Preferred Units), until the Adjusted Capital Account (as so modified) of each such Holder is zero, and (B) with respect to each Holder of Series 1 Preferred Units, pro rata to each such Holder’s Adjusted Capital Account (ignoring for this purpose any amounts a Holder is obligated to contribute to the capital of the Company or is deemed obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2) and ignoring the portion of any such Holder’s Capital Account attributable to the Series 2 Preferred Units), until the Adjusted Capital Account (as so modified) of each such Holder is zero;

(3) Third, 100% to the Holders of Series 2 Preferred Units, pro rata to each such Holder’s Adjusted Capital Account (ignoring for this purpose any amounts a Holder is obligated to contribute to the capital of the Company or is deemed obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)), until the Adjusted Capital Account (as so modified) of each such Holder is zero;

(4) Fourth, 100% to the Holders (other than MIC) to the extent of, and in proportion to, the positive balance (if any) in their Adjusted Capital Accounts; and

(5) Fifth, 100% to MIC.

To the extent the allocations of Net Loss set forth above in any paragraph of this Section 6.2.C are not sufficient to entirely satisfy the allocation set forth in such paragraph, such allocation shall be made in proportion to the total amount that would have been allocated pursuant to such paragraph without regard to such shortfall.

D. Allocations to Reflect Issuance of Additional Interests. In the event that the Company issues additional Interests to MIC or any Additional Member pursuant to Section 4.2 or 4.3, the Board shall make such revisions to this Section 6.2 or to Section 12.2.C or 13.2.A as it determines are necessary to reflect the terms of the issuance of such additional Interests, including making preferential allocations to certain classes of Interests, subject to Article 16 and Article 17 below and the terms of any Unit Designation with respect to Interests then outstanding.

E. Special Allocations Regarding Preferred Units. Subject to Sections 6.2.G and 6.3, if any Preferred Units are redeemed pursuant to Section 4.7.B hereof (treating a full liquidation of MIC’s Interest for purposes of this Section 6.2.E as including a redemption of any then outstanding Preferred Units pursuant to Section 4.7.B hereof), for the Fiscal Year that includes such redemption (and, if necessary, for subsequent Fiscal Years) (a) gross income and gain (in such relative proportions as the Board in its discretion shall determine) shall be allocated to the holder(s) of such Preferred Units to the extent that the redemption amounts paid or payable with respect to the Preferred Units so redeemed (or treated as redeemed) exceed the aggregate Capital Account balances allocable to the Preferred Units so redeemed (or treated as redeemed) and (b) deductions and losses (in such relative proportions as the Board in its discretion shall determine) shall be allocated to the holder(s) of such Preferred Units to the extent that the aggregate Capital Account balances allocable to the Preferred Units so redeemed (or treated as redeemed) exceeds the redemption amount paid or payable with respect to the Preferred Units so redeemed (or treated as redeemed).

F. Special Allocations with Respect to Eligible Units. Subject to Section 6.2.E, in the event that Liquidating Gains are allocated under this Section 6.2.F, Net Income allocable under Section 6.2.B and any Net Losses allocable under Section 6.2.C shall be recomputed without regard to the Liquidating Gains so allocated. After giving effect to the special allocations set forth in Section 6.3.A hereof, and notwithstanding the provisions of Sections 6.2.B and 6.2.C above, any Liquidating Gains shall first be allocated to the Holders of Eligible Units until the Economic Capital Account Balances of such Holders, to the extent attributable to their ownership of Eligible Units, are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their Eligible Units. Any such allocations shall be made among the Holders of Eligible Units in proportion to the amounts required to be allocated to each under this Section 6.2.F. The parties agree that the intent of this Section 6.2.F is to make the Capital Account balances of the Holders of LTIP Units and Performance Units with respect to their LTIP Units or Performance Units, as applicable, economically equivalent to the Capital Account balance of MIC with respect to its Common Units (on a per unit basis), but only to the extent that, at the time any Liquidating Gain is to be allocated, the Company has recognized cumulative net gains with respect to its assets since the issuance of the LTIP Unit or Performance Unit, as applicable.

G. Special Allocations Upon Liquidation. Notwithstanding any provision in this Article 6 to the contrary but subject to Section 6.3, in the event that the Company disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Company pursuant to Article 13 hereof, then: (i) any Liquidating Gains shall first be allocated in accordance with Section 6.2.F; and (ii) any Net Income or Net Loss realized in connection with such transaction and thereafter (recomputed without regard to the Liquidating Gains allocated pursuant to clause (i) above) shall be specially allocated for such Fiscal Year (and to the extent permitted by Code Section 761(c), for the immediately preceding Fiscal Year) among the Holders as required so as to cause liquidating distributions pursuant to Section 13.2.A hereof to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Article 5 hereof. If there is an adjustment to the Gross Asset Value of the assets of the Company pursuant to subsection (ii) of the definition of Gross Asset Value, allocations of Net Income or Net Loss arising from such adjustment shall be allocated in the same manner as described in the prior sentence.

H. Offsetting Allocations. Notwithstanding the provisions of Sections 6.1, 6.2.B and 6.2.C, but subject to Sections 6.3 and 6.4, in the event Net Income or items thereof are being allocated to a Member to offset prior Net Loss or items thereof which have been allocated to such Member, the Board shall attempt to allocate such offsetting Net Income or items thereof which are of the same or similar character (including without limitation Section 704(b) book items versus tax items) to the original allocations with respect to such Member.

I. Notwithstanding Section 6.2.F or 6.3.A(1), the allocations under such sections shall be made only if and to the extent such allocations will not alter the amounts otherwise allocable with respect to the Series A Preferred Units, the Series 1 Preferred Units or the Series 2 Preferred Units, as applicable, under Sections 6.2 and 6.3, as determined by the Board.

Section 6.3 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

A. Regulatory Allocations.

(1) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Holder shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.A(1) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(2) Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3.A(1) hereof, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Holder who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-

2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.A(2) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(3) Nonrecourse Deductions and Member Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(4) Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible; provided, that an allocation pursuant to this Section 6.3.A(4) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(4) were not in the Agreement. It is intended that this Section 6.3.A(4) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(5) Gross Income Allocation. In the event that any Holder has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Company upon complete liquidation of such Holder’s Interest (including the Holder’s interest in outstanding Preferred Units and other Units) and (2) the amount that such Holder is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Company income and gain in the amount of such excess to eliminate such deficit as quickly as possible; provided, that an allocation pursuant to this Section 6.3.A(5) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(5) and Section 6.3.A(4) hereof were not in the Agreement.

(6) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss shall be reallocated (x) first, among the other Holders of Common Units in accordance with their respective Percentage Interests with respect to Common Units and (y) thereafter, among the Holders of other classes of Units as determined by the Board, subject to the limitations of this Section 6.3.A(6).

(7) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their respective Percentage Interests in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holder(s) to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(8) Curative Allocations. The allocations set forth in Sections 6.3.A(1), (2), (3), (4), (5), (6) and (7) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(9) Forfeiture Allocations. Upon a forfeiture of any Unvested LTIP Units or Unvested Performance Units by any Member, gross items of income, gain, loss or deduction shall be allocated to such Member if and to the extent required by final Regulations promulgated after the Effective Date to ensure that allocations made with respect to all unvested Interests are recognized under Code Section 704(b).

(10) LTIP Units and Performance Units. For purposes of the allocations set forth in this Section 6.3.A, each issued and outstanding LTIP Unit or Vested Performance Unit will be treated as one outstanding Common Unit and each Unvested Performance Unit will be treated as the product of one outstanding Common Unit multiplied by the Performance Unit Sharing Percentage.

(11) Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), each Holder’s respective interest in Company profits shall be equal to such Holder’s Percentage Interest with respect to Common Units, except as otherwise determined by the Board.

Section 6.4 Tax Allocations.

A. In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations, each Company item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

B. Section 704(c) Allocations. Notwithstanding Section 6.4.A hereof, Tax Items with respect to Property that is contributed to the Company with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Company shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the Board. In the event that the Gross Asset Value of any Company asset is adjusted pursuant to the definition of “Gross Asset Value” (provided in Article 1 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and using the method chosen by the Board. Allocations pursuant to this Section 6.4.B are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Loss, or any other items or distributions pursuant to any provision of this Agreement.

Article 7

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1 Management.

A. Board Powers. Except as otherwise expressly provided in this Agreement, including any Unit Designation, all management powers over the business and affairs of the Company are and shall be exclusively vested in the board of directors of the Company (the “Board”) established hereby, and no Member shall have any right to participate in or exercise control or management power over the business and affairs of the Company.

In addition to the powers now or hereafter granted to the Board under any other provision of this Agreement, the Board, subject to the other provisions hereof including, without limitation, Section 3.2, Section 7.3, and the rights of any Holder of any Interest set forth in a Unit Designation, shall have full and exclusive power and authority, without the consent or approval of any Member, to do or authorize all things deemed necessary or desirable by it to conduct the business and affairs of the Company, to exercise or direct the exercise of all of the powers of the Company and to effectuate the purposes of the Company, including, without limitation:

(1) the making of any expenditures, the lending or borrowing of money or selling of assets (including, without limitation, making prepayments on loans and borrowing money to permit the Company to make distributions to the Holders in such amounts as will permit MIC (so long as MIC qualifies as a REIT) to prevent the imposition of any federal income tax on MIC (including, for this purpose, any excise tax pursuant to Code Section 4981) and to make distributions to its stockholders and payments to any taxing authority sufficient to permit MIC to maintain REIT status or otherwise to satisfy the REIT Requirements if MIC qualifies or intends to qualify as a REIT), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Company’s assets) and the incurring of any obligations to conduct the activities of the Company;

(2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(3) the taking of any and all acts to ensure that the Company will not be classified as a “publicly traded partnership” taxable as a corporation under Code Section 7704;

(4) subject to Section 11.2 hereof, the acquisition, sale, transfer, exchange or other disposition of any, all or substantially all of the assets (including the goodwill) of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity;

(5) the mortgage, pledge, encumbrance or hypothecation of any assets of the Company, the assignment of any assets of the Company in trust for creditors or on the promise of the assignee to pay the debts of the Company, the use of the assets of the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that the Board sees fit, including, without limitation, the financing of the operations and activities of MIC, the Company or any of the Company’s Subsidiaries, the lending of funds to other Persons (including, without limitation, MIC and/or the Company’s Subsidiaries) and the repayment of obligations of the Company, its Subsidiaries and any other Person in which the Company has an equity investment, and the making of capital contributions to and equity investments in the Company’s Subsidiaries;

(6) the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property;

(7) the negotiation, execution and performance of any contracts, including leases (including ground leases), easements, management agreements, rights of way and other property-related agreements, conveyances or other instruments to conduct the Company’s operations or implement the Board’s powers under this Agreement, including contracting with contractors, developers, consultants, governmental authorities, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation, as applicable, out of the Company’s assets;

(8) the distribution of Company cash or other Company assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Company, and the collection and receipt of revenues, rents and income of the Company;

(9) the selection and dismissal of employees of the Company (if any) (including, without limitation, employees having titles or offices such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Company and the determination of their compensation and other terms of employment or hiring;

(10) the maintenance of such insurance (including, without limitation, directors and officers insurance) for the benefit of the Company and the Members (including, without limitation, MIC);

(11) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which MIC has an equity investment from time to time);

(12) the control of any matters affecting the rights and obligations of the Company, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(13) the undertaking of any action in connection with the Company’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Company to such Persons);

(14) the determination of the fair market value of any Company property distributed in kind using such reasonable method of valuation as the Board may adopt; provided, however, that such methods are otherwise consistent with the requirements of this Agreement;

(15) the enforcement of any rights against any Member pursuant to representations, warranties, covenants and indemnities relating to such Member’s contribution of property or assets to the Company;

(16) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Company;

(17) the exercise of any of the powers of the Board enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Company or any other Person in which the Company has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(18) the exercise of any of the powers of the Board enumerated in this Agreement on behalf of any Person in which the Company does not have an interest, pursuant to contractual or other arrangements with such Person;

(19) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases, confessions of judgment or any other legal instruments or agreements in writing;

(20) the issuance of additional Units in connection with Capital Contributions by Additional Members and additional Capital Contributions by Members pursuant to Article 4 hereof;

(21) an election to dissolve the Company pursuant to Section 13.1.B hereof;

(22) the distribution of cash to acquire Common Units held by a Common Member in connection with a Redemption under Section 15.1 hereof;

(23) an election to acquire Tendered Common Units in exchange for Shares;

(24) the redemption of Series A Preferred Units or Series 1 Preferred Units;

(25) the maintenance of the Register from time to time to reflect accurately at all times the Capital Contributions and Percentage Interests of the Members as the same are adjusted from time to time to reflect redemptions, Capital Contributions, the issuance of Units, the admission of any Additional Member or any Substituted Member or otherwise, which shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in the Register otherwise is authorized by this Agreement;

(26) the registration of any class of securities of the Company under the Securities Act or the Exchange Act, and the listing of any debt securities of the Company on any exchange; and

(27) the authorization of the individual Directors or other agents of the Company to act on behalf of the Company and to enter into and execute, deliver and/or perform any agreement or other document in the name or on behalf of the Company.

B. Execution of Documents. Each of the Members agrees that, except as provided in Section 7.3 hereof and subject to the rights of any Holder of any Interest set forth in a Unit Designation, the Board may authorize the individual Directors and any officers of the Company to execute and deliver any affidavit, agreement, certificate, consent, instrument, notice, power of attorney, waiver or other writing or document in the name and on behalf of the Company and to otherwise exercise any power of the Board under this Agreement and the Act on behalf of the

Company without any further act, approval or vote of the Members or any other Persons, notwithstanding any other provision of the Act or any applicable law, rule or regulation and, in the absence of any specific action on the part of the Company to the contrary, the taking of any action or the execution of any such document or writing by a Director or officer, in the name and on behalf of the Company, as authorized by the Board, shall conclusively evidence (1) the approval thereof by the Board, (2) the Board’s determination that such action, document or writing is necessary, advisable, appropriate, desirable or prudent to conduct the business and affairs of the Company, exercise the powers of the Company under this Agreement and the Act or effectuate the purposes of the Company, or any other determination by the Board required by this Agreement in connection with the taking of such action or execution of such document or writing, and (3) the authority of such Director or officer with respect thereto.

C. Insurance. At all times from and after the date hereof, the Board may cause the Company to obtain and maintain (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Indemnitees hereunder.

D. Working Capital/Reserves. At all times from and after the date hereof, the Board may cause the Company to establish and maintain working capital and other reserves in such amounts as the Board, in its sole and absolute discretion, determines from time to time.

E. Board Determinations. The determination as to any of the following matters, made by or at the direction of the Board consistent with this Agreement and the Act, shall be final and conclusive and shall be binding upon the Company and every Member: the amount of assets at any time available for distribution or the redemption of Common Units; the amount and timing of any distribution; any determination to redeem Tendered Common Units; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the amount of any Member’s Capital Account, Adjusted Capital Account or Adjusted Capital Account Deficit; the amount of Net Income, Net Loss or Depreciation for any period; any special allocations of Net Income or Net Loss pursuant to Sections 6.2.D, 6.2.E, 6.2.F, 6.2.G, 6.2.H, 6.2.I, 6.3, 6.4, 18.5 or 19.5; the Gross Asset Value of any Company asset; the Value of any Share; the timing and amount of any adjustment to the Adjustment Factor; any adjustment to the number of outstanding LTIP Units pursuant to Section 19.3, Performance Units pursuant to Section 20.3, or Class A Units pursuant to Section 21.2; the timing, number and redemption or repurchase price of the redemption or repurchase of any Units pursuant to Section 4.7.B; any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of Interest or Class A Units; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company or of any Interest or Class A Unit; the number of authorized or outstanding Units of any class or series; any matter relating to the acquisition, holding and disposition of any assets by the Company; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this Agreement or otherwise to be determined by the Board.

F. Tax Liabilities. In exercising its authority under this Agreement and subject to Section 7.8.B, the Board may, but shall be under no obligation to, take into account the tax consequences to any Member of any action taken (or not taken) by it. The Directors and the Company shall not have liability to a Member under any circumstances as a result of any tax liability incurred by such Member as a result of an action (or inaction) by the Board pursuant to its authority under this Agreement.

G. Board Composition. The Board shall at all times be comprised of two (2) individuals (each, a “Director” and, collectively, the “Directors”). No Person shall have any right or authority to act for or bind the Company except as authorized by the Board or as expressly permitted in this Agreement. The Directors shall be appointed as follows: (i) for so long as MIC owns any Units, MIC shall have the right to appoint one (1) individual to the Board (the “Management Director”); and (ii) one (1) individual shall be appointed to the Board by the Consent of the Non-MIC Members. Each Director will serve until his or her death, disability, removal or resignation. A Director may resign at any time by delivering his or her resignation to the Board. Any such resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. A Director may be removed at any time, with or without cause, by the Member or Members authorized to appoint such Director. Any replacement Management Director shall be appointed by MIC and any replacement non-Management Director shall be appointed by the Consent of the Non-MIC Members.

H. Voting; Quorum. The Management Director shall have the power to cast two (2) votes with respect to any matter presented to the Board or any committee of the Board to which the Management Director is appointed. The non-Management Director shall have the power to cast one (1) vote with respect to any matter presented to the Board or any committee of the Board to which the non-Management Director is appointed. The presence of the Directors entitled to cast a majority of the votes entitled to be cast by the Directors shall constitute a quorum for the transaction of business at any meeting of the Board. The affirmative vote of a majority of the votes entitled to be cast by the Directors (i.e., two (2) out of three (3) votes) at a meeting at which a quorum is present shall be the action of the Board. Directors may participate in a meeting by, or conduct the meeting through the use of, any means of communication by which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by Directors entitled to cast not less than the minimum number of votes that would have been necessary to take the action at a meeting, assuming that all of the Directors were present and voting at that meeting, and such consent is filed with the minutes of proceedings of the Board. If any action is taken by the Directors by a written consent of fewer than all of the Directors, prompt notice of any such action shall be furnished to each Director who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

I. Board Committees. The Board may establish such committees with the power and authority of the Board as the Board shall determine and the Board may determine which Directors will be appointed to each such committee; provided that the Management Director shall be appointed to each committee. The presence of the members of the committee entitled to cast a majority of the votes entitled to be cast by the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The affirmative vote of a majority of the votes entitled to be cast by the members of the committee at a meeting at which a quorum is present shall be the action of the committee. Directors may participate in a meeting by, or conduct the meeting through the use of, any means of communication by which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting. Any action required or permitted to be taken at any meeting of a committee of the Board may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by members of the committee entitled to cast not less than the minimum number of votes that would have been necessary to take the action at a meeting, assuming that all of the members of the committee were present and voting at that meeting, and such consent is filed with the minutes of proceedings of the committee. If any action is taken by a written consent of fewer than all of the members of the committee, prompt notice of any such action shall be furnished to each member of the committee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

J. Officers. The Board may appoint, elect, authorize and direct one or more officers to act on behalf of the Company. Such officers shall have such titles, authority, rights, and duties, and be subject to such limitations, as are specified in the written resolutions creating such positions or as otherwise provided by the Board. Any number of offices may be held by the same Person. Officers shall be chosen in such manner and shall hold their offices for such terms as are prescribed in the written resolutions adopted by the Board or as provided in this Agreement. Each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer may resign at any time upon written notice to the Company. Any vacancy occurring in any office by death, resignation, removal or otherwise shall be filled by action of the Board. Officers shall receive such compensation, if any, as may be established from time to time by the Board. Except as otherwise provided in this Agreement, at any time, the Board may change the composition of the Company’s officers or alter their duties, responsibilities or authorities, and all such officers shall be understood to serve at the will of the Board and may at any time be removed, with or without cause, by action of the Board.

Section 7.2 Certificate. The Board may file amendments to and restatements of the Certificate and do all the things to maintain the Company as a limited liability company under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Company may elect to do business or own property. Subject to the terms of Section 8.5.A hereof, the Board shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Member. The Board shall use all reasonable efforts to cause to be filed such other certificates or documents for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Company may elect to do business or own property.

Section 7.3 Restrictions on Board’s Authority.

A. Proscriptions. The Board may not take any action in contravention of this Agreement, including, without limitation:

(1) take any action that would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(2) perform any act that would subject a Member to any liability except as provided herein or under the Act; or

(3) enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts, or that has the effect of prohibiting or restricting, (a) the Board, the Directors, or the Company from performing its specific obligations under Section 15.1 hereof in full, or (b) a Common Member from exercising its rights under Section 15.1 hereof to effect a Redemption in full, except, in the case of either clause (a) or (b), (x) with the written Consent of each Member affected by the prohibition or restriction or (y) in connection with or as a result of a Termination Transaction that, in accordance with Section 11.2.B(1) and/or (2), does not require the Consent of the Non-MIC Members.

B. Actions Requiring Consent of the Members. Except as provided in Section 7.3.C hereof, the Board shall not, without the prior Consent of the Members, amend, modify or terminate this Agreement.

C. Amendments without Consent. Notwithstanding Sections 7.3.B and 14.2 hereof but subject to the terms of any Unit Designation with respect to Interests then outstanding, the Board shall have the power, without the Consent of the Members or the consent or approval of any Member or any other Person, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1) to add to the obligations of MIC or surrender any right or power granted to MIC or any Affiliate of MIC for the benefit of the Members;

(2) to reflect the admission, substitution or withdrawal of Members, the Transfer of any Interest or the termination of the Company in accordance with this Agreement, or the adjustment of outstanding LTIP Units as contemplated by Section 19.3, Performance Units as contemplated by Section 20.3, or Class A Units as contemplated by Section 21.2, and to update the Register in connection with such admission, substitution, withdrawal, Transfer or adjustment;

(3) to reflect a change that is of an inconsequential nature or does not adversely affect the Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(4) to set forth or amend the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Holders of any additional Interests issued pursuant to Article 4;

(5) to reflect any change to the designation or terms of the Series A Preferred Units as set forth in Article 16 or otherwise in this Agreement;

(6) to reflect any change to the designation or terms of the Series 1 Preferred Units as set forth in Article 17 or otherwise in this Agreement;

(7) to reflect any change to the designation or terms of the Series 2 Preferred Units as set forth in Article 18 or otherwise in this Agreement;

(8) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(9) if MIC qualifies or intends to qualify as a REIT, (a) to reflect such changes as are reasonably necessary for MIC to maintain its status as a REIT or to satisfy the REIT Requirements or (b) to reflect the Transfer of all or any part of an Interest among MIC and any Disregarded Entity;

(10) to modify either or both of the manner in which items of Net Income or Net Loss are allocated pursuant to Article 4 or the manner in which Capital Accounts are adjusted, computed, or maintained (but in each case only to the extent otherwise provided in this Agreement);

(11) the issuance of additional Interests in accordance with Section 4.2;

(12) as contemplated by the last sentence of Section 4.3;

(13) to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Company or MIC and which does not violate Section 7.3.D; and

(14) to effect or facilitate a Termination Transaction that, in accordance with Section 11.2.B(1) and/or (2), does not require the Consent of the Non-MIC Members and, if the Company is the Surviving Company in any Termination Transaction, to modify Section 15.1 or any related definitions to provide that the holders of interests in such Surviving Company have rights that are consistent with Section 11.2.B(2).

D. Actions Requiring Consent of Affected Members. Notwithstanding Sections 7.3.B, 7.3.C (other than as set forth below in this Section 7.3.D) and 14.2 hereof, this Agreement shall not be amended, and no action may be taken by the Board, without the Consent of each Member adversely affected thereby, if such amendment or action would: (i) adversely modify in any material respect the limited liability of a Member; (ii) alter the rights of any Member to receive the distributions to which such Member is entitled, pursuant to Article 5 or Section 13.2.A hereof, or alter the allocations specified in Article 6 hereof (except, in any case, as permitted pursuant to Sections 4.2, 5.5, 7.3.C and Article 6 hereof); (iii) alter or modify the redemption rights, conversion rights, Cash Amount or Shares Amount as set forth in Section 15.1 hereof (except, in any case, as permitted pursuant to clause (13) of Section 7.3.C hereof); or (iv) amend this Section 7.3.D, or, in each case for all provisions referenced in this Section 7.3.D, amend or modify any related definitions or Exhibits (except as permitted pursuant to clause (11) of Section 7.3.C hereof). Further, no amendment may alter the restrictions on the Board’s authority set forth elsewhere in this Agreement without the consent specified therein. Any such amendment or action consented to by any Member shall be effective as to that Member, notwithstanding the absence of such consent by any other Member.

Section 7.4 Compensation; Reimbursement.

A. Directors shall not receive any compensation for their services as Directors. Directors shall be indemnified by the Company pursuant to Section 7.7 and may be reimbursed for reasonable out-of-pocket expenses of attendance, if any, at each meeting of the Board or of any committee thereof and for their reasonable out-of-pocket expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as Directors; but nothing herein contained shall be construed to preclude any Directors from serving the Company, MIC or any Affiliate thereof in any other capacity and receiving compensation therefor.

B. Subject to Sections 7.4.C and 15.12 hereof, the Company shall be liable for, and shall reimburse MIC on a monthly basis, or such other basis as the Board may determine in its sole and absolute discretion, for all sums expended by MIC in connection with the Company’s business, including, without limitation, (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Company, (ii) compensation of officers and employees, including, without limitation, payments under future compensation plans, of MIC or the Company that may provide for stock units, or phantom stock, pursuant to which employees of MIC or the Company will receive payments based upon dividends on or the value of Shares, (iii) director or manager fees and expenses of MIC or its Affiliates, and (iv) all costs and expenses of MIC being a public company, including costs of filings with the SEC, reports and other deliveries to its stockholders; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by MIC with respect to bank accounts or other instruments or accounts held by it on behalf of the Company. Such reimbursements shall be in addition to any reimbursement of MIC as a result of indemnification pursuant to Section 7.7 hereof. For this avoidance of doubt, this Section 7.4.B does not apply to MIC’s income tax liabilities (including income-based franchise tax liabilities), and does not apply to the amount of franchise tax liabilities (if measured by net worth, taxable capital or similar bases under applicable state or local law) to the extent the same would not have been owed by MIC but for its lack of REIT qualification and taxation in a particular taxable year, it being understood that in each such case any such tax liabilities remain the obligation of MIC itself.

C. To the extent practicable, Company expenses shall be billed directly to and paid by the Company and, subject to Section 15.12 hereof, if and to the extent any reimbursements to MIC or any of its Affiliates by the Company pursuant to this Section 7.4 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

Section 7.5 Outside Activities of MIC. MIC shall not, directly or indirectly, enter into or conduct any business, other than in connection with, (a) the ownership, acquisition and disposition of Interests, (b) the management of the business and affairs of the Company, (c) the operation of MIC as a reporting company with a class (or classes) of securities registered under the Exchange Act, (d) its operations as a REIT, if applicable, (e) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (f) financing or refinancing of any type related to the Company or its assets or activities, and (g) such activities as are incidental thereto; provided, however, that, except as otherwise provided herein, any funds raised by MIC pursuant to the preceding clauses (e) and (f) shall be made available to the Company, whether as Capital Contributions, loans or otherwise, as appropriate; and, provided, further, that MIC may, in the sole and absolute discretion of the Board, from time to time hold or acquire assets in its own name or otherwise other than through the Company so long as MIC takes commercially reasonable measures to ensure that the economic benefits and burdens of such Property are otherwise vested in the Company, whether through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company, the Members shall negotiate in good faith to amend this Agreement, including, without limitation, the definition of “Adjustment Factor,” to reflect such activities and the direct ownership of assets by MIC. Nothing contained herein shall be deemed to prohibit MIC from executing guarantees of Company debt. MIC and all Disregarded Entities with respect to MIC, taken as a group, shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Company) other than (i) interests in Disregarded Entities with respect to MIC, (ii) Interests held by MIC, (iii) a minority interest in any Subsidiary of the Company that MIC holds to maintain such Subsidiary’s status as a partnership for federal income tax purposes or otherwise, and (iv) such cash and cash equivalents, bank accounts or similar instruments or accounts as such group deems reasonably necessary, taking into account Section 7.1.D hereof and the requirements necessary for MIC to qualify as a REIT, if applicable, and for MIC to carry out its responsibilities contemplated under this Agreement and the Charter. Any Affiliates of MIC may acquire Interests and shall, except as expressly provided in this Agreement, be entitled to exercise all rights of a Member relating to such Interests.

Section 7.6 Transactions with Affiliates.

A. The Company may lend or contribute funds to, and borrow funds from, Persons in which the Company has an equity investment, and such Persons may borrow funds from, and lend or contribute funds to, the Company, on terms and conditions established in the sole and absolute discretion of the Board. The foregoing authority shall not create any right or benefit in favor of any Person.

B. Except as provided in Section 7.5 hereof, the Company may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

C. Except as expressly permitted by this Agreement, neither MIC, any Director, nor any of its Affiliates may sell, transfer or convey any property to, or purchase any property from, the Company, directly or indirectly, except pursuant to transactions that are determined by the Board in good faith to be fair and reasonable.

D. MIC, with the approval of the Board, may propose and adopt (on behalf of the Company) employee benefit plans (including without limitation plans that contemplate the issuance of LTIP Units or Performance Units) funded by the Company for the benefit of employees of MIC, the Company, Subsidiaries of the Company or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of MIC, the Company or any of the Company’s Subsidiaries.

Section 7.7 Indemnification.

A. To the fullest extent permitted by applicable law, the Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorney’s fees and other reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Company shall not indemnify an Indemnitee (i) if the act or omission of the Indemnitee was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, if the Indemnitee had reasonable cause to believe that the act or omission was unlawful; or (iii) for any transaction for which such Indemnitee actually received an improper personal benefit in money, property or services or otherwise, in violation or breach of any provision of this Agreement; and provided, further, that no payments pursuant to this Agreement shall be made by the Company to indemnify or advance funds to any Indemnitee (x) with respect to any Action initiated or brought voluntarily by such Indemnitee (and not by way of defense) unless (I) approved or authorized by the Board or (II) incurred to establish or enforce such Indemnitee’s right to indemnification under this Agreement, and (y) in connection with one or more Actions or claims brought by the Company or involving such Indemnitee if such Indemnitee is found liable to the Company on any portion of any claim in any such Action.

Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including, without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Company is hereby authorized to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7.A that the Company shall indemnify each Indemnitee to the fullest extent permitted by law and this Agreement. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, and neither MIC, any Director, nor any other Holder shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.7.

B. To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Company as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

D. The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the Board shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E. Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Company or MIC (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the U.S. Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) an act or omission of such Indemnitee that was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission that such Indemnitee had reasonable cause to believe was unlawful, or (iii) any transaction in which such Indemnitee actually received an improper personal benefit in money, property or services or otherwise, in violation or breach of any provision of this Agreement or applicable law.

F. Notwithstanding anything to the contrary in this Agreement, in no event may an Indemnitee subject any of the Holders to personal liability by reason of the indemnification provisions set forth in this Agreement, and any such indemnification shall be satisfied solely out of the assets of the Company.

G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Company’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I. It is the intent of the parties that any amounts paid by the Company to MIC or any other Person who is a Member pursuant to this Section 7.7 shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

J. The Company shall indemnify each Member and its Affiliates, their respective directors, officers, stockholders and any other individual acting on its or their behalf, from and against any costs (including costs of defense) incurred by it as a result of any litigation or other proceeding in which any Member is named as a defendant or any claim threatened or asserted against any Member, in either case which relates to the operations of the Company or any obligation assumed by the Company, unless such costs are the result of intentional harm or gross negligence on the part of, or a breach of this Agreement by, such Member; provided, however, that no Member shall have any personal liability with respect to the foregoing indemnification, any such indemnification to be satisfied solely out of the assets of the Company.

K. Any obligation or liability whatsoever of MIC which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of MIC or the Company only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of MIC’s directors, stockholders, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

Section 7.8 Liability of the Directors and Officers.

A. Notwithstanding anything to the contrary set forth in this Agreement, the Directors and officers of the Company shall not be liable or accountable in damages or otherwise to the Company, any Members, or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if such Director or officer, as applicable, acted in good faith.

B. The Members agree that (i) the Directors are acting for the benefit of the Company, the Members and MIC’s stockholders collectively and (ii) notwithstanding any duty otherwise existing at law or equity, in the event of a conflict between the interests of the Company or any Member, on the one hand, and the separate interests of MIC or its stockholders, on the other hand, the Directors may give priority to the separate interests of MIC or the stockholders of MIC (including, without limitation, with respect to tax consequences to Members, Assignees or MIC’s stockholders), and, in the event of such a conflict, any action or failure to act on the part of the Directors (or MIC’s directors, officers or agents) that gives priority to the separate interests of MIC or its stockholders that does not result in a violation of the contract rights of the Members under this Agreement does not violate any other duty owed by the Directors to the Company and/or the Members.

C. The Board may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the officers, employees or agents of the Company. Directors shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Board in good faith.

D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Directors’ and/or MIC’s and its officers’ and directors’ liability to the Company and the Members under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

E. Notwithstanding anything herein to the contrary, except for liability for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Company by any Member pursuant to any other written instrument, no Member shall have any personal liability whatsoever, to the Company or to the other Members, or for the debts or liabilities of the Company or the Company’s obligations hereunder, and the full recourse of the other Member(s) shall be limited to the interest of that Member in the Company. Without limitation of the foregoing, and except for liability for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Member, other than its interest in the Company, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Member(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of MIC solely as officers of the same and not in their own individual capacities.

F. To the extent that, under applicable law, any Director or MIC has duties (including fiduciary duties) and liabilities relating thereto to the Company or the Members, the Director or MIC, as applicable, shall not be liable to the Company or to any other Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or modify the duties and liabilities of the Directors or MIC under the Act or otherwise existing under applicable law, are agreed by the Members to replace such other duties and liabilities of such Directors or MIC, as applicable.

G. Whenever in this Agreement the Board is permitted or required to make a decision in (i) its “sole and absolute discretion,” “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Board shall be entitled to consider only such interests and factors as it desires, and shall have no duty or obligation to give any consideration to any interest or factors affecting the Company or the Members or any of them, or (ii) in its “good faith” or under another expressed standard, the Directors shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise. If any question should arise with respect to the operation of the Company, which is not otherwise specifically provided for in this Agreement or the Act, or with respect to the interpretation of this Agreement, the Board is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in such a manner as it shall deem, in its sole discretion, to be fair and equitable, and its determination and interpretations so made shall be final and binding on all parties. The Board’s “sole and absolute discretion,” “sole discretion” and “discretion” under this Agreement shall be exercised consistently with the duty of care and the obligation of good faith and fair dealing under the Act (as modified by the Agreement).

H. Director Duties. Except for contractual duties expressly provided under this Agreement, and to the extent permitted by Section 18-1101(e) of the Act, no Director shall have any duties (including any fiduciary duties) to the Company, MIC, or any Subsidiary of the Company, or any of their respective direct and indirect stockholders, or to any Member or creditor of the Company, whether or not such duties arise or exist at law or in equity, other than the implied contractual covenant of good faith and fair dealing, and each Member and Director hereby expressly waives any such duties (including any fiduciary duties). The Directors, in their capacity as such, shall have no other duty, fiduciary or otherwise, to the Company, any Member or any other Person (including any creditor of the Company or any Member or any Assignee of Interest). The provisions of this Agreement other than this Section 7.8 shall create contractual obligations of the Directors only, and no such provision shall be interpreted to expand or modify the fiduciary duties of the Directors under the Act. The provisions of this Section 7.8, to the extent that they restrict or modify the duties and liabilities of the Directors under the Act or otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Directors. Each Director is entitled to a presumption that any act or failure to act on the part of the Director, and any decision or determination made by the Director, is presumed to satisfy the duties of a Director under the Act, modified as set forth in this Section 7.8, and no act or failure to act on the part of the Director, or decision or determination made by the Director (whether with respect to a change of control of the Company or otherwise) shall be subject to any duty, standard of conduct, burden of proof or scrutiny, whether at law or in equity, other than as set forth in this Section 7.8.

Section 7.9 Other Matters Concerning the Board.

A. The Board may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

B. The Board may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the Board reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C. The Board shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized Directors, officers or agents and a duly appointed attorney or attorneys-in-fact (including, without limitation, Directors and officers of the Company). Each such attorney shall, to the extent provided by the Board in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the Board hereunder.

D. Notwithstanding any other provision of this Agreement or any non-mandatory provision of the Act, any action of the Board on behalf of the Company or any decision of the Board to refrain from acting on behalf of the Company, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of MIC to qualify or re-qualify as a REIT, (ii) for MIC otherwise to satisfy the REIT Requirements, (iii) for MIC to avoid incurring any taxes under Code Section 857 or Code Section 4981, or (iv) for any MIC

Affiliate to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) or “taxable REIT subsidiary” (within the meaning of Code Section 856(1)), is expressly authorized under this Agreement and is deemed approved by all of the Members and does not violate any duty or obligation, fiduciary or otherwise, of the Board to the Company or any other Member.

Section 7.10 Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively with other Members or Persons, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, MIC or one or more nominees, as the Board may determine, including Affiliates of MIC. MIC hereby declares and warrants that any Company assets for which legal title is held in the name of MIC or any nominee or Affiliate of MIC shall be held by MIC or such nominee or Affiliate for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

Section 7.11 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board has full power and authority, without the consent or approval of any other Member, or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and take any and all actions on behalf of the Company, and such Person shall be entitled to deal with the Board as if it were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board in connection with any such dealing. In no event shall any Person dealing with the Board or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the Board or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by an Officer or other authorized person by or at the direction of the Board shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

Article 8

RIGHTS AND OBLIGATIONS OF MEMBERS

Section 8.1 Limitation of Liability. No Member shall have any liability under this Agreement except as expressly provided in this Agreement (including, without limitation, Section 10.4 hereof) or under the Act.

Section 8.2 Management of Business. No Member or Assignee (other than any Director who is a Member, MIC, any of its Affiliates or any officer, director, member, employee, partner, agent, representative or trustee of the Company, MIC or any of their Affiliates, in their capacities as such) shall take part in, or have any liability in respect of, the operations, management or control (within the meaning of the Act) of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by or at the direction of the Board, MIC, any of its Affiliates or any officer, director, member, employee, partner, agent, representative or trustee of the Company, MIC or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Members or Assignees under this Agreement.

Section 8.3 Outside Activities of Members. Subject to any agreements entered into pursuant to Section 7.6 hereof and any other agreements entered into by a Member or any of its Affiliates with MIC, the Company or a Subsidiary (including, without limitation, any employment agreement), any Member and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company. Neither the Company nor any Member shall have any rights by virtue of this Agreement in any business ventures of any Member or Assignee (other than MIC). Subject to such agreements, none of the Members nor any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any other Person (other than MIC), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6 hereof and any other agreements entered into by a Member or its Affiliates with MIC, the Company or a Subsidiary, to offer any interest in any such business ventures to the Company, any Member, or any such other Person, even if such opportunity is of a character that, if presented to the Company, any Member or such other Person, could be taken by such Person. In deciding whether to take any actions in such capacity, the Members and their respective Affiliates shall be under no obligation to consider the separate interests of the Company or its subsidiaries and to the maximum extent permitted by applicable law shall have no fiduciary duties or similar obligations to the Company or any other Members, or to any subsidiary of the Company, and shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the other Members in connection with such acts except for liability for fraud, willful misconduct or gross negligence.

Section 8.4 Return of Capital. Except pursuant to the rights of Redemption set forth in Section 15.1 hereof, no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Company as provided herein. Except to the extent provided in Articles 5 and 6 hereof or otherwise expressly provided in this Agreement, no Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5 Rights of Members Relating to the Company.

A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, the Company shall deliver to each Member a copy of any information mailed or delivered electronically to all of the common stockholders of MIC as soon as practicable after such mailing.

B. The Company shall notify any Member that is a Qualifying Party, on request, of the then current Adjustment Factor and any change made to the Adjustment Factor shall be set forth in the quarterly report required by Section 9.3.B hereof immediately following the date such change becomes effective.

C. Notwithstanding any other provision of this Section 8.5, the Company may keep confidential from the Members (or any of them), for such period of time as the Board determines in its sole and absolute discretion to be reasonable, any information that (i) the Board believes to be in the nature of trade secrets or other information the disclosure of which the Board in good faith believes is not in the best interests of the Company or MIC or (ii) the Company or MIC is required by law or by agreement to keep confidential.

D. Upon written request by any Member, the Board shall cause the ownership of Units by such Member to be evidenced by a certificate for units in such form as the Board may determine with respect to any class of Units issued from time to time under this Agreement. Any officer of the Company may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated. Unless otherwise determined by the Board, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Company a bond in such sums as the Board may direct as indemnity against any claim that may be made against the Company.

Section 8.6 Company Right to Call Interests. Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Members (other than MIC) are less than one percent (1%), the Company shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Interests by treating any Member (other than MIC) as a Tendering Party who has delivered a Common Unit Notice of Redemption for the amount of Common Units to be specified by the Board, in its sole and absolute discretion, by notice to such Member that the Company has elected to exercise its rights under this Section 8.6. Such notice given by the Company to a Member pursuant to this Section 8.6 shall be treated as if it were a Common Unit Notice of Redemption delivered to MIC by such Member. For purposes of this Section 8.6, (a) any Member (whether or not otherwise a Qualifying Party) may, in the Board’s sole and absolute discretion, be treated as a Qualifying Party that is a Tendering Party, as applicable, and (b) the provisions of Sections 15.1.F(2) and 15.1.F(3) hereof shall not apply, but the remainder of Section 15.1 hereof shall apply, mutatis mutandis.

Section 8.7 Rights as Objecting Members. No Member and no Holder of an Interest shall be entitled to exercise any of the rights of an objecting stockholder provided for under Section 262 of the Delaware General Corporation Law or any successor statute in connection with a merger of the Company.

Article 9

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1 Records and Accounting.

A. The Board shall keep or cause to be kept at the principal place of business of the Company any records and documents required to be maintained by the Act and any other books and records deemed by the Board to be appropriate with respect to the Company’s business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to Section 8.5.A, Section 9.3 or Article 13 hereof. Any records maintained by or on behalf of the Company in the regular course of its business may be kept on any information storage device, provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

B. The books of the Company shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the Board determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Company and MIC may operate with integrated or consolidated accounting records, operations and principles.

Section 9.2 Fiscal Year. For purposes of this Agreement, “Fiscal Year” means the fiscal year of the Company, which shall be the same as the tax year of the Company. The tax year shall be the calendar year unless otherwise required by the Code.

Section 9.3 Reports.

A. As soon as practicable, but in no event later than one hundred five (105) days after the close of each Fiscal Year, the Company shall cause to be mailed to each Member of record as of the close of the Fiscal Year, financial statements of the Company, or of MIC if such statements are prepared solely on a consolidated basis with MIC, for such Fiscal Year, presented in accordance with generally accepted accounting principles.

B. As soon as practicable, but in no event later than sixty (60) days after the close of each calendar quarter (except the last calendar quarter of each year), the Company shall cause to be mailed to each Member of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Company for such calendar quarter, or of MIC if such statements are prepared solely on a consolidated basis with MIC, and such other information as may be required by applicable law or regulation or as the Board determines to be appropriate.

C. The Company shall have satisfied its obligations under Section 9.3.A and Section 9.3.B by posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Company or MIC, provided, that such reports are able to be printed or downloaded from such website.

Article 10

TAX MATTERS

Section 10.1 Preparation of Tax Returns. The Board shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable efforts to furnish, within one hundred eighty (180) days of the close of each taxable year, the tax information reasonably required by the Members for federal and state income tax and any other tax reporting purposes. The Members shall promptly provide the Company with such information relating to the Contributed Properties as is readily available to the Members, including tax basis and other relevant information, as may be reasonably requested by the Company from time to time.

Section 10.2 Tax Elections. Except as otherwise provided herein, the Board shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754, and any available tax elections under state or local tax law. The Board shall have the right to seek to revoke any such election (including, without limitation, any election under Code Section 754 or any applicable state or local tax law) upon the Board’s determination in its sole and absolute discretion that such revocation is in the best interests of the Members. In the event of a transfer of all or any part of the Interest of any Member, the Company, at the option of the Board, may elect pursuant to Code Section 754 to adjust the tax basis of the Properties. Notwithstanding anything contained in Article 5 of this Agreement but subject to subsection (iv) of the definition of Gross Asset Value, any adjustments made pursuant to Code Section 754 shall affect only the successor in interest to the transferring Member and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Members for any purpose under this Agreement. Each Member will furnish the Company with all information necessary to give effect to such election.

Section 10.3 Tax Matters Partner; Partner Representative.

A. For each taxable year of the Company beginning on or after January 1, 2018, the Board shall designate MIC or another Person to be the partnership representative of the Company (the “Partnership Representative”) within the meaning of Code Section 6223 in accordance with Regulations Section 301.6223-1 and any other applicable Internal Revenue Service guidance. If the Person designated by the Board to serve as the Partnership Representative is not an individual, the Board shall also appoint an individual (the “Designated Individual’) through whom the Partnership Representative acts in accordance with Regulations Section 301.6223-1 and any other applicable Internal Revenue Service guidance. The Board shall also designate a new Partnership Representative if the Partnership Representative resigns or is deemed ineligible or appoint a new Designated Individual if the Designated Individual resigns or is deemed ineligible. The Board is authorized to revoke and replace from time to time the Partnership Representative or the Designated Individual in accordance with Regulations Section 301.6223-1 and any other applicable Internal Revenue Service guidance. The Board shall make all designations and appointments under similar or analogous state, local or non-U.S. laws. The Partnership Representative shall have the right and obligation to take all actions authorized and required, respectively, by the Code and Regulations (and, as applicable, analogous state, local and non-U.S. laws) for the Partnership Representative. The taking of any action and the incurring of any expense by the Partnership Representative in connection with any applicable proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Partnership Representative, and the provisions relating to indemnification of the Indemnitees set forth in Section 7.7 hereof shall be fully applicable to the Partnership Representative and the Designated Individual, if any, acting as such.

B. Each Member agrees that such Member shall not treat any Company-related item inconsistently on such Member’s federal, state, local or non-U.S. tax return with the treatment of the item on the Company’s return. Any deficiency for taxes imposed on any Member with respect to such Member’s interest in the Company (including penalties, additions to tax or interest imposed with respect to such taxes and any tax deficiency imposed pursuant to Code Section 6226) will be paid by such Member. If the Company is required to pay (and actually pays) an imputed underpayment (including penalties, additions to tax or interest imposed with respect to such taxes, pursuant to Code Section 6225) with respect to a reviewed year, or bears the economic burden of imputed underpayments made by entities in which it is a member, such amounts paid will be treated as taxes paid on behalf of the appropriate Members (as determined by the Board in its reasonable discretion) and recoverable from the reviewed-year Members in accordance with Section 10.4 or by any other reasonable means determined by the Board. To the extent that the Company or the Partnership Representative, as applicable, does not make an election under Code Sections 6221(b) (if available) or 6226, the Company shall use commercially reasonable efforts to (i) make any modifications available under Code Section 6225(c), and (ii) if requested by a Member, provide to such Member information allowing such Member to file an amended federal income tax return, as described in Code Section 6225(c)(2), to the extent such amended return and payment of any related federal income taxes would reduce any taxes payable by the Company; similar principles shall apply under state, local and non-U.S. laws. Each Member shall, including any time after such Member withdraws from or otherwise ceases to be a Member, take all actions requested by the Board, including timely provision of requested information and consents in connection with implementing any elections or decisions made by the Company or the Partnership Representative (or Person acting in a similar capacity under similar or analogous state, local or non-U.S. laws) related to any tax audit or examination of the Company (including to implement any modifications to any imputed underpayment or similar amount under Code Section 6225(c), any elections under Code Sections 6221 or 6226 and any administrative adjustment request under Code Section 6227).

C. Notwithstanding anything to the contrary in this Agreement, any information, representations, certificates, forms, or documentation provided pursuant to this Section 10.3 may be disclosed to any applicable taxing authority. Each Member agrees to be bound by the provisions of this Section 10.3 at all times, including any time after such Member ceases to be a Member solely with respect to matters directly related to such Member’s interest in the Company, and the provisions of Section 7.8 shall survive the winding up, liquidation and dissolution of the Company. For the avoidance of doubt, all references to Code Sections in this Section 10.3.C are to such Code Sections as amended by the Bipartisan Budget Act (and any applicable subsequent amendments thereto).

Section 10.4 Withholding. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Board determines the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446. Any amount withheld with respect to a Member pursuant to this Section 10.4 shall be treated as paid or distributed, as applicable, to such Member for all purposes under this Agreement. Any amount paid on behalf of or with respect to a Member, in excess of any such withheld amount, shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within thirty (30) days after the affected Member receives written notice from the Company that such payment must be made; provided, that the Member shall not be required to repay such deemed loan if either (i) the Company withholds such payment from a distribution that would otherwise be made to the Member or (ii) the Board determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Cash of the Company that would, but for such payment, be distributed to the Member. Any amounts payable by a Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate) from the date such amount is due (i.e., thirty (30) days after the Member receives written notice of such amount) until such amount is paid in full.

Section 10.5 Organizational Expenses. The Board may cause the Company to elect to deduct expenses, if any, incurred by it in organizing the Company ratably over a 180-month period as provided in Code Section 709.

Article 11

MEMBER TRANSFERS AND WITHDRAWALS

Section 11.1 Transfer.

A. No part of the Interest of a Member shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

B. No Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of an Interest not made in accordance with this Article 11 shall be null and void ab initio.

C. No Transfer of any Interest may be made to a lender to the Company or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Company whose loan constitutes a Nonrecourse Liability, without the consent of the Board; provided, however, that as a condition to such Consent, the lender may be required to enter into an arrangement with the Company and MIC to redeem or exchange for the Shares Amount any Units in which a security interest is held by such lender simultaneously with the time at which such lender would be deemed to be a member in the Company for purposes of allocating liabilities to such lender under Code Section 752 (provided, that for purpose of calculating the Shares Amount in this Section 11.1.C, “Tendered Common Units” shall mean all such Units in which a security interest is held by such lender).

Section 11.2 Transfer of MIC’s Interest.

A. Except as provided in this Section 11.2 and subject to the rights of any Holder of any Interest set forth in a Unit Designation, MIC shall not Transfer all or any portion of its Interests (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Common Members. It is a condition to any Transfer of an Interest of MIC otherwise permitted hereunder (including any Transfer permitted pursuant to Section 11.2.B or 11.2.C) that: (i) coincident with such Transfer, the transferee is admitted as a Member; (ii) the transferee assumes, by operation of law or express agreement, all of the obligations of MIC under this Agreement with respect to such Transferred Interest; and (iii) the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Interest so acquired and the admission of such transferee as a Member.

B. Certain Transactions of MIC. Subject to the rights of any Holder of any Interest set forth in a Unit Designation, MIC may not, without the Consent of the Non-MIC Members, transfer all of its Interests in connection with (a) a merger, consolidation or other combination of its or the Company’s assets with another entity, (b) a sale of all or substantially all of its or the Company’s assets not in the ordinary course of the Company’s business or (c) a reclassification, recapitalization or change any of outstanding shares of MIC’s stock or other outstanding equity interests other than in connection with a stock split, reverse stock split, stock dividend change in par value, increase in authorized shares, designation or issuance of new classes of equity securities or any event that does not require the approval of MIC’s stockholders (each, a “Termination Transaction”) unless:

(1) in connection with such Termination Transaction, all of the Common Members will receive, or will have the right to elect to receive (and shall be provided the opportunity to make such an election if the holders of Shares generally are also provided such an opportunity), for each Unit an amount of cash, securities and/or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid to a holder of one Share in consideration of one Share pursuant to the terms of such Termination Transaction; provided, that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding Shares, each holder of Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of Units would have received had it exercised its right to redemption pursuant to Article 15 hereof and received Shares in exchange for its Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated; or

(2) all of the following conditions are met: (w) substantially all of the assets directly or indirectly owned by the surviving entity are owned directly or indirectly by the Company or another limited liability company or limited partnership which is the survivor of a merger, consolidation or combination of assets with the Company (in each case, the “Surviving Company”); (x) the Common Members that held Common Units immediately prior to such Termination Transaction own a percentage interest of the Surviving Company based on the relative fair market value of the net assets of the Company and the other net assets of the Surviving Company immediately prior to the consummation of such transaction; (y) the rights, preferences and privileges of Common Members in the Surviving Company are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Company (other than the holders of any preferred units therein); and (z) the rights of the Common Members include at least one of the following: (a) the right to redeem their interests in the Surviving Company for the consideration available to such persons pursuant to Section 11.2.B(1) or (b) the right to redeem their interests in the Surviving Company for cash on terms substantially equivalent to those in effect with respect to their Common Units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Company has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the Shares.

C. Notwithstanding the other provisions of this Article 11 (other than Section 11.6.D hereof), MIC may Transfer all of its Interests at any time to any Person that is, at the time of such Transfer an Affiliate of MIC, including any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), without the Consent of the Non-MIC Members. The provisions of Section 11.2.B, 11.3, 11.4.A and 11.5 hereof shall not apply to any Transfer permitted by this Section 11.2.C.

D. MIC may not voluntarily withdraw as a Member of the Company without the Consent of the Non-MIC Members, except in connection with a Transfer of MIC’s entire Interest permitted in this Article 11 or in connection with a Termination Transaction and, in each case, upon the admission of the transferee as a successor Member of the Company pursuant to the Act and this Agreement.

E. Prior to the Approval Right Termination Date, MIC may not consummate (x) a Termination Transaction, (y) a merger, consolidation or other combination of the assets of the Company with another entity or (z) a sale of all or substantially all of the assets of the Company, in each case which transaction (a “Stockholder Vote Transaction”) is submitted for the approval of the holders of Shares of MIC (a “Stockholder Vote”) unless: (i) MIC first provides the Common Members with advance notice at least equal in time to the advance notice given to holders of Shares in connection with such Stockholder Vote, (ii) in connection with such advance notice, MIC provides the Common Members with written materials describing the proposed Stockholder Vote Transaction (which may consist of the proxy statement or registration statement used in connection with the Stockholder Vote) and (iii) the Stockholder Vote Transaction is approved by the holders of the Common Units (the “Company Vote”) at the same level of approval as required for the Stockholder Vote (for example, (x) if the approval of holders of outstanding Shares entitled to cast a majority of the votes entitled to be cast on the matter is required to approve the Stockholder Vote Transaction in the Stockholder Vote, then the approval of holders of outstanding Common Units (including votes deemed to be cast by MIC) entitled to cast a majority of votes entitled to be cast on the matter will be required to approve the Stockholder Vote Transaction in the Company Vote or (y) if the approval of a majority of the votes cast by holders of outstanding Shares present at a meeting of such holders at which a quorum is present is required to approve the Stockholder Vote

Transaction in the Stockholder Vote, then the approval of a majority of the votes cast (including votes deemed to be cast by MIC) by holders of outstanding Common Units present at a meeting of such holders at which a quorum is present will be required to approve the Stockholder Vote Transaction in the Company Vote). For purposes of the Company Vote, (i) each Member holding Common Units (other than MIC or any of its Subsidiaries) shall be entitled to cast a number of votes equal to the total number of Common Units held by such Member as of the record date for the Stockholder Meeting, and (ii) MIC and its Subsidiaries shall not be entitled to vote thereon and shall instead be deemed to have cast a number of votes equal to the sum of (x) the total number of Common Units held by MIC as of the Record Date for the Stockholder Meeting divided by the Adjustment Factor then in effect plus (y) the total number of shares of unvested restricted Shares with respect to which MIC does not hold back-to-back Common Units as of the Record Date for the Stockholder Meeting, in proportion to the manner in which all outstanding Shares were voted in the Stockholder Vote (for example, “For,” “Against,” “Abstain” and “Not Present”). Any such Company Vote will be taken in accordance with Section 14.3 below (including Section 14.3.B thereof permitting actions to be taken by written consent without a meeting), mutatis mutandis to give effect to the foregoing provisions of this Section 11.2.E, except that, solely for purposes of determining whether a quorum is present at any meeting of the Members at which a Company Vote will occur, MIC shall be considered to be entitled to cast at such meeting all votes that MIC will be deemed to have cast in such Company Vote as provided in this Section 11.2.E.

Section 11.3 Members’ Rights to Transfer.

A. General. Prior to the end of the Initial Holding Period, no Member shall Transfer all or any portion of its Interest to any transferee without the consent of the Board; provided, however, that any Member may, at any time, without the consent or approval of the Board, (i) Transfer all or part of its Interest to any Family Member (including a Transfer by a Family Member that is an inter vivos or testamentary trust (whether revocable or irrevocable) to a Family Member that is a beneficiary of such trust), any Charity, any Controlled Entity or any Affiliate, or (ii) pledge (a “Pledge”) all or any portion of its Interest to a lending institution that is not an Affiliate of such Member as collateral or security for a bona fide loan or other extension of credit, and, except as provided in Section 11.1.C, Transfer such pledged Interest to such lending institution in connection with the exercise of remedies under such loan or extension of credit (any Transfer or Pledge permitted by this proviso is hereinafter referred to as a “Permitted Transfer”). After such Initial Holding Period, each Member, and each transferee of Units or Assignee pursuant to a Permitted Transfer, shall have the right to Transfer all or any portion of its Interest to any Person without the consent of the Board, subject to the provisions of Sections 11.1.C and 11.4 hereof and to satisfaction of each of the following conditions (in addition to the right of such Member or permitted transferee thereof to continue to make Permitted Transfers without the need to satisfy clauses (1) through (4) below):

(1) MIC Right of First Refusal. The transferor Member (or the Member’s estate in the event of the Member’s death) shall give written notice of the proposed Transfer to MIC, which notice shall state (i) the identity and address of the proposed transferee and (ii) the amount and type of consideration proposed to be received for the Transferred Units. MIC shall have ten (10) Business Days upon which to give the transferor Member notice of its election to acquire the Units on the terms set forth in such notice. If it so elects, it shall purchase the Units on such terms within ten (10) Business Days after giving notice of such election; provided, however, that such closing may be deferred to the extent necessary to effect compliance with the Hart-Scott-Rodino Antitrust Act, if applicable, and any other applicable requirements of law. If it does not so elect, the transferor Member may Transfer such Units to a third party, on terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3.

(2) Qualified Transferee. Any Transfer of an Interest shall be made only to a single Qualified Transferee provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; and provided, further, that each Transfer meeting the minimum Transfer restriction of Section 11.3.A(4) hereof may be to a separate Qualified Transferee.

(3) Opinion of Counsel. The transferor Member shall deliver or cause to be delivered to the Board an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Company or the Interests Transferred; provided, however, that the Board may, in its sole discretion, waive this condition upon the request of the transferor Member. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Company or the Units, the Board may prohibit any Transfer otherwise permitted under this Section 11.3 by a Member of Interests.

(4) Minimum Transfer Restriction. Any Transferring Member must Transfer not less than the lesser of (i) five hundred (500) Units or (ii) all of the remaining Units owned by such Transferring Member, without, in each case, the consent of the Board; provided, however that, for purposes of determining compliance with the foregoing restriction, all Units owned by Affiliates of a Member shall be considered to be owned by such Member.

(5) Exception for Permitted Transfers. The conditions of Sections 11.3.A(1) through 11.3.A(4) hereof shall not apply in the case of a Permitted Transfer.

It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is a Permitted Transfer or effected during or after the Initial Holding Period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Member under this Agreement with respect to such Transferred Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Member are assumed by a successor entity by operation of law) shall relieve the transferor Member of its obligations under this Agreement without the consent of the Board. Notwithstanding the foregoing, any transferee of any Transferred Interest shall be subject to any and all restrictions on ownership or transfer of shares of stock of MIC contained in the Charter that may limit or restrict such transferee’s ability to exercise its redemption rights, including, without limitation, the Ownership Limit. Any transferee, whether or not admitted as a Substituted Member, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

B. Incapacity. If a Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Member’s estate shall have all the rights of a Member, but not more rights than those enjoyed by other Members, for the purpose of settling or managing the estate, and such power as the Incapacitated Member possessed to Transfer all or any part of its interest in the Company. The Incapacity of a Member, in and of itself, shall not dissolve or terminate the Company.

C. Adverse Tax Consequences. Notwithstanding anything to the contrary in this Agreement, the Board shall have the authority (but shall not be required) to take any steps it determines are necessary or appropriate in its sole and absolute discretion to prevent the Company from being taxable as a corporation for federal income tax purposes. In furtherance of the foregoing, except with the consent of the Board, no Transfer by a Member of its Interests (including any redemption, any conversion of LTIP Units or Performance Units into Common Units, any exercise of Class A Units for Common Units, any other acquisition of Units by the Board or any acquisition of Units by the Company) may be made to or by any Person if such Transfer could (i) result in the Company being treated as an association taxable as a corporation, (ii) be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704 and the Regulations promulgated thereunder, (iii) result in the Company being unable to qualify for one or more of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704) (the “Safe Harbors”) or could cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant Code Section 7704 or successor provisions of the Code (as determined by the Board) or (iv) based on the advice of counsel to the Company or MIC, adversely affect the ability of MIC to qualify or re-qualify as a REIT or subject MIC to any additional taxes under Code Section 857 or Code Section 4981.

D. Restrictions Not Applicable to Redemptions or Conversions. The provisions of this Section 11.3 (other than Section 11.3.C) shall not apply to the redemption of Common Units pursuant to Section 15.1 or the redemption or conversion of any other Units pursuant to the terms of any Unit Designation.

Section 11.4 Admission of Substituted Members.

A. No Member shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Member in its place. A transferee of the Interest of a Member may be admitted as a Substituted Member only with the consent of the Board. The failure or refusal by the Board to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company or any Director. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Member until and unless it furnishes to the Board (i) evidence of acceptance, in form and substance satisfactory to the Board, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as the Board may require in its sole discretion, to effect such Assignee’s admission as a Substituted Member.

B. Concurrently with, and as evidence of, the admission of a Substituted Member, the Board shall update (or direct the update of) the Register and the books and records of the Company to reflect the name, address and number and class and/or series of Units of such Substituted Member and to eliminate or adjust, if necessary, the name, address and number of Units of the predecessor of such Substituted Member.

C. A transferee who has been admitted as a Substituted Member in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement.

Section 11.5 Assignees. If the Board does not consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Member, as described in Section 11.4 hereof, or in the event that any Interest is deemed to have been Transferred notwithstanding the restrictions set forth in this Article 11, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited liability company interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Company attributable to the Interest assigned to such transferee and the rights to Transfer the Interest provided in this Article 11, but shall not be deemed to be a holder of Interest for any other purpose under this Agreement (other than as expressly provided in Section 15.1 hereof), and shall not be entitled to effect a Consent or vote with respect to such Interest on any matter presented to the Members for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Member). In the event that any such transferee desires to make a further Transfer of any such Interest, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Member desiring to make a Transfer of an Interest.

Section 11.6 General Provisions.

A. No Member may withdraw from the Company other than as a result of (i) a permitted Transfer of all of such Member’s Interest in accordance with this Article 11, with respect to which the transferee becomes a Substituted Member, (ii) pursuant to a redemption (or acquisition by MIC) of all of its Interest pursuant to a redemption under Section 15.1 hereof and/or pursuant to any Unit Designation or (iii) an acquisition by MIC of all of such Member’s Interest, whether or not pursuant to Section 15.1.B hereof.

B. Any Member who shall Transfer all of its Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Member, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Units pursuant to Sections 15.1 hereof and/or pursuant to any Unit Designation or (iii) to MIC, whether or not pursuant to Section 15.1.B hereof, shall cease to be a Member.

C. If any Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Company, or acquired by MIC pursuant to Section 15.1 hereof, on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Unit for such Fiscal Year shall be allocated to the transferor Member or the Tendering Party (as the case may be) and, in the case of a Transfer other than a redemption, to the transferee Member, by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the Board. Solely for purposes of making such allocations, unless the Board decides to use another method permitted under the Code, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Member and none of such items for the calendar month in which a Transfer or a redemption occurs shall be allocated to the transferor Member or the Tendering Party (as the case may be), if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor. All distributions of Available Cash attributable to such Unit with respect to which the Record Date is before the date of such Transfer, assignment or redemption shall be made to the transferor Member or the Tendering Party (as the case may be) and, in the case of a Transfer other than a redemption, all distributions of Available Cash thereafter attributable to such Unit shall be made to the transferee Member.

D. Notwithstanding anything to the contrary in this Agreement and in addition to any other restrictions on Transfer herein contained, in no event may any Transfer of an Interest by any Member (including any redemption, any conversion or exercise, as applicable, of LTIP Units, Performance Units or Class A Units into Common Units, any acquisition of Units by MIC or any other acquisition of Units by the Company) be made: (i) to any person or entity who lacks the legal right, power or capacity to own an Interest; (ii) in violation of applicable law; (iii) except with the consent of the Board, of any component portion of an Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of an Interest; (iv) if MIC qualifies or intends to qualify as a REIT, in the event that such Transfer could cause either MIC or any MIC Affiliate to cease to comply with the REIT Requirements or to cease to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)); (v) except with the consent of the Board, if such Transfer could, based on the advice of counsel to the Company or MIC, cause a termination of the Company for federal or state income tax purposes (except as a result of the redemption (or acquisition by MIC) of all Units held by all Members); (vi) if such Transfer could, based on the advice of legal counsel to the Company, cause the Company to be classified as other than a partnership for federal income tax purposes (except as a result of the redemption (or acquisition by MIC) of all Units held by all Members); (vii) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (viii) if such Transfer could, based on the advice of counsel to the Company or MIC, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (ix) if such Transfer requires the registration of such Interest pursuant to any applicable federal or state securities laws; (x) except with the consent of the Board, if such Transfer (1) could be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704 and the Regulations promulgated thereunder, (2) could cause the Company to become a “publicly traded partnership,” as such term is defined in Code Sections 469(k)(2) or 7704(b), (3) could be in violation of Section 3.4.C(iii), or (4) could cause the Company to fail one or more of the Safe Harbors; (xi) if such Transfer causes the Company (as opposed to MIC) to become a reporting company under the Exchange Act; or

(xii) if such Transfer subjects the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended. The Board shall, in its sole discretion, be permitted to take all action necessary to prevent the Company from being classified as a “publicly traded partnership” under Code Section 7704.

E. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Company, unless the Board otherwise consents.

Article 12

ADMISSION OF MEMBERS

Section 12.1 [Intentionally Omitted].

Section 12.2 Admission of Additional Members.

A. A Person (other than an existing Member) who makes a Capital Contribution to the Company in exchange for Units and in accordance with this Agreement, or is issued LTIP Units or Performance Units in exchange for no consideration in accordance with Section 4.2.B hereof, shall be admitted to the Company as an Additional Member only upon furnishing to the Board (i) evidence of acceptance, in form and substance satisfactory to the Board, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as may be required in the sole and absolute discretion of the Board in order to effect such Person’s admission as an Additional Member. Concurrently with, and as evidence of, the admission of an Additional Member, the Board shall update the Register and the books and records of the Company to reflect the name, address and number and classes and/or series of Units of such Additional Member. For avoidance of doubt, a holder of Class A Units to the extent not already a Member shall only be admitted to the Company as an Additional Member in connection with the issuance of Common Units upon exercise of such Class A Units for Common Units following compliance with the preceding sentences of this Section 12.2.A.

B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Member without the consent of the Board. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the consent of the Board to such admission and the satisfaction of all the conditions set forth in Section 12.2.A.

C. If any Additional Member is admitted to the Company on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Fiscal Year shall be allocated among such Additional Member and all other Holders by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the Board. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Member occurs shall be allocated among all the Holders including such Additional Member, in accordance with the principles described in Section 11.6.C hereof.

All distributions of Available Cash with respect to which the Record Date is before the date of such admission shall be made solely to Members and Assignees other than the Additional Member, and all distributions of Available Cash thereafter shall be made to all the Members and Assignees including such Additional Member.

D. Any Additional Member admitted to the Company that is an Affiliate of MIC shall be deemed to be a “MIC Affiliate” hereunder and shall be reflected as such on the Register and the books and records of the Company.

Section 12.3 Amendment of Agreement and Certificate. For the admission to the Company of any Member, the Board shall take all steps necessary and appropriate under the Act to update the Register, amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

Section 12.4 Limit on Number of Members. Unless otherwise permitted by the Board in its sole and absolute discretion, no Person shall be admitted to the Company as an Additional Member if the effect of such admission would be to cause the Company to have a number of Members that would cause the Company to become a reporting company under the Exchange Act.

Section 12.5 Admission. A Person shall be admitted to the Company as a Member only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Company as a Member.

Article 13

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1 Dissolution. The Company shall not be dissolved by the admission of Substituted Members or Additional Members. However, the Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

A. an election to dissolve the Company made by the Board in its sole and absolute discretion, with the Consent of the Common Members;

B. entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act; or

C. the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act.

Section 13.2 Winding Up.

A. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Holders. After the occurrence of a Liquidating Event, no Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Board (or, in the event that there are no remaining Directors, any Person elected by a Majority in Interest of the Members (the Board or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Board, in consultation with MIC, include shares of stock in MIC) shall be applied and distributed in the following order:

(1) First, to the satisfaction of all of the Company’s debts and liabilities to creditors other than the Holders (whether by payment or the making of reasonable provision for payment thereof);

(2) Second, to the satisfaction of all of the Company’s debts and liabilities to MIC (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4 hereof;

(3) Third, to the satisfaction of all of the Company’s debts and liabilities to the other Holders (whether by payment or the making of reasonable provision for payment thereof); and

(4) Fourth, to the Members in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for all prior periods and the Company taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section 13.2.A(4)).

The Liquidator shall not receive any additional compensation for any services performed pursuant to this Article 13, other than reimbursement of its expenses as set forth in Section 7.4.

B. Notwithstanding the provisions of Section 13.2.A hereof that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company, the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interests of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

C. If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), except as otherwise agreed to by such Holder, such Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

D. In the sole and absolute discretion of the Board or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article 13 may be:

(1) distributed to a trust established for the benefit of the Liquidator and the Holders for the purpose of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Liquidator arising out of or in connection with the Company and/or Company activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the reasonable discretion of the Liquidator, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or

(2) withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 13.2.A hereof as soon as practicable.

Section 13.3 Deemed Contribution and Distribution. Notwithstanding any other provision of this Article 13, in the event that the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Company’s Property shall not be liquidated, the Company’s liabilities shall not be paid or discharged and the Company’s affairs shall not be wound up. Instead, for federal income tax purposes the Company shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and immediately thereafter, distributed Units to the Members in the new partnership in accordance with their respective Capital Accounts in liquidation of the Company, and the new partnership is deemed to continue the business of the Company. Nothing in this Section 13.3 shall be deemed to have constituted a Transfer to an Assignee as a Substituted Member without compliance with the provisions of Section 11.4 or Section 13.3 hereof.

Section 13.4 Rights of Holders. Except as otherwise provided in this Agreement and subject to the rights of any Holder of any Interest set forth in a Unit Designation, (a) each Holder shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Company and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

Section 13.5 Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Members pursuant to Section 13.1 hereof, result in a dissolution of the Company, the Board or Liquidator shall, within thirty (30) days thereafter, provide written notice thereof to each Holder and, in the Board’s or Liquidator’s sole and absolute discretion or as required by the Act, to all other parties with whom the Company regularly conducts business (as determined in the sole and absolute discretion of the Board or Liquidator), and the Board or Liquidator may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the sole and absolute discretion of the Board or Liquidator).

Section 13.6 Cancellation of Certificate of Formation. Upon the completion of the liquidation of the Company cash and property as provided in Section 13.2 hereof, the Company shall be terminated, a certificate of cancellation shall be filed with the SOS, all qualifications of the Company as a foreign limited liability company or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Company shall be taken.

Section 13.7 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Members during the period of liquidation; provided, however, reasonable efforts shall be made to complete such winding-up within twenty-four (24) months after the adoption of a plan of liquidation of MIC, as provided in Code Section 562(b)(1)(B), if necessary, in the sole and absolute discretion of Board.

Article 14

PROCEDURES FOR ACTIONS AND CONSENTS

OF MEMBERS; AMENDMENTS; MEETINGS

Section 14.1 Procedures for Actions and Consents of Members. The actions requiring Consent of any Member pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

Section 14.2 Amendments. Amendments to this Agreement may be proposed by the Board or by Members holding twenty-five percent (25%) or more of the Interests held by Members and, except as set forth in Section 7.3.C and subject to Sections 7.3.D, 18.10 and 19.10 and the rights of any Holder of any Interest set forth in a Unit Designation, shall be approved by the Consent of the Members. Following such proposal, the Board shall submit to the Members entitled to vote thereon any proposed amendment that, pursuant to the terms of this Agreement, requires the consent, approval or vote of such Members. The Board shall seek the consent, approval or vote of the Members entitled to vote thereon on any such proposed amendment in accordance with Section 14.3 hereof. Upon obtaining any such Consent, or any other Consent required by this Agreement, and without further action or execution by any other Person, including any Member, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Board, and (ii) the Members shall be deemed a party to and bound by such amendment of this Agreement. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, this Agreement may not be amended without the Consent of MIC.

Section 14.3 Meetings of the Members.

A. Meetings of the Members may be called only by the Board to transact any business that the Board determines. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members entitled to act at the meeting not less than seven (7) days nor more than sixty (60) days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Members is required by this Agreement, the affirmative vote of Members holding a majority of the Percentage Interests held by the Members entitled to act on any proposal shall be sufficient to approve such proposal at a meeting of the Members. Whenever the vote, consent or approval of Members is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Members or in accordance with the procedure prescribed in Section 14.3.B hereof.

B. Any action requiring the Consent of any Member or group of Members pursuant to this Agreement or that is required or permitted to be taken at a meeting of the Members may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Members whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Members. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Members at a meeting of the Members. Such consent shall be filed with the Company. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the Board may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a Consent that is consistent with the Board’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

C. Each Member entitled to act at a meeting of the Members may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company’s receipt of written notice of such revocation from the Member executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

D. The Board may set, in advance, a record date for the purpose of determining the Members (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Members or (iii) in order to make a determination of Members for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Members, not less than five (5) days, before the date on which the meeting is to be held or Consent is to be given. If no record date is fixed, the record date for the determination of Members entitled to notice of or to vote at a meeting of the Members shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Members shall be the effective date of such Member action, distribution or other event. When a determination of the Members entitled to vote at any meeting of the Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

E. Each meeting of Members shall be conducted by the Board or such other Person as the Board may appoint pursuant to such rules for the conduct of the meeting as the Board or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Members may be conducted in the same manner as meetings of MIC’s stockholders and may be held at the same time as, and as part of, the meetings of MIC’s stockholders.

Article 15

GENERAL PROVISIONS

Section 15.1 Redemption Rights of Qualifying Parties.

A. After the expiration of the applicable Initial Holding Period, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) (the “Redemption Right”) to require the Company to redeem all or a portion of the Common Units held by a Tendering Party (Common Units that have in fact been tendered for redemption being hereafter referred to as “Tendered Common Units”) in exchange (a “Redemption”) for the Cash Amount payable on the Specified Redemption Date. The Company may, in MIC’s sole and absolute discretion, redeem Tendered Common Units at the request of the Qualifying Party prior to the end of the applicable Initial Holding Period (subject to the terms and conditions set forth herein (including the expiration of the applicable Specified Redemption Date)) (a “Special Redemption”); provided, however, that MIC first receives a legal opinion to the same effect as the legal opinion described in Section 15.1.G(4) of this Agreement. Any Redemption shall be exercised pursuant to a Common Unit Notice of Redemption delivered to MIC by the Qualifying Party when exercising the Redemption right (the “Tendering Party”). The Company’s obligation to effect a Redemption, however, shall not arise or be binding against the Company until the earlier of (i) the date MIC notifies the Tendering Party that it declines to acquire some or all of the Tendered Common Units under Section 15.1.B hereof following receipt of a Common Unit Notice of Redemption and (ii) the Business Day following the Cut-Off Date. In the event of a Redemption, the Cash Amount shall be delivered as a certified or bank check payable to the Tendering Party or, in MIC’s sole and absolute discretion, in immediately available funds, in each case, on or before the Specified Redemption Date.

B. Notwithstanding the provisions of Section 15.1.A hereof, on or before the close of business on the Cut-Off Date, MIC may, in its sole and absolute discretion but subject to the Ownership Limit (which shall only be applicable so long as MIC qualifies as or intends to qualify as a REIT), elect to acquire some or all of the Tendered Common Units from the Tendering Party in exchange for Shares. If MIC elects to acquire some or all of the Tendered Common Units pursuant to this Section 15.1.B, MIC shall give written notice thereof to the Tendering Party on or before the close of business on the Cut-Off Date. If MIC elects to acquire any of the Tendered Common Units for Shares, MIC shall issue and deliver such Shares to the Tendering Party pursuant to the terms of this Section 15.1.B, in which case (1) MIC shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption Right with respect to such Tendered Common Units and (2) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Common Units to MIC in exchange for the Shares Amount. If MIC so elects, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Common Units to MIC in exchange for a number of Shares equal to the product of the Shares Amount and the Applicable Percentage. The Tendering Party shall submit (i) such information, certification or affidavit as MIC may reasonably require in connection with the application of the Ownership Limit to any such acquisition and (ii) such written representations, investment letters, legal opinions and other instruments as reasonably necessary, in MIC’s view, to effect compliance with the Securities Act. In the event of a purchase of the Tendered Common Units by MIC pursuant to this Section 15.1.B, the Tendering Party shall no longer have the right to cause the Company to effect a Redemption of such Tendered Common Units and, upon notice to the Tendering Party by MIC, given on or before the close of business on the Cut-Off Date, that MIC has elected to acquire some or all of the Tendered Common Units pursuant to this Section 15.1.B, the obligation of the Company to effect a Redemption of the Tendered Common Units as to which MIC’s notice relates shall not accrue or arise. A number of Shares equal to the product of the Shares Amount and the Applicable Percentage shall be delivered by MIC as duly authorized, validly issued, fully paid and non-assessable Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and, to the extent applicable, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Common Units are acquired by MIC pursuant to this Section 15.1.B, any Member, any Assignee nor any other interested Person shall have any right to require or cause MIC to register, qualify or list any Shares owned or held by such Person, whether or not such Shares are issued pursuant to this Section 15.1.B, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between MIC and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such Shares and such Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise all rights, as of the Specified Redemption Date. Shares issued upon an acquisition of the Tendered Common Units by MIC pursuant to this Section 15.1.B may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as MIC in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

C. Notwithstanding the provisions of Section 15.1.A and 15.1.B hereof and so long as MIC qualifies as a REIT, the Tendering Parties shall have no rights under this Agreement that would otherwise be prohibited by the Ownership Limit. To the extent that any attempted Redemption or acquisition of the Tendered Common Units by MIC pursuant to Section 15.1.B hereof would be in violation of this Section 15.1.C, it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in Shares otherwise issuable by MIC under Section 15.1.B hereof or cash otherwise payable under Section 15.1.A hereof.

D. If MIC does not elect to acquire the Tendered Common Units pursuant to Section 15.1.B hereof:

(1) The Company may elect to raise funds for the payment of the Cash Amount either (a) by requiring that MIC contribute to the Company funds from the proceeds of a registered public offering by MIC of Shares sufficient to purchase the Tendered Common Units or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Company. Any proceeds from a public offering that are in excess of the Cash Amount shall be for the sole benefit of MIC. MIC shall make a Capital Contribution of any such amounts to the Company for an additional Interest. Any such contribution shall entitle MIC to an equitable Percentage Interest adjustment.

(2) If the Cash Amount is not paid on or before the Specified Redemption Date, interest shall accrue with respect to the Cash Amount from the day after the Specified Redemption Date to and including the date on which the Cash Amount is paid at a rate equal to the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate).

E. Notwithstanding the provisions of Section 15.1.B hereof, MIC shall not, under any circumstances, elect to acquire any Tendered Common Units in exchange for Shares if such exchange would be prohibited under the Charter.

F. Notwithstanding anything herein to the contrary (but subject to Section 15.1.C hereof), with respect to any Redemption (or any tender of Common Units for Redemption if the Tendered Common Units are acquired by MIC pursuant to Section 15.1.B hereof) pursuant to this Section 15.1:

(1) All Common Units acquired by MIC pursuant to Section 15.1.B hereof shall automatically, and without further action required, be converted into and deemed to be an Interest comprised of the same number of Common Units.

(2) Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than one thousand (1,000) Common Units or, if such Tendering Party holds (as a Common Member or, economically, as an Assignee) less than one thousand (1,000) Common Units, all of the Common Units held by such Tendering Party, without, in each case, the Consent of MIC.

(3) If (i) a Tendering Party surrenders its Tendered Common Units during the period after the Record Date with respect to a distribution and before the record date established by MIC for a distribution to its stockholders of some or all of its portion of such Company distribution, and (ii) MIC elects to acquire any of such Tendered Common Units in exchange for Shares pursuant to Section 15.1.B, such Tendering Party shall pay to MIC on the Specified Redemption Date an amount in cash equal to the portion of the Company distribution in respect of the Tendered Common Units exchanged for Shares, insofar as such distribution relates to the same period for which such Tendering Party would receive a distribution in respect of such Shares.

(4) The consummation of such Redemption (or an acquisition of Tendered Common Units by MIC pursuant to Section 15.1.B hereof, as the case may be) shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Act.

(5) The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5 hereof) all Common Units subject to any Redemption, and be treated as a Common Member or an Assignee, as applicable, with respect to such Common Units for all purposes of this Agreement, until such Common Units are either paid for by the Company pursuant to Section 15.1.A hereof or transferred to MIC and paid for, by the issuance of the Shares, pursuant to Section 15.1.B hereof on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Common Units by MIC pursuant to Section 15.1.B hereof, the Tendering Party shall have no rights as a stockholder of MIC with respect to the Shares issuable in connection with such acquisition.

G. In connection with an exercise of the Redemption Right pursuant to this Section 15.1, except as otherwise agreed by MIC, in its sole and absolute discretion, the Tendering Party shall submit the following to MIC, in addition to the Common Unit Notice of Redemption:

(1) A written affidavit, dated the same date as the Common Unit Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of Shares by (i) such Tendering Party and (ii) to the best of their knowledge any Related Party and (b) representing that, after giving effect to the Redemption or an acquisition of the Tendered Common Units by MIC pursuant to Section 15.1.B hereof, neither the Tendering Party nor to the best of their knowledge any Related Party will own Shares in violation of the Ownership Limit;

(2) A written representation that neither the Tendering Party nor to the best of their knowledge any Related Party has any intention to acquire any additional Shares prior to the closing of the Redemption or an acquisition of the Tendered Common Units by MIC pursuant to Section 15.1.B hereof on the Specified Redemption Date; and

(3) An undertaking to certify, at and as a condition to the closing of (i) the Redemption or (ii) the acquisition of the Tendered Common Units by MIC pursuant to Section 15.1.B hereof on the Specified Redemption Date, that either (a) the actual and constructive ownership of Shares by the Tendering Party and to the best of their knowledge any Related Party remain unchanged from that disclosed in the affidavit required by Section 15.1.G(1) or (b) after giving effect to the Redemption or an acquisition of the Tendered Common Units by MIC pursuant to Section 15.1.B hereof, neither the Tendering Party nor to the best of their knowledge any Related Party shall own Shares in violation of the Ownership Limit.

(4) In connection with any Special Redemption, MIC shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Special Redemption will not cause the Company or MIC to violate any federal or state securities laws or regulations applicable to the Special Redemption, the issuance and sale of the Tendered Common Units to the Tendering Party or the issuance and sale of Shares to the Tendering Party pursuant to Section 15.1.B of this Agreement.

H. Holders of LTIP Units and Performance Units and holders of Class A Units shall not be entitled to the right of Redemption provided for in Section 15.1 of this Agreement, unless and until such LTIP Units, Performance Units or Class A Units, as applicable, have been converted into or exercised for, as applicable, Common Units (or any other class or series of Common Units entitled to such right of Redemption) in accordance with their terms.

Section 15.2 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by telecopy, facsimile, electronic mail or commercial courier service) to the Member or Assignee at the address set forth in the Register or such other address of which the Member shall notify the Company in accordance with this Section 15.2.

Section 15.3 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.

Section 15.4 Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.5 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.7 Waiver.

A. No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

B. The restrictions, conditions and other limitations on the rights and benefits of the Members contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Members, are for the benefit of the Company and, except for an obligation to pay money to the Company, may be waived or relinquished by the Board, in its sole and absolute discretion, on behalf of the Company in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any Member, (ii) causing the Company to cease to qualify as a limited liability company, (iii) reducing the amount of cash otherwise distributable to the Members (other than any such reduction that affects all of the Members holding the same class or series of Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Members holding such class or series of Units), (iv) resulting in the classification of the Company as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; and provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Charter shall be made and shall be effective only as provided in the Charter.

Section 15.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9 Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial.

A. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

B. Each Member hereby (i) submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of Delaware (collectively, the “Delaware Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Delaware Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, (iii) agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Member at such Member’s last known address as set forth in the Company’s books and records, and (iv) irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

Section 15.10 Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Members with respect to the subject matter of this Agreement and the rights, interests and obligations of the Members with respect to the Company. Notwithstanding the immediately preceding sentence, the Members hereby acknowledge and agree that the Company, without the approval of any Member, may enter into side letters or similar written agreements with Members, executed contemporaneously with the admission of such Member to the Company, affecting the terms hereof, as negotiated with such Member and which the Board in its sole discretion deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a Member shall govern with respect to such Member notwithstanding the provisions of this Agreement.

Section 15.11 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.12 Limitation to Preserve REIT Status. Notwithstanding anything else in this Agreement and if MIC qualifies as a REIT or intends to qualify as a REIT, to the extent that the amount to be paid, credited, distributed or reimbursed by the Company to any REIT Member or its officers, trustees, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the REIT Member for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the Board in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Fiscal Year so that the REIT Payments, as so reduced, for or with respect to such REIT Member shall not exceed the lesser of:

A. an amount equal to the excess, if any, of (a) four and nine-tenths percent (4.9%) of the REIT Member’s total gross income (but excluding the amount of any REIT Payments and any amounts excluded from gross income pursuant to Code Section 856(c)) for the Fiscal Year that is described in subsections (A) through (I) of Code Section 856(c)(2) over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Member from sources other than those described in subsections (A) through (I) of Code Section 856(c)(2) (but not including the amount of any REIT Payments and any amounts excluded from gross income pursuant to Code Section 856(c)); or

B. an amount equal to the excess, if any, of (a) twenty-four percent (24%) of the REIT Member’s total gross income (but excluding the amount of any REIT Payments and any amounts excluded from gross income pursuant to Code Section 856(c)) for the Fiscal Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Member from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments and any amounts excluded from gross income pursuant to Code Section 856(c)); provided, however, that REIT Payments in excess of the amounts set forth in clauses (a) and (b) above may be made if MIC, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts should not adversely affect the REIT Member’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Fiscal Year as a consequence of the limitations set forth in this Section 15.12, such REIT Payments shall carry over and shall be treated as arising in the following Fiscal Year if such carry over does not adversely affect the REIT Member’s ability to qualify as a REIT, provided, however, that any such REIT Payment shall not be carried over more than three Fiscal Years, and any such remaining payments shall no longer be due and payable. The purpose of the limitations contained in this Section 15.12 is to prevent any REIT Member from failing to qualify as a REIT under the Code by reason of such REIT Member’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Company, and this Section 15.12 shall be interpreted and applied to effectuate such purpose.

Section 15.13 No Partition. No Member nor any successor-in-interest to a Member shall have the right while this Agreement remains in effect to have any property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Company partitioned, and each Member, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Members that the rights of the parties hereto and their successors-in-interest to Company property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Members and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.14 No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Holders, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto including, without limitation, a creditor of the Company or any Member or other third party having dealings with the Company) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Company (other than as expressly provided herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Member to make Capital Contributions or loans to the Company or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or any of the Members.

Section 15.15 No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Units any rights whatsoever as stockholders of MIC, including without limitation any right to receive dividends or other distributions made to stockholders of MIC or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of MIC or any other matter.

Article 16

SERIES A CONVERTIBLE REDEEMABLE PREFERRED UNITS

Section 16.1 Designation.

A series of Units in the Company designated as the “Series A Convertible Redeemable Preferred Units” (the “Series A Preferred Units”) is hereby established. The number of Series A Preferred Units shall be 2,862.

Section 16.2 Distributions.

A. Payment of Distributions. MIC, as holder of the Series A Preferred Units, will be entitled to receive, when, as and if authorized by the Board, out of Available Cash, cumulative cash distributions per Series A Preferred Unit in an amount equal to the Series A Priority Return accrued thereon, at the applicable rate, in accordance with this Section 16.2. Such distributions shall accrue and be cumulative from and including April 1, 2020 (the “Series A Preferred Unit Initial Accrual Date”) and will be payable at the then applicable rate (each a “Series A Preferred Unit Distribution Payment Date”) (i) for the period from the Series A Preferred Unit Initial

Accrual Date to June 30, 2021, on or about July 12, 2021, (ii) except as provided in clause (iii), for each monthly distribution period thereafter, monthly in equal amounts in arrears on or about the 12th calendar day of each calendar month, commencing on or about August 12, 2021, and (iii) to the extent that any Series A Preferred Unit is redeemed pursuant to Section 4.7.B after a Series A Distribution Record Date with respect to any distribution and before the payment date (determined in accordance with clause (i) or (ii)) of such distribution, in the event of a redemption of any Series A Preferred Unit, on the redemption date of such Unit; provided, however, if any Series A Preferred Unit Distribution Payment Date is not a Business Day, then the distribution which would otherwise be payable on such date shall be paid on the next succeeding Business Day with the same force and effect as if paid on such Series A Preferred Unit Distribution Payment Date, and no interest or other sum shall accrue on the amount so payable from such Series A Preferred Unit Distribution Payment Date to such next succeeding Business Day. Distributions will be payable on Series A Preferred Units outstanding at the close of business on the applicable Series A Distribution Record Date. Each distribution is payable to holders of record of outstanding Series A Preferred Units as of the applicable Series A Distribution Record Date or date of redemption of such Series A Preferred Unit, as applicable. Notwithstanding any provision to the contrary contained herein, the distribution payable on each Series A Preferred Unit outstanding on any Series A Distribution Record Date shall be equal to the distribution paid with respect to each other Series A Preferred Unit that is outstanding on such date.

B. Distributions Cumulative. Distributions on the Series A Preferred Units will be cumulative from and including the Series A Preferred Unit Initial Accrual Date, or, with respect to the special distribution right referred to in Section 16.2.E below, from, and including, the first date on which the dividend rate payable on the Series A Preferred Shares is increased in accordance with the Series A Preferred Shares Terms. Distributions will accumulate from the Series A Preferred Unit Initial Accrual Date or the most recent Series A Preferred Unit Distribution Payment Date to which accrued distributions have been paid, whether or not the terms and provisions set forth in Section 16.2.D hereof at any time prohibit the current payment of distributions, whether or not the Company has Available Cash or earnings and whether or not such distributions are authorized.

C. Restrictions on Distributions. No distributions on the Series A Preferred Units shall be authorized, declared, paid or set apart for payment at such time as the terms and provisions of any agreement of MIC, including any agreement relating to its indebtedness, prohibits the authorization, declaration, payment or setting apart for payment of dividends on the Series A Preferred Shares or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

D. Priority as to Distributions.

(1) When dividends are not paid in full upon the Series A Preferred Units or any other class or series of Parity Preferred Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Series A Preferred Units and any Parity Preferred Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Series A Preferred Units and accumulated, accrued and unpaid on such Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Units do not have a cumulative distributions).

(2) Except as set forth in Section 16.2.D(1), unless full cumulative distributions equal to the full amount of all accumulated, accrued and unpaid distributions on the Series A Preferred Units have been, or are concurrently therewith, declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions paid in Units Junior to the Series A Preferred Units or options, warrants or rights to subscribe for or purchase Units Junior to the Series A Preferred Units) shall be declared and paid or declared and set apart for payment by the Company and no other distribution of cash or other property may be declared and made, directly or indirectly, by the Company with respect to any Units Junior to the Series A Preferred Units or Parity Preferred Units, nor shall any Units Junior to the Series A Preferred Units or Parity Preferred Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made in connection with a redemption, purchase or other acquisition by MIC of Shares in connection with an equity incentive or benefit plan of MIC) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by the Company (except by conversion into or exchange for Units Junior to the Series A Preferred Units, or options, warrants or rights to subscribe for or purchase any Units Junior to the Series A Preferred Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of any Units Junior to the Series A Preferred Units or Parity Preferred Units.

E. Special Distribution Rate; Distribution Stopper. If, at any time, and for such period of time as, the dividend rate payable on the Series A Preferred Shares is increased in accordance with the Series A Preferred Shares Terms, the Series A Priority Return shall be increased to 7.50% per annum on the stated value of $1,000.00 per Series A Preferred Unit (equivalent to the fixed annual amount of $75.00 per Series A Preferred Unit). If, at any time, and for such period of time as, the current payment of dividends on the Series A Preferred Shares is suspended and such suspended amounts are accumulating, in accordance with the Series A Preferred Shares Terms, then a commensurate suspension of distributions and accumulation shall occur on the Series A Preferred Units.

F. No Further Rights. Notwithstanding anything in this Section 16.2, after full cumulative distributions on the outstanding Series A Preferred Units have been paid with respect to a distribution period, MIC, as holder of the Series A Preferred Units, will not be entitled to any further distributions with respect to that distribution period. Any distribution payment made on the Series A Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series A Preferred Units which remains payable.

Section 16.3 Liquidation Preference.

A. Distributions. Upon any liquidation, dissolution or winding up of the affairs of the Company, voluntary or involuntary, distributions on the Series A Preferred Units shall be made in accordance with Article 13 hereof.

B. No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, MIC, as holder of the Series A Preferred Units, will have no right or claim to any of the remaining assets of the Company.

C. Consolidation, Merger or Certain Other Transactions. The consolidation or merger of the Company with one or more entities or a sale or transfer of all or substantially all of the Company’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

Section 16.4 Rank.

The Series A Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, rank (i) senior to the Common Units and to all other Units, now or hereafter issued and outstanding, the terms of which provide that such Units rank, as to distribution rights and upon liquidation, dissolution or winding up, junior to the Series A Preferred Units; (ii) on a parity with the Series 1 Preferred units and all other Parity Preferred Units; and (iii) junior to any class or series of Units the terms of which specifically provide that such Units shall rank senior to the Series A Preferred Units.

Section 16.5 Voting Rights.

MIC shall not have any voting or consent rights in respect of its interest represented by the Series A Preferred Units.

Section 16.6 Transfer Restrictions.

The Series A Preferred Units shall not be transferable except upon the redemption thereof in accordance with Section 4.7.B or to a successor Member in accordance with Section 11.2.

Section 16.7 Conversion Rights.

The Series A Preferred Units shall not be convertible into any other class or series of Interest or any other property of the Company other than in the event that the Series A Preferred Shares are converted into Shares in accordance with the Series A Preferred Shares Terms, in which case, on the Conversion Date (as defined in the Series A Preferred Shares Terms), each Series A Preferred Unit shall automatically convert into a number of Common Units equal to the number of Shares issued upon conversion of each Series A Preferred Share so converted. If MIC relies upon the Series A Preferred Shares Terms to avoid the issuance of any fractional Shares in connection with a conversion of Series A Preferred Shares into Shares, the Company may take any consistent action with respect to the corresponding conversion of Series A Preferred Units to Common Units.

Section 16.8 No Sinking Fund.

No sinking fund shall be established for the retirement or redemption of Series A Preferred Units.

Article 17

SERIES 1 CONVERTIBLE REDEEMABLE PREFERRED UNITS

Section 17.1 Designation.

A series of Units in the Company designated as the “Series 1 Convertible Redeemable Preferred Units” (the “Series 1 Preferred Units”) is hereby established. The number of Series 1 Preferred Units shall be 39,811.

Section 17.2 Distributions.

A. Payment of Distributions. MIC, as holder of the Series 1 Preferred Units, will be entitled to receive, when, as and if authorized by the Board out of Available Cash, cumulative cash distributions per Series 1 Preferred Unit in an amount equal to the Series 1 Priority Return accrued thereon, at the applicable rate, in accordance with this Section 17.2. Such distributions shall accrue and be cumulative from and including April 1, 2020 (the “Series 1 Preferred Unit Initial Accrual Date”) and will be payable at the then applicable rate (each a “Series 1 Preferred Unit Distribution Payment Date”) (i) for the period from the Series 1 Preferred Unit Initial Accrual Date to June 30, 2021, on or about July 12, 2021, (ii) except as provided in clause (iii), for each monthly distribution period thereafter, monthly in equal amounts in arrears on or about the 12th calendar day of each calendar month, commencing on or about August 12, 2021, and (iii) to the extent that any Series 1 Preferred Unit is redeemed pursuant to Section 4.7.B after a Series 1 Distribution Record Date with respect to any distribution and before the payment date (determined in accordance with clause (i) or (ii)) of such distribution, in the event of a redemption of any Series 1 Preferred Unit, on the redemption date of such Unit; provided, however, if any Series 1 Preferred Unit Distribution Payment Date is not a Business Day, then the distribution which would otherwise be payable on such date shall be paid on the next succeeding Business Day with the same force and effect as if paid on such Series 1 Preferred Unit Distribution Payment Date, and no interest or other sum shall accrue on the amount so payable from such Series 1 Preferred Unit Distribution Payment Date to such next succeeding Business Day. Distributions will be payable on Series 1 Preferred Units outstanding at the close of business on the applicable Series 1 Distribution Record Date. Each distribution is payable to holders of record of outstanding Series 1 Preferred Units as of the applicable Series 1 Distribution Record Date or date of redemption of such Series 1 Preferred Unit, as applicable. Notwithstanding any provision to the contrary contained herein, the distribution payable on each Series 1 Preferred Unit outstanding on any Series 1 Distribution Record Date shall be equal to the distribution paid with respect to each other Series 1 Preferred Unit that is outstanding on such date.

B. Distributions Cumulative. Distributions on the Series 1 Preferred Units will be cumulative from and including the Series 1 Preferred Unit Initial Accrual Date, or, with respect to the special distribution right referred to in Section 17.2.E below, from, and including, the first date on which the dividend rate payable on the Series 1 Preferred Shares is increased in accordance with the Series 1 Preferred Shares Terms. Distributions will accumulate from the Series 1 Preferred Unit Initial Accrual Date or the most recent Series 1 Preferred Unit Distribution Payment Date to which accrued distributions have been paid, whether or not the terms and provisions set forth in Section 17.2.D hereof at any time prohibit the current payment of distributions, whether or not the Company has Available Cash or earnings and whether or not such distributions are authorized.

C. Restrictions on Distributions. No distributions on the Series 1 Preferred Units shall be authorized, declared, paid or set apart for payment at such time as the terms and provisions of any agreement of MIC, including any agreement relating to its indebtedness, prohibits the authorization, declaration, payment or setting apart for payment of dividends on the Series 1 Preferred Shares or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

D. Priority as to Distributions.

(1) When dividends are not paid in full upon the Series 1 Preferred Units or any other class or series of Parity Preferred Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Series 1 Preferred Units and any Parity Preferred Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Series 1 Preferred Units and accumulated, accrued and unpaid on such Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Units do not have a cumulative distributions).

(2) Except as set forth in Section 17.2.D(1), unless full cumulative distributions equal to the full amount of all accumulated, accrued and unpaid distributions on the Series 1 Preferred Units have been, or are concurrently therewith, declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions paid in Units Junior to the Series 1 Preferred Units or options, warrants or rights to subscribe for or purchase Units Junior to the Series 1 Preferred Units) shall be declared and paid or declared and set apart for payment by the Company and no other distribution of cash or other property may be declared and made, directly or indirectly, by the Company with respect to any Units Junior to the Series 1 Preferred Units or Parity Preferred Units, nor shall any Units Junior to the Series 1 Preferred Units or Parity Preferred Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made in connection with a redemption, purchase or other acquisition by MIC of Shares in connection with an equity incentive or benefit plan of MIC) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by the Company (except by conversion into or exchange for Units Junior to the Series 1 Preferred Units, or options, warrants or rights to subscribe for or purchase any Units Junior to the Series 1 Preferred Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of any Units Junior to the Series 1 Preferred Units or Parity Preferred Units.

E. Special Distribution Rate; Distribution Stopper. If, at any time, and for such period of time as, the dividend rate payable on the Series 1 Preferred Shares is increased in accordance with the Series 1 Preferred Shares Terms, the Series 1 Priority Return shall be increased to 7.00% per annum on the stated value of $1,000.00 per Series 1 Preferred Unit (equivalent to the fixed annual amount of $70.00 per Series 1 Preferred Unit). If, at any time, and for such period of time as, the current payment of dividends on the Series 1 Preferred Shares is suspended and such suspended amounts are accumulating, in accordance with the Series 1 Preferred Shares Terms, then a commensurate suspension of distributions and accumulation shall occur on the Series 1 Preferred Units.

F. No Further Rights. Notwithstanding anything in this Section 17.2, after full cumulative distributions on the outstanding Series 1 Preferred Units have been paid with respect to a distribution period, MIC, as holder of the Series 1 Preferred Units, will not be entitled to any further distributions with respect to that distribution period. Any distribution payment made on the Series 1 Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series 1 Preferred Units which remains payable.

Section 17.3 Liquidation Preference.

A. Distributions. Upon any liquidation, dissolution or winding up of the affairs of the Company, voluntary or involuntary, distributions on the Series 1 Preferred Units shall be made in accordance with Article 13 hereof.

B. No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, MIC, as holder of the Series 1 Preferred Units, will have no right or claim to any of the remaining assets of the Company.

C. Consolidation, Merger or Certain Other Transactions. The consolidation or merger of the Company with one or more entities or a sale or transfer of all or substantially all of the Company’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

Section 17.4 Rank.

The Series 1 Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, rank (i) senior to the Common Units and to all other Units, now or hereafter issued and outstanding, the terms of which provide that such Units rank, as to distribution rights and upon liquidation, dissolution or winding up, junior to the Series 1 Preferred Units; (ii) on a parity with the Series A Preferred Units and all other Parity Preferred Units; and (iii) junior to any class or series of Units the terms of which specifically provide that such Units shall rank senior to the Series 1 Preferred Units.

Section 17.5 Voting Rights.

MIC shall not have any voting or consent rights in respect of its interest represented by the Series 1 Preferred Units.

Section 17.6 Transfer Restrictions.

The Series 1 Preferred Units shall not be transferable except upon the redemption thereof in accordance with Section 4.7.B or to a successor Member in accordance with Section 11.2.

Section 17.7 Conversion Rights.

The Series 1 Preferred Units shall not be convertible into any other class or series of Interest or any other property of the Company other than in the event that the Series 1 Preferred Shares are converted into Shares in accordance with the Series 1 Preferred Shares Terms, in which case, on the Conversion Date (as defined in the Series 1 Preferred Shares Terms), each Series 1 Preferred Unit shall automatically convert into a number of Common Units equal to the number of Shares issued upon conversion of each Series 1 Preferred Share so converted. If MIC relies upon the Series 1 Preferred Shares Terms to avoid the issuance of any fractional Shares in connection with a conversion of Series 1 Preferred Shares into Shares, the Company may take any consistent action with respect to the corresponding conversion of Series 1 Preferred Units to Common Units.

Section 17.8 No Sinking Fund.

No sinking fund shall be established for the retirement or redemption of Series 1 Preferred Units.

Article 18

SERIES 2 CONVERTIBLE PREFERRED UNITS

Section 18.1 Designation.

A series of Units in the Company designated as the “Series 2 Convertible Preferred Units” (the “Series 2 Preferred Units”) is hereby established. The number of Series 2 Preferred Units shall be 60,000.

Section 18.2 Distributions.

A. Payment of Distributions. MIC, as holder of the Series 2 Preferred Units, will be entitled to receive, when, as and if authorized by the Board, distributions payable in kind in additional Series 2 Preferred Units at a cumulative annual rate of 10.0% of the $1,000.00 per unit liquidation preference of the Series 2 Preferred Units for the period beginning from, and including, the original date of issuance of such Series 2 Preferred Unit and ending on the Series 2 Preferred Unit Distribution Payment Date; provided that if the Series 2 Preferred Unit Distribution Payment Date occurs prior to the first anniversary of the original date of issuance of such Series 2 Preferred Unit, such Series 2 Preferred Unit shall receive distributions at a cumulative annual rate of 10.0% of the $1,000.00 per unit liquidation preference for a period of one year, which shall be paid in full on the Series 2 Preferred Unit Distribution Payment Date. Distributions shall be payable in kind only on a single payment date and shall not be payable in cash. Distributions shall be payable on the date (and immediately preceding the time) that the Series 2 Preferred Units convert into Common Units in accordance with Section 18.7 (the “Series 2 Preferred Unit Distribution Payment Date”); provided, that if the Series 2 Preferred Unit Distribution Payment Date is not a Business Day, then the distribution which would otherwise have been payable on such Series 2 Preferred Unit Distribution Payment Date may be paid on the preceding or succeeding Business Day with the same force and effect as if paid on such Series 2 Preferred Unit Distribution Payment Date and no interest, additional distributions or other sums shall accrue thereon. Distributions will be payable on Series 2 Preferred Units outstanding at the close of business on the Series 2 Distribution Record Date. Notwithstanding any provision to the contrary contained herein, the distribution payable on each Series 2 Preferred Unit outstanding on the Series 2 Distribution Record Date shall be equal to the distribution paid with respect to each other Series 2 Preferred Unit that is outstanding on such date.

B. Amount of Distributions. The number of Series 2 Preferred Units to be issued in payment of such distribution in kind with respect to each outstanding Series 2 Preferred Unit shall be determined by dividing (1) the amount of such distribution per unit by (2) the $1,000.00 liquidation preference per Series 2 Preferred Unit.

C. Restrictions on Distributions. No distributions on the Series 2 Preferred Units shall be authorized, declared, paid or set apart for payment if such declaration, payment or setting apart for payment shall be restricted or prohibited by law.

D. No Further Rights. Notwithstanding anything in this Section 18.2, after full cumulative distributions on the outstanding Series 2 Preferred Units have been paid with respect to a distribution period, MIC, as holder of the Series 2 Preferred Units, will not be entitled to any further distributions with respect to that distribution period.

Section 18.3 Liquidation Preference.

A. Distributions. Upon any liquidation, dissolution or winding up of the affairs of the Company, voluntary or involuntary, distributions on the Series 2 Preferred Units shall be made in accordance with Article 13 hereof.

B. No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, MIC, solely in its capacity as holder of the Series 2 Preferred Units, will have no right or claim to any of the remaining assets of the Company.

C. Consolidation, Merger or Certain Other Transactions. None of a consolidation or merger of the Company with or into another entity, a merger of another entity with or into the Company, a statutory share exchange by the Company or a sale, lease or conveyance of all or substantially all of the Company’s property or business shall be considered a liquidation, dissolution or winding up of the Company.

Section 18.4 Rank.

The Series 2 Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, rank (i) senior to the Series 1 Preferred Units, the Series A Preferred Units, the Common Units and to all other Units, now or hereafter issued and outstanding, the terms of which provide that such Units rank, as to distribution rights and upon liquidation, dissolution or winding up, junior to the Series 2 Preferred Units; (ii) on a parity with any class or series of Units the terms of which specifically provide that such Units shall rank on parity with the Series 2 Preferred Units; and (iii) junior to any class or series of Units the terms of which specifically provide that such Units shall rank senior to the Series 2 Preferred Units.

Section 18.5 Voting Rights.

MIC shall not have any voting or consent rights in respect of its interest represented by the Series 2 Preferred Units.

Section 18.6 Transfer Restrictions.

The Series 2 Preferred Units shall not be transferable except upon the redemption thereof in accordance with Section 4.7.B or to a successor Member in accordance with Section 11.2.

Section 18.7 Mandatory Conversion.

In the event that the Series 2 Preferred Shares are converted into Shares in accordance with the Series 2 Preferred Shares Terms, the outstanding Series 2 Preferred Units shall automatically convert into a number of Common Units equal to the number of Shares issued upon conversion of each Series 2 Preferred Share so converted. If MIC relies upon the Series 2 Preferred Shares Terms to avoid the issuance of any fractional Shares in connection with a conversion of Series 2 Preferred Shares into Shares, the Company may take any consistent action with respect to the corresponding conversion of Series 2 Preferred Units to Common Units.

Section 18.8 No Sinking Fund.

No sinking fund shall be established for the retirement or redemption of Series 2 Preferred Units.

Section 18.9 Allocations.

It is the intent of the parties that the conversion feature of the Series 2 Preferred Units shall constitute a “noncompensatory option” within the meaning of Regulations Section 1.721-2(f). Accordingly, upon conversion, Net Income, Net Loss and other allocations (such as those governed by Article 6 hereof) shall be allocated to holders of Series 2 Preferred Units in accordance with the principles of Regulations Section 1.704-1(b)(2)(iv)(s) as applied by the Board in good faith, and the remainder of the provisions in this Agreement (including without limitation Article 6 hereof) shall be applied by giving due regard to the allocations in this Section 18.9.

Article 19

LTIP UNITS

Section 19.1 Designation.

A class of Units in the Company designated as the “LTIP Units” is hereby established. The number of LTIP Units that may be issued is not limited by this Agreement.

Section 19.2 Vesting.

A. Vesting, Generally. LTIP Units may, in the sole discretion of the Board, be issued subject to vesting, forfeiture and additional restrictions on Transfer pursuant to the terms of the applicable LTIP Unit Agreement. The terms of any LTIP Unit Agreement may be modified by the Board from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant LTIP Unit Agreement or by the Plans or any other applicable Equity Plan. LTIP Units that were fully vested and nonforfeitable when issued or that have vested and are no longer subject to forfeiture under the terms of an LTIP Unit Agreement are referred to as “Vested LTIP Units”; all other LTIP Units are referred to as “Unvested LTIP Units.”

B. Forfeiture. Upon the forfeiture of any LTIP Units in accordance with the applicable LTIP Unit Agreement (including any forfeiture effected through repurchase), the LTIP Units so forfeited (or repurchased) shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the applicable LTIP Unit Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Record Date and with respect to such units prior to the effective date of the forfeiture. Except as otherwise provided in this Agreement (including without limitation Section 6.3.A(9)), the Plans (or other applicable Equity Plan) and the applicable LTIP Unit Agreement, in connection with any forfeiture (or repurchase) of such units, the balance of the portion of the Capital Account of the Holder of LTIP Units that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.2.F, calculated with respect to such Holder’s remaining LTIP Units, if any.

Section 19.3 Adjustments. The Company shall maintain at all times a one-to-one correspondence between LTIP Units and Common Units for conversion, distribution and other purposes, including without limitation complying with the following procedures; provided, that the foregoing is not intended to alter any of (a) the special allocations pursuant to Section 6.2.F hereof, (b) differences between distributions to be made with respect to LTIP Units and Common Units pursuant to Section 13.2 and Section 19.4.B hereof in the event that the Capital Accounts attributable to the LTIP Units are less than those attributable to Common Units due to insufficient special allocation pursuant to Section 6.2.F or (c) any related provisions. If an Adjustment Event occurs, then the Board shall take any action reasonably necessary, including any amendment to this Agreement or any LTIP Unit Agreement and/or any update to the Register, adjusting the number of outstanding LTIP Units or subdividing or combining outstanding LTIP Units, in any case, to maintain a one-for-one conversion and economic equivalence ratio between Common Units and LTIP Units. The following shall be “Adjustment Events”: (i) the Company makes a distribution on all outstanding Common Units in Units, (ii) the Company subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units, (iii) the Company issues any Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units or (iv) any other non-recurring event or transaction that would, as determined by the Board in its sole discretion, have the similar effect of unjustly diluting or expanding the rights conferred by outstanding LTIP Units or Performance Units. If more than one Adjustment Event occurs, any adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Units to MIC in respect of a Capital Contribution to the Company of proceeds from the sale of securities by MIC. If the Company takes an action affecting the Common

Units other than actions specifically described above as “Adjustment Events” and in the opinion of the Board such action would require an action to maintain the one-to-one correspondence described above, the Board shall have the right to take such action, to the extent permitted by law, in such manner and at such time as the Board, in its sole discretion, may determine to be reasonably appropriate under the circumstances to preserve the one-to-one correspondence described above. If an amendment is made to this Agreement adjusting the number of outstanding LTIP Units as herein provided, the Company shall promptly file in the books and records of the Company an officer’s certificate setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Company shall mail a notice to each Holder of LTIP Units setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

Section 19.4 Distributions.

A. Operating Distributions. Except as otherwise provided in this Agreement, in any LTIP Unit Agreement or by the Board with respect to any particular class or series of LTIP Units, Holders of LTIP Units shall be entitled to receive, if, when and as authorized by the Board out of funds or other property legally available for the payment of distributions, regular, special, extraordinary or other distributions (other than distributions upon the occurrence of a Liquidating Event or proceeds from a Terminating Capital Transaction) which may be made from time to time, in an amount per unit equal to the amount of any such distributions that would have been payable to such holders if the LTIP Units had been Common Units (if applicable, assuming such LTIP Units were held for the entire period to which such distributions relate).

B. Liquidating Distributions. Holders of LTIP Units shall also be entitled to receive, if, when and as authorized by the Board out of funds or other property legally available for the payment of distributions, distributions upon the occurrence of a Liquidating Event or representing proceeds from a Terminating Capital Transaction in an amount per LTIP Unit equal to the amount of any such distributions payable on one Common Unit, whether made prior to, on or after the LTIP Unit Distribution Payment Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units.

C. Distributions Generally. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the Board (any such date, an “LTIP Unit Distribution Payment Date”). Absent a contrary determination by the Board, the LTIP Unit Distribution Payment Date shall be the same as the corresponding date relating to the corresponding distribution on the Common Units. The record date for determining which Holders of LTIP Units are entitled to receive a distribution shall be the Record Date.

Section 19.5 Allocations. Holders of LTIP Units shall be allocated Net Income and Net Loss in amounts per LTIP Unit equal to the amounts allocated per Common Unit. The allocations provided by the preceding sentence shall be subject to Sections 6.2.B and 6.2.C and in addition to any special allocations required by Section 6.2.F. The Board is authorized in its discretion to delay or accelerate the participation of the LTIP Units in allocations of Net Income and Net Loss under this Section 19.5, or to adjust the allocations made under this Section 19.5, so that the ratio of (a)

the total amount of Net Income or Net Loss allocated with respect to each LTIP Unit in the taxable year in which that LTIP Unit’s LTIP Unit Distribution Payment Date falls (excluding special allocations under Section 6.2.F), to (b) the total amount distributed to that LTIP Unit with respect to such period, is more nearly equal to the ratio of (i) the Net Income and Net Loss allocated with respect to MIC’s Common Units in such taxable year to (ii) the amounts distributed to MIC with respect to such Common Units and such taxable year.

Section 19.6 Transfers. Subject to the terms and limitations contained in an applicable LTIP Unit Agreement and the Plans (or any other applicable Equity Plan), and except as expressly provided in this Agreement with respect to LTIP Units, a Holder of LTIP Units shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions, as Holders of Common Units are entitled to transfer their Common Units pursuant to Article 11.

Section 19.7 Redemption. The Redemption Right provided to Qualifying Parties under Section 15.1 shall not apply with respect to LTIP Units unless and until they are converted to Common Units as provided in Section 19.9 below.

Section 19.8 Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend, as determined by the Board, indicating that additional terms, conditions and restrictions on transfer, including without limitation under any LTIP Unit Agreement and the Plans (or any other applicable Equity Plan), apply to the LTIP Unit.

Section 19.9 Conversion to Common Units.

A. A Qualifying Party holding LTIP Units shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Common Units, taking into account all adjustments (if any) made pursuant to Section 19.3; provided, however, that a Qualifying Party may not exercise the Conversion Right for less than one thousand (1,000) Vested LTIP Units or, if such Qualifying Party holds less than one thousand (1,000) Vested LTIP Units, all of the Vested LTIP Units held by such Qualifying Party, to the extent not subject to the limitation on conversion under Section 19.9.B below. Qualifying Parties shall not have the right to convert Unvested LTIP Units into Common Units until they become Vested LTIP Units; provided, however, that in anticipation of any event that will cause his or her Unvested LTIP Units to become Vested LTIP Units (and subject to the timing requirements set forth in Section 19.9.B below), such Qualifying Party may give the Company a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the Qualifying Party in writing prior to such vesting event, shall be accepted by the Company subject to such condition. In all cases, the conversion of any LTIP Units into Common Units shall be subject to the conditions and procedures set forth in this Section 19.9.

B. A Qualifying Party may convert his or her Vested LTIP Units into an equal number of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 19.3. Notwithstanding the foregoing, in no event may a Qualifying Party convert a number of Vested LTIP Units that exceeds the Capital Account Limitation. In order to exercise his or her Conversion Right, a Qualifying Party shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit C to the Company (with a copy to MIC) not less than three (3) nor more than ten (10) days prior to a date (the “Conversion Date”) specified in such

Conversion Notice; provided, however, that if the Company has not given to the Qualifying Party notice of a proposed or upcoming Transaction (as defined below) at least thirty (30) days prior to the effective date of such Transaction, then the Qualifying Party shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the Company of a Transaction or (y) the third (3rd) Business Day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.2. Each Qualifying Party seeking to convert Vested LTIP Units covenants and agrees with the Company that all Vested LTIP Units to be converted pursuant to this Section 19.9 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, if the Initial Holding Period with respect to the Common Units into which the Vested LTIP Units are convertible has elapsed, a Qualifying Party may deliver a Notice of Redemption pursuant to Section 15.1.A relating to such Common Units in advance of the Conversion Date; provided, however, that the redemption of such Common Units by the Company shall in no event take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a Qualifying Party in a position where, if he or she so wishes, the Common Units into which his or her Vested LTIP Units will be converted can be redeemed by the Company pursuant to Section 15.1.A simultaneously with such conversion, with the further consequence that, if MIC elects to assume the Company’s redemption obligation with respect to such Units under Section 15.1.B by delivering to such Qualifying Party Shares rather than cash, then such Qualifying Party can have such Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Common Units. MIC shall cooperate with a Qualifying Party to coordinate the timing of the different events described in the foregoing sentence.

C. The Company, at any time at the election of the Board, may cause any number of Vested LTIP Units to be converted (a “Forced Conversion”) into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 19.3; provided, however, that the Board may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such Qualifying Party pursuant to Section 19.9.B. In order to exercise its right of Forced Conversion, the Company shall deliver a notice (a “Forced Conversion Notice”) in the form attached hereto as Exhibit D to the applicable Holder of LTIP Units not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.2.

D. A conversion of Vested LTIP Units for which the Holder thereof has given a Conversion Notice or the Company has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such Holder of LTIP Units, other than the surrender of any certificate or certificates evidencing such Vested LTIP Units, as of which time such Holder of LTIP Units shall be credited on the books and records of the Company as of the opening of business on the next day with the number of Common Units into which such LTIP Units were converted. After the conversion of LTIP Units as aforesaid, the Company shall deliver to such Holder of LTIP Units, upon his or her written request, a certificate of the Company certifying the number of Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Member pursuant to Article 11 hereof may exercise the rights of such Member pursuant to this Section 19.9 and such Member shall be bound by the exercise of such rights by the Assignee.

E. For purposes of making future allocations under Section 6.2.F and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable Holder of LTIP Units that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Unit Economic Balance.

F. If the Company or MIC shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Company’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Common Units shall be exchanged for or converted into the right, or the Holders shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the Company shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Company were sold at the Transaction price or, if applicable, at a value determined by the Board in good faith using the value attributed to the Common Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction). In anticipation of such Forced Conversion and the consummation of the Transaction, the Company shall use commercially reasonable efforts to cause each Holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a Holder of the same number of Common Units, assuming such Holder is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that Holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the Company shall give prompt written notice to each Holder of LTIP Units of such opportunity, and shall use commercially reasonable efforts to afford the Holder of LTIP Units the right to elect, by written notice to the Company, the form or type of consideration to be received upon conversion of each LTIP Unit held by such Holder into Common Units in connection with such Transaction. If a Holder of LTIP Units fails to make such an election, such Holder (and any of his or her transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a Holder of Common Units would receive if such Holder of Common Units failed to make such an election. Subject to the rights of the Company and MIC under any LTIP Unit Agreement and the relevant terms of the Plan or any other applicable Equity Plan, the Company shall use commercially reasonable effort to cause the terms of any Transaction to be consistent with the provisions of this Section 19.9.F and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any Holder of LTIP Units whose LTIP Units will not be converted into Common Units in connection with the Transaction that will (i) contain provisions enabling the Qualifying Parties that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the Holder of LTIP Units.

Section 19.10 Voting. Members holding LTIP Units shall have the same voting rights as Members holding Common Units, with the LTIP Units and Performance Units voting together as a single class with the Common Units and having one vote per LTIP Unit and Holders of LTIP Units shall not be entitled to approve, vote on or consent to any other matter. The foregoing voting provision will not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted or provision is made for such conversion to occur as of or prior to such time into Common Units.

Section 19.11 Tax Treatment. The LTIP Units and Performance Units are intended to be treated for tax purposes as “profits interests” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343, and Rev. Proc. 2001-43, 2001-2 C.B. 191. The receipt and issuance of the LTIP Units and Performance Units are intended to be treated as a non-taxable event for the Company and the Holder of LTIP Units or Performance Units to whom such Units are issued. Each Member authorizes the Board to elect to apply the safe harbor (the “Section 83 Safe Harbor”) set forth in proposed Regulations Section 1.83-3(1) and proposed IRS Revenue Procedure published in Notice 2005-43 (together, the “Proposed Section 83 Safe Harbor Regulation”) (under which the fair market value of an Interest that is Transferred in connection with the performance of services is treated as being equal to the liquidation value of the interest), or in similar Regulations or guidance, if such Proposed Section 83 Safe Harbor Regulation or similar Regulations are promulgated as final or temporary Regulations. If the Board determines that the Company should make such election, the Board is hereby authorized to amend this Agreement without the consent of any other Member to provide that (i) the Company is authorized and directed to elect the Section 83 Safe Harbor, (ii) the Company and each of its Members (including any Person to whom an Interest, including an LTIP Unit or Performance Unit, is Transferred in connection with the performance of services) will comply with all requirements of the Section 83 Safe Harbor with respect to all Interests Transferred in connection with the performance of services while such election remains in effect and (iii) the Company and each of its Members will take all actions necessary, including providing the Company with any required information, to permit the Company to comply with the requirements set forth or referred to in the applicable Regulations for such election to be effective until such time (if any) as the Board determines, in its sole discretion, that the Company should terminate such election. The Board is further authorized to amend this Agreement to modify Article 6 to the extent the Board determines in its discretion that such modification is necessary or desirable as a result of the issuance of any applicable law, Regulations, notice or ruling relating to the tax treatment of the transfer of Interests in connection with the performance of services. Notwithstanding anything to the contrary in this Agreement, each Member expressly confirms that it will be legally bound by any such amendment.

Article 20

PERFORMANCE UNITS

Section 20.1 Designation.

A class of Units in the Company designated as the “Performance Units” is hereby established. The number of Performance Units that may be issued is not limited by this Agreement.

Section 20.2 Vesting.

A. Vesting, Generally. Performance Units may, in the sole discretion of the Board, be issued subject to vesting, forfeiture and additional restrictions on Transfer pursuant to the terms of the applicable Performance Unit Agreement. The terms of any Performance Unit Agreement may be modified by the Board from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Performance Unit Agreement or by the Plan or any other applicable Equity Plan. Performance Units that were fully vested and nonforfeitable when issued or that have vested and are no longer subject to forfeiture under the terms of a Performance Unit Agreement are referred to as “Vested Performance Units”; all other Performance Units are referred to as “Unvested Performance Units.”

B. Forfeiture. Upon the forfeiture of any Performance Units in accordance with the applicable Performance Unit Agreement (including any forfeiture effected through repurchase), the Performance Units so forfeited (or repurchased) shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the applicable Performance Unit Agreement, no consideration or other payment shall be due with respect to any Performance Units that have been forfeited, other than any distributions declared with respect to a Record Date and with respect to such units prior to the effective date of the forfeiture. Except as otherwise provided in this Agreement (including without limitation Section 6.3.A(9)), the Plans (or other applicable Equity Plan) and the applicable Performance Unit Agreement, in connection with any forfeiture (or repurchase) of such units, the balance of the portion of the Capital Account of the Holder of Performance Units that is attributable to all of his or her Performance Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.2.F, calculated with respect to such Holder’s remaining Performance Units, if any.

Section 20.3 Adjustments. The Company shall maintain at all times a one-to-one correspondence between Performance Units and Common Units for conversion, distribution and other purposes, including without limitation complying with the following procedures; provided, that the foregoing is not intended to alter any of (a) the special allocations pursuant to Section 6.2.F hereof, (b) differences between distributions to be made with respect to Performance Units and Common Units pursuant to Section 13.2, Section 20.4.A and Section 20.4.B hereof in the event that the Capital Accounts attributable to the Performance Units are less than those attributable to Common Units due to insufficient special allocation pursuant to Section 6.2.F or (c) any related provisions. If an Adjustment Event (as defined in Section 19.3, taking into account events that are not considered Adjustment Events thereunder) occurs, then the Board shall take any action reasonably necessary, including any amendment to this Agreement or any Performance Unit Agreement and/or any update to the Register, adjusting the number of outstanding Performance Units or subdividing or combining outstanding Performance Units, in any case, to maintain a one-for-one conversion and economic equivalence ratio between Common Units and Performance Units. If more than one Adjustment Event occurs, any adjustment to the Performance Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. If the Company takes an action affecting the Common Units other than actions specifically described in Section 19.3 as Adjustment Events and in the opinion of the Board such action would require an action to maintain the one-to-one correspondence described above, the Board shall have the right to take such action, to the extent permitted by law, in such manner and at such time as the Board, in its sole discretion, may determine to be reasonably appropriate under the circumstances to preserve the one-to-one correspondence described above. If an amendment is made to this Agreement adjusting the number of outstanding Performance Units as herein provided, the Company shall promptly file in the books and records of the Company an officer’s certificate setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Company shall mail a notice to each Holder of Performance Units setting forth the adjustment to his or her Performance Units and the effective date of such adjustment.

Section 20.4 Distributions.

A. Operating Distributions. Except as otherwise provided in this Agreement, in any Performance Unit Agreement or by the Board with respect to any particular class or series of Performance Units, Holders of Performance Units shall be entitled to receive, if, when and as authorized by the Board out of funds or other property legally available for the payment of distributions, regular, special, extraordinary or other distributions (other than distributions upon the occurrence of a Liquidating Event or proceeds from a Terminating Capital Transaction) which may be made from time to time, in an amount per Performance Unit equal to (i) in the case of Unvested Performance Units, the product of the distribution made to holders of Common Units per Common Unit multiplied by the Performance Unit Sharing Percentage, and (ii) in the case of a Vested Performance Units, the distribution made to holders of Common Units per Common Unit, in each case, if applicable, assuming such Performance Units were held for the entire period to which such distributions relate.

B. Liquidating Distributions. Holders of Performance Units shall also be entitled to receive, if, when and as authorized by the Board out of funds or other property legally available for the payment of distributions, distributions upon the occurrence of a Liquidating Event or representing proceeds from a Terminating Capital Transaction in an amount per Performance Unit equal to the amount of any such distributions payable on one Common Unit, whether made prior to, on or after the Performance Unit Distribution Payment Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such Performance Units to the extent attributable to the ownership of such Performance Units.

C. Distributions Generally. Distributions on the Performance Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the Board (any such date, a “Performance Unit Distribution Payment Date”). Absent a contrary determination by the Board, the Performance Unit Distribution Payment Date shall be the same as the corresponding date relating to the corresponding distribution on the Common Units, and the record date for determining which Holders of Performance Units are entitled to receive distributions shall be the Record Date.

Section 20.5 Allocations.

A. Holders of Vested Performance Units shall be allocated Net Income and Net Loss in amounts per Performance Unit equal to the amounts allocated per Common Unit. The allocations provided by the preceding sentence shall be subject to Sections 6.2.B and 6.2.C and in addition to any special allocations required by Section 6.2.F.

B. The holder of such Unvested Performance Units shall be allocated Net Income and Net Loss in amounts per Unvested Performance Unit equal to the amounts allocated per Vested Performance Unit; provided, however, that for purposes of allocations of Net Income and Net Loss pursuant to Sections 6.2.B, 6.2.C and 6.3, the term Percentage Interest when used with respect to an Unvested Performance Unit shall be treated as a fraction of one outstanding Common Unit equal to one Common Unit multiplied by the Performance Unit Sharing Percentage.

C. The Board is authorized in its discretion to delay or accelerate the participation of the Performance Units in allocations of Net Income and Net Loss under this Section 20.5, or to adjust the allocations made under this Section 20.5, so that the ratio of (a) the total amount of Net Income or Net Loss allocated with respect to each Performance Unit in the taxable year in which that Performance Unit’s Performance Unit Distribution Payment Date falls (excluding special allocations under Section 6.2.F), to (b) the total amount distributed to that Performance Unit with respect to such period, is more nearly equal to the ratio of (i) the Net Income and Net Loss allocated with respect to MIC’s Common Units in such taxable year to (ii) the amounts distributed to MIC with respect to such Common Units and such taxable year.

Section 20.6 Transfers. Subject to the terms and limitations contained in an applicable Performance Unit Agreement and the Plans (or any other applicable Equity Plan), and except as expressly provided in this Agreement with respect to Performance Units, a Holder of Performance Units shall be entitled to transfer his or her Performance Units to the same extent, and subject to the same restrictions, as Holders of Common Units are entitled to transfer their Common Units pursuant to Article 11.

Section 20.7 Redemption. The Redemption Right provided to Qualifying Parties under Section 15.1 shall not apply with respect to Performance Units unless and until they are converted to Common Units as provided in Section 20.9 below.

Section 20.8 Legend. Any certificate evidencing a Performance Unit shall bear an appropriate legend, as determined by the Board, indicating that additional terms, conditions and restrictions on transfer, including without limitation under any Performance Unit Agreement and the Plans (or any other applicable Equity Plan), apply to the Performance Unit.

Section 20.9 Conversion to Common Units.

A. A Qualifying Party holding Performance Units shall have the Conversion Right, at his or her option, at any time to convert all or a portion of his or her Vested Performance Units into Common Units, taking into account all adjustments (if any) made pursuant to Section 20.3; provided, however, that a Qualifying Party may not exercise the Conversion Right for less than one thousand (1,000) Vested Performance Units or, if such Qualifying Party holds less than one thousand (1,000) Vested Performance Units, all of the Vested Performance Units held by such Qualifying Party, to the extent not subject to the limitation on conversion under Section 20.9.B below. Qualifying Parties shall not have the right to convert Unvested Performance Units into Common Units until they become Vested Performance Units; provided, however, that in anticipation of any event that will cause his or her Unvested Performance Units to become Vested Performance Units (and subject to the timing requirements set forth in Section 20.9.B below), such Qualifying Party may give the Company a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the Qualifying Party in writing prior to such vesting event, shall be accepted by the Company subject to such condition. In all cases, the conversion of any Performance Units into Common Units shall be subject to the conditions and procedures set forth in this Section 20.9.

B. A Qualifying Party may convert his or her Vested Performance Units into an equal number of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 20.3. Notwithstanding the foregoing, in no event may a Qualifying Party convert a number of Vested Performance Units that exceeds the Capital Account Limitation. In order to exercise his or her Conversion Right, a Qualifying Party shall deliver a Conversion Notice in the form attached as Exhibit C to the Company (with a copy to MIC) not less than three (3) nor more than ten (10) days prior to the Conversion Date specified in such Conversion Notice; provided, however, that if the Company has not given to the Qualifying Party notice of a proposed or upcoming Transaction (as defined in Section 19.9) at least thirty (30) days prior to the effective date of such Transaction, then the Qualifying Party shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the Company of a Transaction or (y) the third (3rd) Business Day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.2. Each Qualifying Party seeking to convert Vested Performance Units covenants and agrees with the Company that all Vested Performance Units to be converted pursuant to this Section 20.9 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, if the Initial Holding Period with respect to the Common Units into which the Vested Performance Units are convertible has elapsed, a Qualifying Party may deliver a Notice of Redemption pursuant to Section 15.1.A relating to such Common Units in advance of the Conversion Date; provided, however, that the redemption of such Common Units by the Company shall in no event take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a Qualifying Party in a position where, if he or she so wishes, the Common Units into which his or her Vested Performance Units will be converted can be redeemed by the Company pursuant to Section 15.1.A simultaneously with such conversion, with the further consequence that, if MIC elects to assume the Company’s redemption obligation with respect to such Common Units under Section 15.1.B by delivering to such Qualifying Party Shares rather than cash, then such Qualifying Party can have such Shares issued to him or her simultaneously with the conversion of his or her Vested Performance Units into Common Units. MIC shall cooperate with a Qualifying Party to coordinate the timing of the different events described in the foregoing sentence.

C. The Company, at any time at the election of the Board, may cause any number of Vested Performance Units to be subject to a Forced Conversion into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 20.3; provided, however, that the Company may not cause a Forced Conversion of any Performance Units that would not at the time be eligible for conversion at the option of such Qualifying Party pursuant to Section 20.9.B. In order to exercise its right of Forced Conversion, the Company shall deliver a Forced Conversion Notice in the form attached hereto as Exhibit D to the applicable Holder of Performance Units not less than ten (10) nor more than sixty (60) days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.2.

D. A conversion of Vested Performance Units for which the Holder thereof has given a Conversion Notice or the Company has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such Holder of Performance Units, other than the surrender of any certificate or certificates evidencing such Vested Performance Units, as of which time such Holder of Performance Units shall be credited on the books and records of the Company as of the opening of business on the next day with the number of Common Units into which such Performance Units were converted. After the conversion of Performance Units as aforesaid, the Company shall deliver to such Holder of Performance Units, upon his or her written request, a certificate of the Company certifying the number of Common Units and remaining Performance Units, if any, held by such person immediately after such conversion. The Assignee of any Member pursuant to Article 11 hereof may exercise the rights of such Member pursuant to this Section 20.9 and such Member shall be bound by the exercise of such rights by the Assignee.

E. For purposes of making future allocations under Section 6.2.F and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable Holder of Performance Units that is treated as attributable to his or her Performance Units shall be reduced, as of the date of conversion, by the product of the number of Performance Units converted and the Common Unit Economic Balance.

F. If the Company or MIC shall be a party to any Transaction, then the Company shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of Performance Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Company were sold at the Transaction price or, if applicable, at a value determined by the Board in good faith using the value attributed to the Common Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction). In anticipation of such Forced Conversion and the consummation of the Transaction, the Company shall use commercially reasonable efforts to cause each Holder of Performance Units to be afforded the right to receive in connection with such Transaction in consideration for the Common Units into which his or her Performance Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a Holder of the same number of Common Units, assuming such Holder is not a Constituent Person, or an affiliate of a Constituent Person. In the event that Holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the Company shall give prompt written notice to each Holder of Performance Units of such opportunity, and shall use commercially reasonable efforts to afford the Holder of Performance Units the right to elect, by written notice to the Company, the form or type of consideration to be received upon conversion of each Performance Unit held by such Holder into Common Units in connection with such Transaction. If a Holder of Performance Units fails to make such an election, such Holder (and any of its transferees) shall receive upon conversion of each Performance Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a Holder of Common Units would receive if such Holder of Common Units failed to make such an election. Subject to the rights of the Company and MIC under any Performance Unit Agreement and the relevant terms of the Plan or any other applicable Equity Plan, the Company shall use commercially reasonable effort to cause the terms of any Transaction to be consistent with the provisions of this Section 20.9.F and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any Holder of Performance Units whose Performance Units will not be converted into Common Units in connection with the Transaction that will (i) contain provisions enabling the Qualifying Parties that remain outstanding after such Transaction to convert their Performance Units into securities as comparable as reasonably possible under the circumstances to the Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the Holder of Performance Units.

Section 20.10 Voting. Members holding Performance Units shall have the same voting rights as Members holding Common Units, with the Performance Units and LTIP Units voting together as a single class with the Common Units and having one vote per Performance Unit and Holders of Performance Units shall not be entitled to approve, vote on or consent to any other matter. The foregoing voting provision will not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required will be effected, all outstanding Performance Units shall have been converted or provision is made for such conversion to occur as of or prior to such time into Common Units.

Article 21

CLASS A UNITS

Section 21.1 Designation.

A class of securities of the Company designated as the “Class A Units” is hereby established. The number of Class A Units that may be issued is not limited by this Agreement. For avoidance of doubt, a Class A Unit shall only represent the right to acquire such number of Common Units upon the exercise of such Class A Unit as is provided for under the terms of the applicable Class A Unit Agreement entered between the Company and holder of such Class A Unit, and a Class A Unit shall not constitute a “Common Equivalent Unit” or a “Common Unit”.

Section 21.2 Adjustments. The number of Common Units purchasable upon exercise of a Class A Unit and the exercise price at which such Common Units may be purchased shall be adjusted solely as set forth in the applicable Class A Unit Agreement.

Section 21.3 Distributions. Except as otherwise provided in the applicable Class A Unit Agreement with respect to such Class A Units, holders of Class A Units shall not be entitled to receive payment of regular, special, extraordinary or other distributions (including, for avoidance of doubt, distributions upon the occurrence of a Liquidating Event or proceeds from a Terminating Capital Transaction) unless and until such Class A Units are exercised for Common Units in accordance with the terms of the applicable Class A Unit Agreement. After the issuance of Common Units upon the exercise of such Class A Units, the Holder of such Common Units shall be entitled to distributions in accordance with the terms of the Common Units.

Section 21.4 Liquidation Preference.

A. Distributions. Except as otherwise provided in the applicable Class A Unit Agreement with respect to such Class A Units, upon any liquidation, dissolution or winding up of the affairs of the Company, voluntary or involuntary, no distributions shall be made on the Class A Units pursuant to Article 13 hereof or otherwise unless and until such Class A Units have been exercised for Common Units in accordance with the terms of the applicable Class A Unit Agreement. After the issuance of Common Units upon the exercise of such Class A Units, the Holder of such Common Units shall be entitled to distributions in accordance with the terms of the Common Units. Notice of any liquidation, dissolution or winding up of the affairs of the Company, voluntary or involuntary, shall be required only to the extent provided in the applicable Class A Unit Agreement.

B. No Further Rights. Other than payment of the full amount of any liquidating distributions to which a former holder of Class A Units may be entitled under the applicable Class A Unit Agreement or in respect of Common Units received upon exercise of such former holder’s Class A Units, no holder or former holder of Class A units shall have any right or claim to any of the remaining assets of the Company.

C. Consolidation, Merger or Certain Other Transactions. The consolidation or merger of the Company with one or more entities or a sale or transfer of all or substantially all of the Company’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

Section 21.5 Voting Rights. A holder of Class A Units shall not have any voting or consent rights in respect of its Class A Units unless and until such Class A Units have been exercised for Common Units in accordance with the terms of the applicable Class A Unit Agreement. After the issuance of Common Units upon the exercise of such Class A Units, a Holder of such Common Units will be entitled to voting rights in accordance with the terms of the Common Units.

Section 21.6 Transfers and Redemptions. Except as expressly provided in the applicable Class A Unit Agreement, a holder of Class A Units shall not be entitled to transfer his or her Class A Units. Notwithstanding the foregoing sentence, a holder of Class A Units shall not be entitled to transfer (directly or indirectly), and shall not transfer (directly or indirectly), its Class A Units if doing so would constitute a “measurement event” under Regulations Sections 1.761-3(c)(1)(iii)(A) and 1.761-3(c)(2)(i). The Redemption Right provided to Qualifying Parties under Section 15.1 shall not apply with respect to Class A Units unless and until such Class A Units have been exercised for Common Units in accordance with the terms of the applicable Class A Unit Agreement.

Section 21.7 Characterization and Allocations.

A. Characterization. It is the intent of the parties that each Class A Unit shall constitute a “noncompensatory option” within the meaning of Regulations Section 1.761-3(b)(2), and one which is not treated as a “partnership interest” for federal tax purposes on the date of any “measurement event” (all within the meaning of Regulations Section 1.761-3), unless and until such Class A Unit has been exercised for a Common Unit in accordance with the terms of the applicable Class A Unit Agreement.

B. Allocations. Net Income, Net Loss and other allocations (such as those governed by Article 6 hereof) shall be allocated to holders of Class A Units in accordance with the principles of Regulations Section 1.704-1(b)(2)(iv)(s) as applied by the Board in good faith, and the remainder of the provisions in this Agreement (including without limitation Article 6 hereof) shall be applied by giving due regard to the allocations in this Section 21.7.B.

Section 21.8 Legend. Any certificate evidencing a Class A Unit shall bear an appropriate legend, as determined by the Board, indicating that additional terms, conditions and restrictions on Transfer, including without limitation under any Class A Unit Agreement, apply to the Class A Unit.

Section 21.9 Exercise for Common Units. A holder of Class A Units shall have the right to exercise its Class A Units for Common Units solely in such manner, at such price and on such other terms as are set forth in the applicable Class A Unit Agreement.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

MEMBERS:

Mobile Infrastructure Corporation, a Maryland corporation

By:	/s/ Stephanie Hogue
Name: Stephanie Hogue
Title: President, Chief Financial Officer, Treasurer and Secretary

COLOR UP, LLC, a Delaware limited liability company

By:	/s/ Manuel Chavez III
Name: Manuel Chavez III
Title: Chief Executive Officer

HSCP Strategic III, L.P., a Delaware limited partnership

By:	/s/ Jeffrey B. Osher
Name: Jeffrey B. Osher
Title: Managing Member

/s/ Manuel Chavez
Manuel Chavez III

/s/ Stephanie L. Hogue
Stephanie L. Hogue

/s/ Jeffrey B. Osher
Jeffrey B. Osher

/s/ Lorrence T. Kellar
Lorrence T. Kellar

[Signature Page to LLC Agreement of Mobile Infra Operating Company, LLC]

/s/ Danica Holley
Danica Holley

/s/ Damon Jones
Damon Jones

/s/ Shawn Nelson
Shawn Nelson

[Signature Page to LLC Agreement of Mobile Infra Operating Company, LLC]

EXHIBIT A

EXAMPLES REGARDING ADJUSTMENT FACTOR

For purposes of the following examples, it is assumed that (a) the Adjustment Factor in effect on ______ is 1.0 and (b) on________ (the “Record Date” for purposes of these examples), prior to the events described in the examples, there are 100 Shares issued and outstanding.

Example 1

On the Record Date, MIC declares a dividend on its outstanding Shares in Shares. The amount of the dividend is one Share paid in respect of each Share owned. Pursuant to Paragraph (i) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Record Date, effective immediately after the stock dividend is declared, as follows:

1.0 * 200/100 = 2.0

Accordingly, the Adjustment Factor after the stock dividend is declared is 2.0.

Example 2

On the Record Date, MIC distributes options to purchase Shares to all holders of its Shares. The amount of the distribution is one option to acquire one Share in respect of each Share owned. The strike price is $4.00 a share. The Value of a Share on the Record Date is $5.00 per share. Pursuant to Paragraph (ii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Record Date, effective immediately after the options are distributed, as follows:

1.0 * (100 + 100)/(100 + 100 * $4.00/$5.00) = 1.1111

Accordingly, the Adjustment Factor after the options are distributed is 1.1111. If the options expire or become no longer exercisable, then the retroactive adjustment specified in Paragraph (ii) of the definition of “Adjustment Factor” shall apply.

Example 3

On the Record Date, MIC distributes assets to all holders of its Shares. The amount of the distribution is one asset with a fair market value (as determined by MIC) of $1.00 in respect of each Share owned. It is also assumed that the assets do not relate to assets received by MIC pursuant to a pro rata distribution by the Company. The Value of a Share on the Record Date is $5.00 a share. Pursuant to Paragraph (iii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Record Date, effective immediately after the assets are distributed, as follows:

1.0 * $5.00/($5.00 - $1.00) = 1.25

Accordingly, the Adjustment Factor after the assets are distributed is 1.25.

EXHIBIT B

COMMON UNIT NOTICE OF REDEMPTION

To: Mobile Infrastructure Corporation

The undersigned Common Member or Assignee hereby irrevocably tenders for redemption Common Units in Mobile Infra Operating Company, LLC, in accordance with the terms of the Limited Liability Company Agreement of Mobile Infra Operating Company, LLC, dated as of , 2023 (as amended from time to time the “Agreement”), and the Redemption Right referred to therein. The undersigned Common Member or Assignee:

(a) undertakes (i) to surrender such Common Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the Company, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 15.1.A and 15.1.G of the Agreement;

(b) directs that the certified check representing the Cash Amount, or the Shares Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below;

(c) represents, warrants, certifies and agrees that:

(i) the undersigned Common Member or Assignee is a Qualifying Party,

(ii) the undersigned Common Member or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Common Units, free and clear of the rights or interests of any other person or entity,

(iii) the undersigned Common Member or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Common Units as provided herein, and

(iv) the undersigned Common Member or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

(d) acknowledges that he will continue to own such Common Units until and unless either (1) such Common Units are acquired by MIC pursuant to Section 15.1.B of the Agreement or (2) such redemption transaction closes.

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated:	Name of Common Member or Assignee:

(Signature of Common Member or Assignee)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Issue Check Payable to:

Please insert social security
or identifying number:

EXHIBIT C

NOTICE OF ELECTION BY MEMBER TO CONVERT

LTIP/PERFORMANCE UNITS INTO COMMON UNITS

The undersigned Holder of LTIP/Performance Units hereby irrevocably (i) elects to convert the number of LTIP/Performance Units in Mobile Infra Operating Company, LLC (the “Company”) set forth below into Common Units in accordance with the terms of the Limited Liability Company Agreement of the Company, as amended from time to time; and (ii) directs that any cash in lieu of Common Units that may be deliverable upon such conversion to be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP/Performance Units, free and clear of the rights or interests of any other person or entity other than the Company; (b) has the full right, power, and authority to cause the conversion of such LTIP/Performance Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of LTIP/Performance Unit Holder:
Please Print Name as Registered with Company

Number of LTIP/Performance Units to be Converted:

Date of this Notice:

(Signature of LTIP/Performance Unit Holder)

(Street Address)

(City) (State) (Zip Code)

Signature Medallion Guaranteed by:

Issue Check Payable to:

Please insert social security

or identifying number:

EXHIBIT D

NOTICE OF ELECTION BY COMPANY TO FORCE CONVERSION OF

LTIP/PERFORMANCE UNITS INTO COMMON UNITS

Mobile Infra Operating Company, LLC (the “Company”) hereby irrevocably (i) elects to cause the number of LTIP/Performance Units held by the LTIP/Performance Unit Holder set forth below to be converted into Common Units in accordance with the terms of the Limited Liability Company Agreement of the Company, as amended from time to time.

Name of LTIP/Performance Unit Holder:
Please Print Name as Registered with Company

Number of LTIP/Performance Units to be Converted:

Date of this Notice: